U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to 240.14a-12

                       SECURITY CAPITAL GROUP INCORPORATED
-------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------

         (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

|_|  No fee required
|X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         Security Capital Class A Common Stock
         Security Capital Class B Common Stock
         ----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:
         Security Capital Class A Common Stock - 1,215,000 shares
         Security Capital Class B Common Stock - 110,510,000 shares
         ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Security Capital Class A Common Stock - $1,300 per share
         Security Capital Class B Common Stock - $26 per shares
         ----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
         $4,452,760,000
         ----------------------------------------------------------------------

     5)  Total fee paid:
         $890,552
         ----------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
        ----------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:
        ----------------------------------------------------------------------
    3)  Filing Party:
        ----------------------------------------------------------------------
    4)  Date Filed:
        ----------------------------------------------------------------------

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                       SECURITY CAPITAL GROUP INCORPORATED

                               125 LINCOLN AVENUE
                           SANTA FE, NEW MEXICO 87501

                                  [ ] [ ], 2002

TO OUR STOCKHOLDERS:

     You are cordially invited to attend a special meeting of stockholders of Security Capital Group Incorporated ("Security Capital") to be held on [ ], [ ] [ ], 2002, at __:00 a.m., local time, at [ ].

     At the special meeting you will be asked to consider and vote upon a proposal to approve a merger between an indirect wholly owned subsidiary of General Electric Capital Corporation ("GE Capital") and Security Capital. If the merger is completed, Security Capital will become an indirect wholly owned subsidiary of GE Capital, and you will receive $26.00 in cash for each of your shares of Security Capital class B stock, subject to the substitution, at the option of GE Capital, of a combination of cash and common shares of beneficial interest of ProLogis Trust owned by Security Capital with an agreed aggregate value of $26.00 per share. Each share of Security Capital class A stock will be converted into the right to receive 50 times the per share class B consideration.

     The Security Capital board has determined that the merger is advisable, fair to and in the best interests of Security Capital and its stockholders. ACCORDINGLY, THE SECURITY CAPITAL BOARD HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.

     The accompanying notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting.

     Your vote is very important. We cannot complete the merger unless holders of shares entitled to cast a majority of all the votes entitled to be cast on the proposal approve the merger agreement and the merger. Accordingly, failing to vote your shares of Security Capital stock will have the same effect as a vote against the merger agreement and the merger. Whether or not you plan to be present at the special meeting, please sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your vote will be recorded. You can also authorize a proxy to vote your shares of Security Capital stock through the Internet or by telephone.



                                         WILLIAM D. SANDERS

                                         CHAIRMAN OF THE BOARD OF DIRECTORS, AND
                                         CHIEF EXECUTIVE OFFICER


     This proxy statement is dated [ ] [ ], 2002, and is first being mailed to stockholders on or about [ ] [ ], 2002.

                       SECURITY CAPITAL GROUP INCORPORATED

--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON [ ] [ ], 2002

--------------------------------------------------------------------------------

To Our Stockholders:

     A special meeting of stockholders of Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), will be held on [ ],[ ] [ ], 2002, at _:00 a.m., local time, at [ ], to do the following:

     1. consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 14, 2001, by and among Security Capital, General Electric Capital Corporation ("GE Capital"), and EB Acquisition Corp., an indirect, wholly owned subsidiary of GE Capital ("Merger Sub"), and approve the merger of Merger Sub with and into Security Capital, with Security Capital surviving the merger as an indirect wholly owned subsidiary of GE Capital. In the merger, each share of Security Capital class B stock will be converted into the right to receive $26.00 in cash, subject to the substitution, at the election of GE Capital as described in the accompanying proxy statement, of a combination of cash and common shares of beneficial interest of ProLogis Trust owned by Security Capital with an agreed aggregate value of $26.00. Each share of Security Capital class A stock will be converted into the right to receive 50 times the per share class B consideration; and

     2. transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     We have described these matters more fully in the proxy statement accompanying this notice. We have attached a copy of the merger agreement as Appendix A to the proxy statement. Please read these materials carefully.

     The Security Capital board has fixed [ ] [ ], 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any adjournment of the special meeting of not more than 120 days after the record date of the special meeting. If you are a registered owner and plan to attend the meeting in person, you may request an admission ticket by marking the attendance box on your attached proxy card. Beneficial owners whose ownership is registered under another party's name and who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Francis Josephic, Security Capital Group Incorporated, 125 Lincoln Avenue, Santa Fe, New Mexico 87501. We will admit registered owners and beneficial owners who do not present valid admission tickets at the meeting or who have not pre-registered only upon verification of ownership at the registration counter at the meeting.

     Whether or not you expect to attend the special meeting in person, please date and sign the accompanying proxy card and return it promptly in the envelope enclosed for that purpose. You can also authorize a proxy to vote your shares of Security Capital stock through the Internet or by telephone.

     We look forward to seeing you at the special meeting.

                                 By Order of the Board of Directors,


                                 Jeffrey A. Klopf

                                 SENIOR VICE PRESIDENT AND SECRETARY


YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, OR AUTHORIZE YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET.

                      QUESTIONS & ANSWERS ABOUT THE MERGER

Q:   WHY IS SECURITY CAPITAL PROPOSING THE MERGER?
A: Security Capital believes that the merger fulfills its goal of substantially eliminating the trading discount to its net asset value, and that the current transaction presents stockholders with a significant premium to the market prices of Security Capital class A and class B stock over the past three years. Security Capital believes that Security Capital stockholders could expect to realize greater value from the proposed transaction with GE Capital than could be expected to be generated in a reasonable period were Security Capital to remain independent.

     To review the reasons for the merger in greater detail, see pages __ through __.

Q:   WHAT WILL HAPPEN IN THE MERGER?
A: In the merger, Security Capital will merge with an indirect wholly owned subsidiary of GE Capital and survive as an indirect wholly owned subsidiary of GE Capital. The merger agreement is attached to this document as Appendix A. We encourage you to read it carefully.

Q:   WHAT WILL I RECEIVE IN THE MERGER?
A:   Security Capital class B stockholders:
     --------------------------------------
     In the merger, each share of Security Capital class B stock will be converted into the right to receive $26.00 in cash, subject to the substitution, at GE Capital's election, of a combination of cash and ProLogis common shares with an agreed aggregate value of $26.00.

     If GE Capital elects to substitute ProLogis common shares currently owned by Security Capital for a portion of the merger consideration, each share of class B stock will receive approximately 0.3 ProLogis common shares for each share of class B stock. The ProLogis common shares will be valued based on the average closing prices on the ten full trading days ending on ____ __, 2002 (two days before the stockholders meeting). Stockholders will also receive cash in lieu of fractional common shares of ProLogis. Class B stockholders will receive the remainder of the consideration in cash so that the total value received, with ProLogis common shares valued as described above, will remain $26.00 per share. We expect to issue an announcement two days before the stockholders meeting with the exact number of ProLogis common shares, if any, and the exact amount of cash to be received.

     A prospectus describing the ProLogis common shares which you may receive also has been sent to you. We encourage you to read it carefully.

     Security Capital class A stockholders:
     --------------------------------------
     In the merger, each share of Security Capital class A stock will be converted into the right to receive 50 times the per share class B consideration.

     Security Capital option holders:
     --------------------------------
     Following the merger, each option to purchase Security Capital class A or class B stock will be cancelled, and the holder will receive cash in the amount of the difference, or "spread," if any, between $26 in the case of an option to purchase class B stock or $1,300 in the case of an option to purchase class A stock, and the exercise price per share of such option (less applicable withholding taxes).

     If GE Capital elects to substitute ProLogis common shares, each option holder may elect to receive the merger consideration (less the applicable exercise price and withholding taxes) in lieu of a payment entirely in cash.

     Security Capital convertible debenture holders:
     -----------------------------------------------
     Following the merger, each Security Capital 6.5% convertible subordinated debenture due 2016 which has not been converted will remain outstanding and will be convertible, at the option of the holder, into the merger consideration received by holders of class A stock. Alternatively, prior to the merger, convertible debenture holders may elect to convert such debentures into Security Capital class A stock pursuant to the terms of such debentures, in which case they will receive the same consideration as other holders of class A stock.

     Security Capital series B preferred holders:
     --------------------------------------------
     Following the merger, each share of series B preferred stock which has not been converted will remain outstanding and will be convertible at the option of the holder into the merger consideration received by holders of class B stock. Alternatively, prior to the merger, series B preferred holders may elect to convert such shares into class B stock pursuant to the terms of the series B preferred stock, in which case they will receive


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


     the same consideration as other holders of class B stock.

Q:   WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?
A: The merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in the merger in an amount equal to the difference between the sum of the cash and the fair market value of the ProLogis common shares, if any, you receive or are deemed to receive, and your tax basis in Security Capital common stock. Because determining the tax consequences of the merger can be complicated, you should consult your own tax advisor in order to understand fully how the merger will affect you.

Q:   SHOULD I SEND IN MY SECURITY CAPITAL STOCK CERTIFICATES NOW?
A: No. After the merger is completed, Security Capital stockholders will receive written instructions for exchanging their Security Capital stock certificates. Please do not send in your Security Capital stock certificates with your proxy.

Q:   WHEN DO YOU EXPECT TO COMPLETE THE MERGER?
A: We are working to complete the merger as quickly as practicable. In addition to the required stockholder approvals, we must also obtain certain regulatory approvals. We expect to complete the merger in the first or second quarter of 2002.

Q:   DO I HAVE APPRAISAL RIGHTS?
A:   No. No rights of appraisal are available.

Q:   WHAT DO I NEED TO DO NOW?
A: Carefully read and consider the information contained in this document. There are several ways your shares can be represented at the stockholder meeting. You can attend the stockholder meeting in person or you can indicate on the enclosed proxy card how you want to vote and then sign and mail the proxy card in the enclosed return envelope as soon as possible. You may also authorize a proxy via the Internet or by telephone to vote your shares instead by following the instructions set forth on your proxy card.

     Your vote is important regardless of the number of shares that you own.

Q:   IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY
     SHARES?
A: Your broker will not vote your shares unless you follow the voting directions your broker provides to you.

     If you fail to provide your broker with instructions, it will have the same effect as a vote against the merger.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?
A: Yes. You can change your vote by sending in a written notice of revocation or a later-dated, signed proxy card to the Secretary of Security Capital at or before the stockholders meeting or by attending the meeting in person and voting.

Q:   WHAT IF I DON'T VOTE?
A: If you do not vote or if you return your proxy marked "ABSTAIN," it will have the same effect as a vote against the merger.

Q:   WHOM SHOULD I CALL WITH QUESTIONS?
A: If you have any questions about the proposed merger, including how to complete and return your proxy card, please call the firm assisting us with the solicitation of proxies:

         Georgeson Shareholder Communications Inc.

         Banks & Brokers Call Collect:
                  (212) 440-9800

         All Others Call Toll Free:
                  (800) 223-2064


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


                        SUMMARY TERM SHEET FOR THE MERGER

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT REGARDING THE MERGER AND THE MERGER AGREEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU AS A SECURITY CAPITAL STOCKHOLDER. ACCORDINGLY, WE ENCOURAGE YOU TO CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU.

THE PROPOSED TRANSACTION

THE PROPOSAL (PAGE __). We are asking you to consider and vote upon a proposal to approve the merger agreement that provides for Security Capital to be acquired by GE Capital and the merger of an indirect wholly owned subsidiary of GE Capital with and into Security Capital.

WHAT YOU WILL RECEIVE (PAGE __). Upon completion of the merger, you will be entitled to receive $26.00 in value for each of your shares of Security Capital class B stock. A holder of a share of class A stock will receive 50 times the value received by a holder of a share of class B stock. At the election of GE Capital, a portion of the class B consideration may consist of common shares of ProLogis Trust (which we refer to as ProLogis) owned by Security Capital. A PROSPECTUS DESCRIBING THE PROLOGIS COMMON SHARES WHICH YOU MAY RECEIVE ALSO HAS BEEN SENT TO YOU. WE ENCOURAGE YOU TO READ IT CAREFULLY.

THE ACQUIROR (PAGE __). GE Capital, based in Stamford, Connecticut, is a provider of financing, asset management and insurance products and services.

SECURITY CAPITAL'S RECOMMENDATION TO STOCKHOLDERS (PAGE ___).The Security
     Capital board has determined, by the unanimous vote of those directors voting on the proposal, that the merger is advisable, fair to and in the best interests of Security Capital and its stockholders and has approved and adopted the merger agreement and the merger. The Security Capital board recommends that stockholders vote FOR approval of the merger agreement and the merger at the special meeting.


OPINION OF GOLDMAN SACHS (PAGE __ AND APPENDIX C). On December 14, 2001, Goldman
     Sachs delivered to the Security Capital board a written opinion, dated December 14, 2001, that, based upon and subject to the matters set forth in the opinion, as of the date of the opinion, the consideration to be received by the holders of the class A stock and the class B stock of Security Capital pursuant to the merger agreement was fair from a financial point of view to the holders.

     Goldman Sachs provided its advisory services and its opinion for the information and assistance of the Security Capital board in connection with its consideration of the merger. Goldman Sachs' opinion is not a recommendation as to how any Security Capital stockholder should vote at the special meeting. THE FULL TEXT OF GOLDMAN SACHS' OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND WE URGE YOU TO READ THE OPINION IN ITS ENTIRETY.

THE SPECIAL MEETING

DATE, TIME AND PLACE (PAGE __). The special meeting will be held on [ ], [ ]
     [ ], 2002 at __:00 a.m., local time at [ ].

REQUIRED VOTE (PAGE _). Approval of the merger requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of class A stock, class B stock and series B preferred stock, voting together as a single class.

WHO MAY VOTE (PAGE __). You are entitled to vote at the special meeting if you owned shares of Security Capital stock at the close of business on [ ] [ ], 2002, the record date for the special meeting. As of that date, [ ] shares of class A stock entitled to [ ] votes, [ ] shares of class B stock entitled to [ ] votes, and 257,642 shares of series B preferred stock entitled to [ ] votes (voting on an as converted basis) were outstanding and are entitled to be voted at the special meeting.

PROCEDURE FOR VOTING (PAGE __ ). You may vote in any of three ways:



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


     (1)  by completing and returning the enclosed proxy card,

     (2) by authorizing a proxy by telephone or through the Internet according to the instructions on the proxy card, or

     (3) by appearing in person at the special meeting and casting a ballot in person.

     If you complete and return the enclosed proxy but wish to revoke it, you must file with the Secretary of Security Capital a written, later-dated notice of revocation, send a later-dated proxy relating to the same shares to the Secretary of Security Capital at or before the special meeting or appear and cast a ballot in person at the special meeting.


THE MERGER

THE STRUCTURE (PAGE __). On the terms and subject to the conditions of the merger agreement, an indirect wholly owned subsidiary of GE Capital will merge with and into Security Capital. Security Capital will remain in existence as an indirect wholly owned subsidiary of GE Capital. Security Capital common stockholders will have no equity interest in Security Capital or GE Capital after the merger.

ACCOUNTING TREATMENT (PAGE __). The merger will be treated as a "purchase" for accounting purposes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE __). The merger will be a taxable transaction to you. For United States federal income tax purposes, you generally will recognize gain or loss in the merger in an amount equal to the difference between the sum of the cash and the fair market value of the ProLogis common shares, if any, you receive or are deemed to receive and your tax basis in Security Capital common stock. Because determining the tax consequences of the merger can be complicated, you should consult your own tax advisor in order to understand fully how the merger will affect you.

ANTITRUST MATTERS (PAGE __). Under United States federal antitrust law, the merger may not be completed until Security Capital and GE Capital have made filings with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and the applicable waiting periods have expired or been terminated. On January 3, 2002, Security Capital and GE Capital filed the requisite notification reports with the Federal Trade Commission and the Department of Justice. The waiting period will expire February 4, 2002 unless earlier terminated or extended. GE Capital and Security Capital do not believe the merger requires any other antitrust approvals, but if any such approvals are determined to be necessary, the parties will make the requisite filings expeditiously.

DISSENTERS' APPRAISAL RIGHTS (PAGE __). Under Maryland law, Security Capital stockholders will not have dissenters' rights to an appraisal of their shares in connection with the merger.

MERGER FINANCING (PAGE __). GE Capital expects to finance the merger from the issuance of its commercial paper in the ordinary course. Completion of the merger is not conditioned on any financing arrangements.


THE MERGER AGREEMENT (PAGE __ AND APPENDIX A)

CLOSING OF THE MERGER (PAGE __). Before we can complete the merger, we must satisfy a number of conditions. These include:

          o approval of the merger agreement and the merger by the affirmative vote of a majority of the votes entitled to be cast by the holders of the voting securities of Security Capital voting together as a single class;

          o  absence of any legal prohibitions against the merger;

          o expiration or early termination of applicable waiting periods under United States federal antitrust laws and any other applicable antitrust laws;

          o  receipt of other material governmental consents and approvals;

          o no material adverse effect will have occurred with respect to Security Capital; and

          o Security Capital's representations and warranties we be true and Security Capital will have complied with



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

             its obligations under the merger agreement.

     We expect to merge as promptly as practicable after all of the conditions to the merger have been satisfied or waived.

TERMINATION OF THE MERGER AGREEMENT (PAGE __).
     Security Capital and GE Capital may agree in writing to terminate the merger agreement at any time without completing the merger, even after Security Capital stockholders have approved the merger agreement and the merger. The merger agreement also may be terminated at any time prior to the effective time of the merger:

          o by either party if any court or governmental agency issues a final order preventing the merger;

          o  by either party if the merger is not completed by August 14, 2002;

          o by GE Capital if the Security Capital board changes its recommendation or fails to reconfirm its recommendation of the merger agreement and the merger or approves an alternative acquisition proposal;

          o by Security Capital after giving GE Capital at least three days prior written notice of its intent to terminate the merger agreement because it has received a more favorable acquisition proposal which it intends to accept, GE Capital in the three-day period fails to increase the merger consideration to be equal to or greater than the alternative proposal, and Security Capital pays a termination fee of $120 million plus expenses of up to $40 million and Security Capital immediately enters into an agreement with respect to the alternative transaction;

          o by either party if the other party materially breaches its representations or agreements and fails to cure its breach within 30 days after receiving notice of the breach or the breach is incapable of being cured prior to August 14, 2002; and

          o by either party if Security Capital stockholders fail to approve the merger agreement and the merger at the special meeting (including any adjournments or postponements of the special meeting).

TERMINATION FEE IF MERGER IS NOT COMPLETED (PAGE __). In addition to the circumstances described above, we must also pay GE Capital a termination fee of $120 million and expenses of up to $40 million if:

          o the merger agreement is terminated by GE Capital because the Security Capital board changes its recommendation or fails to reconfirm its recommendation of the merger agreement and the merger or approves an alternative acquisition proposal; or

          o the merger agreement is terminated by either GE Capital or Security Capital because the Security Capital stockholders fail to approve the merger agreement and the merger after the Security Capital board has changed its recommendation or fails to reconfirm its recommendation of the merger agreement and the merger or approves an alternative acquisition proposal;

AND

          o a third party has previously proposed publicly to acquire Security Capital; or

          o within 12 months following the termination of the merger agreement, Security Capital is acquired or enters into a definitive agreement to be acquired by a third party.

SUPPORT AGREEMENTS (PAGE __ AND APPENDIX B).

     As an inducement to GE Capital to enter into the merger agreement, two stockholders holding 7.39% of the voting power of Security Capital as of December 31, 2001 have executed Support Agreements agreeing to vote their shares in favor of the merger. The Support Agreements could discourage other persons from trying or proposing to combine with Security Capital before we complete the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE __).

     When the Security Capital board considered the merger and the merger agreement, the Security Capital board was aware that certain of the officers



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


and directors of Security Capital have interests and arrangements that may be different from, or in addition to, your interests as Security Capital stockholders.


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


                                TABLE OF CONTENTS
                                                                            PAGE

The Companies..................................................................1
      Security Capital Group Incorporated......................................1
      GE Capital...............................................................1
      Merger Subsidiary........................................................1
Selected Historical Consolidated Financial Data................................2
Security Capital Special Meeting...............................................4
      Date, Time and Place of the Security Capital Special Meeting............ 4
      What You Will Vote On....................................................4
      Stockholder Record Date for the Special Meeting..........................4
      Quorum...................................................................4
      Vote Required for Approval...............................................5
      Voting Your Shares.......................................................5
      How to Revoke a Proxy....................................................5
      Cost of Solicitation.....................................................6
The Merger.....................................................................7
      Background of the Merger.................................................7
      Security Capital's Reasons for the Merger; Recommendation of the Security
      Capital Board............................................................9
      Projections.............................................................11
      Opinion of Goldman Sachs................................................11
      Material United States Federal Income Tax Consequences..................20
      Governmental and Regulatory Approvals...................................22
      Accounting Treatment....................................................22
      Interests of Certain Persons in the Merger..............................22
      Amendment to Security Capital Rights Agreement, Takeover Statutes.......24
      No Dissenters' Appraisal Rights.........................................24
The Merger Agreement..........................................................25
      Structure and Effective Time............................................25
      Merger Consideration....................................................25
      Payment Procedures......................................................25
      Treatment of Security Capital Stock Options and Restricted Stock Units..26
      Directors and Officers..................................................26
      Representations and Warranties..........................................26
      Covenants; Conduct of the Business of Security Capital Prior to the
      Merger..................................................................28
      No Solicitation of Acquisition Transactions.............................30
      Employee Benefits.......................................................32
      Reasonable Best Efforts; Antitrust Law Matters..........................32
      Registration and Sale of ProLogis Shares................................33
      Storage USA Acquisition.................................................34
      Conditions to Consummation of the Merger................................34
      Important Definitions...................................................35
      Termination.............................................................35
      Termination Fee.........................................................36
      Expenses................................................................37
      Amendment...............................................................37
Support Agreements............................................................38
Principal Stockholders........................................................39
Market Price of Security Capital Common Stock and Dividend Information........44
Security Capital Group Incorporated Unaudited Pro Forma Condensed
Consolidated Financial Data...................................................45
Comparison of Rights of Holders of Security Capital Common Stock and ProLogis
Common Shares.................................................................54
Forward-Looking Statements....................................................59
Future Stockholder Proposals..................................................59
Where You Can Find More Information...........................................59
Incorporation of Certain Documents by Reference...............................60



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


APPENDICES

Appendix A--Agreement and Plan of Merger, dated as of December 14, 2001......A-1
Appendix B--Form of Support Agreement, dated as of December 14, 2001.........B-1
Appendix C--Opinion of Goldman, Sachs & Co., dated December 14, 2001.........C-1



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



                                  THE COMPANIES


SECURITY CAPITAL GROUP INCORPORATED

     Security Capital is a leading international real estate operating and investment management company. The principal offices of Security Capital and its directly owned affiliates are located in Brussels, Chicago, El Paso, Houston, London, Luxembourg, New York and Santa Fe.

     Security Capital is a Maryland corporation. Our executive offices are located at 125 Lincoln Avenue, Santa Fe, New Mexico 87501; telephone (505) 982-9292.

GE CAPITAL

     GE Capital was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies. On July 2, 2001, GE Capital reincorporated and changed its domicile from New York to Delaware. All outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company.

     GE Capital provides a wide variety of financing, asset management, and insurance products and services which are organized into the following five key operating segments: consumer products; equipment management; mid-market financing; specialized financing; and specialty insurance. These operations are subject to a variety of regulations in their respective jurisdictions. Services of GE Capital are offered primarily in the United States, Canada, Europe and the Pacific Basin. The principal executive offices of GE Capital are located at 292 Long Ridge Road, Stamford, Connecticut 06927 and the telephone number is (203) 961-5400.

MERGER SUBSIDIARY

     Merger Sub is a Maryland corporation formed by GE Capital solely for the purpose of merging into Security Capital. Merger Sub is an indirect wholly owned subsidiary of GE Capital. The mailing address of Merger Sub's principal executive offices is c/o GE Capital Real Estate, 292 Long Ridge Road, Stamford, Connecticut 06927; telephone (203) 961-5400.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The table below shows summary selected historical financial information for Security Capital as of and for the years ended December 31, 1996, 1997, 1998, 1999 and 2000, which has been derived from the audited consolidated financial statements of Security Capital. The information as of and for the nine months ended September 30, 2001 and 2000 is derived from the unaudited consolidated financial statements of Security Capital, and, in our opinion, includes all normal and non-recurring adjustments necessary for the fair presentation of results. This information is only a summary, and you should read it in conjunction with Security Capital's historical financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the annual reports, quarterly reports and other information on file with the U.S. Securities and Exchange Commission. See ``Where You Can Find More Information'' on page ___.

                                                                                                                 NINE MONTHS ENDED
                                                                                                                   SEPTEMBER 30,
                                                                YEARS ENDED DECEMBER 31,                            (UNAUDITED)
                                         -------------------------------------------------------------------------------------------
                                               1996        1997(1)        1998         1999           2000        2000       2001(2)
OPERATING DATA:
Equity in earnings (loss) of investees   $   168,473  $   171,873   $   (60,860)    $  85,440      $ 369,045   $  285,872  $ 138,904
Property revenues                            145,907       58,397       144,374       226,730        274,980      204,303    330,437
Realized gains (losses)(3)                         -        8,024       (12,582)        1,389        154,893      125,685    225,110
Total revenues                               320,610      261,763        71,627       321,900        801,684      619,930    707,782
Property expenses                             58,259       25,089        63,339       101,795        117,965       86,688    154,959
General, administrative and other
expenses, net of reimbursements from
related parties                               34,401       36,189        45,017        55,330         25,010       18,147     43,903
Provision for loss(4)                              -           --                     120,541         71,000       71,000
Interest expense:
     Security Capital                        100,168      102,380        59,220        82,331         78,161       59,958     58,895
     Majority-owned subsidiaries(5)           17,056        2,054        22,983        51,123         30,397       28,504     37,788
                                         -----------  -----------   -----------    ----------      ---------   ----------  ---------
           Total interest expense            117,224      104,434        82,203       133,454        108,558       88,462     96,683
                                         -----------  -----------   -----------    ----------      ---------   ----------  ---------
Net earnings (loss) attributable to
Class B Equivalent Shares                $     32,067  $  106,154    $ (157,104)    $  (116,996)   $ 317,269   $  232,545   $220,977
                                         ============  ==========    ===========    ============  ==========   ==========   ========

                                                                                                                NINE MONTHS ENDED
                                                                                                                  SEPTEMBER 30,
                                                                YEARS ENDED DECEMBER 31,                           (UNAUDITED)
                                          ------------------------------------------------------------------------------------------
                                              1996         1997(1)         1998          1999          2000        2000       2001
                                                                                                                 -------------------
PER SHARE DATA:
Series A  Preferred  Share cash          $     56.25     $  75.00    $    27.50    $     --       $      --    $     --     $    --
dividends (6)
Series B Preferred Share cash
dividends (6)                            $        --     $     --    $    44.33    $    70.00     $    70.00   $   52.50       52.50
Net earnings (loss) per Class B
Equivalent Share:(7)
   Basic                                 $      0.61     $   1.39    $    (1.29)   $    (0.98)    $     2.95   $    2.14    $   1.58
   Diluted                               $      0.57     $   1.28    $    (1.29)   $    (0.98)    $     2.74   $    1.99    $   1.50
Weighted average Class B Equivalent
Shares outstanding:


                                      -2-


   Basic                                      52,950       76,577       121,325       119,255       107,514       108,625    139,846
   Diluted                                    56,686       93,054       121,325       119,255       126,232       120,738    151,946


                                                                                                                  NINE MONTHS ENDED
                                                                                                                    SEPTEMBER 30,
                                                                YEARS ENDED DECEMBER 31,                             (UNAUDITED)
                                          ------------------------------------------------------------------------------------------
                                             1996         1997(1)         1998          1999          2000         2000      2001(2)
                                                                                                                 -------------------
BALANCE SHEET DATA:
Investments, at equity                    $1,438,937   $2,658,748     $3,071,772   $2,659,398    $2,476,389   $2,464,768  $2,576,303
Real estate, net of accumulated
depreciation                               1,365,373      716,882      1,164,869    1,073,474       999,278      987,198   1,713,257
Total assets                               2,929,284    3,614,239      4,510,357    3,957,151
                                                                                                  3,637,213    3,637,552   4,876,053
Long-term debt:
     Security Capital (8)                    940,197      323,024        937,010      978,557
                                                                                                    929,494      930,400     920,996
     Majority-owned subsidiaries (5)         257,099      301,606        343,362      378,210       182,685      164,127     567,993
Minority interests (9)                       394,537      107,135        132,718       94,723            63           62      12,765
Total shareholders' equity                $  918,702  $ 2,548,873    $ 2,422,979  $ 2,180,787    $2,292,989   $2,280,540  $3,162,043
                                          ==========  ===========    ===========  ===========    ==========   ==========  ==========

(1) Prior to 1997, Security Capital consolidated the accounts of Security Capital Atlantic Incorporated (Atlantic). During 1997, Security Capital's ownership of Atlantic decreased to less than 50%. Accordingly, Atlantic was not consolidated effective January 1, 1997.

(2) In January 2001, Security Capital acquired all of the assets of Security Capital U.S. Realty for 45.4 million shares of Class B stock and $565 million in cash, resulting in higher revenues, expenses and real estate.

(3) The realized gains in 2000 and 2001 were the result of the sale of substantially all of Security Capital's shares of Archstone Communities Trust.

(4) These are loss provisions recorded at Homestead and relating to the sale of Strategic Hotel Capital in which Security Capital disposed of its 33% ownership in 1999.

(5) Security Capital does not guarantee the debt of any of its consolidated or unconsolidated operating companies.

(6) 257,642 shares of series B preferred stock were issued on May 12, 1998, in exchange for the 139,000 shares of series A preferred stock and 3,293,288 shares of class B stock.

(7)  Includes the conversion of class A stock into class B stock.

(8) On September 29, 1997, Security Capital called for redemption its convertible debentures due 2014. Substantially all the holders of these debentures elected to convert their debentures into class A stock.

(9) In June 2000, Security Capital completed a cash tender offer and a merger for substantially all of the publicly held shares of Homestead's common stock it did not already own. In November 2001, Security Capital sold all of its interest in Homestead.

                        SECURITY CAPITAL SPECIAL MEETING

     We are furnishing this proxy statement to Security Capital stockholders in connection with the solicitation of proxies by the Security Capital board for use at the Security Capital special meeting. We are first sending this proxy statement to stockholders of Security Capital on or about [ ] __, 2002. You should read this proxy statement carefully before voting your shares.


DATE, TIME AND PLACE OF THE SECURITY CAPITAL SPECIAL MEETING

     The Security Capital special meeting is scheduled to be held as follows:

                  [        ],[              ] [  ], 2002
                  _:00 a.m., local time

                  [Location]


WHAT YOU WILL VOTE ON

     At the special meeting, we will ask you to consider and vote upon the following items:

           1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 14, 2001, by and among Security Capital, GE Capital, and Merger Sub, an indirect wholly owned subsidiary of GE Capital, and approve the merger of Merger Sub with and into Security Capital, with Security Capital surviving the merger as an indirect wholly owned subsidiary of GE Capital. In the merger, each share of class B stock will be converted into the right to receive $26.00 in cash, subject to the substitution at the election of GE Capital as described below, of a combination of cash and common shares of beneficial interest of ProLogis owned by Security Capital with an agreed aggregate value of $26.00. Each share of class A stock will be converted into the right to receive 50 times the per share class B consideration.

           2. Any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.


STOCKHOLDER RECORD DATE FOR THE SPECIAL MEETING

     The Security Capital board has fixed the close of business on [ ] [ ], 2002, as the record date for determination of Security Capital's stockholders entitled to notice of and to vote at the special meeting. On the record date there were [ ] shares of Security Capital class A stock entitled to notice of and to vote at the special meeting held by approximately [ ] holders of record, [ ] shares of Security Capital class B stock entitled to notice of and to vote at the special meeting held by approximately [ ] holders of record, and 257,642 shares of Security Capital series B preferred stock entitled to notice of and to vote at the special meeting held by one holder of record.


QUORUM

     In order to have a quorum, holders of record of shares of Security Capital class A stock, Security Capital class B stock and Security Capital series B preferred stock representing a majority of the votes entitled to be cast must be represented in person or by proxy at the special meeting. Regardless of whether a quorum is present or represented, stockholders represented in person or by proxy and entitled to vote, voting a majority of the votes cast by such stockholders, will have the power to adjourn the special meeting from time to time to a date not later than 120 days from the original record date of the special meeting.

VOTE REQUIRED FOR APPROVAL

     Approval of the merger proposal requires the affirmative vote of at least a majority of the votes entitled to be cast by holders of the outstanding Security Capital class A stock, class B stock and series B preferred stock, voting as a single class. Each share of Security Capital class A stock is entitled to cast one vote. Each share of Security Capital class B stock is entitled to cast .005 of a vote. Each share of Security Capital series B preferred stock is entitled to cast .1282 of a vote. As of the record date, holders of Security Capital class A stock, Security Capital class B stock and Security Capital series B preferred stock together are entitled to cast a total of [ ] votes at the special meeting.

     As of the record date, the directors and executive officers of Security Capital and their affiliates owned and were entitled to vote [ ] shares of Security Capital class A stock, [ ] shares of Security Capital class B stock and 257,642 shares of Security Capital series B preferred stock (or __._% of the total voting power of the Security Capital shares entitled to vote on the merger proposal).


VOTING YOUR SHARES

     We will vote all shares of Security Capital class A stock, class B stock and series B preferred stock represented by properly executed proxies received before or at the Security Capital special meeting in accordance with the instructions indicated on those proxies, unless the proxies are revoked. If you do not indicate any instructions on a properly executed proxy card, we will vote the shares represented by the proxy FOR approval of the merger proposal. We urge you to mark the box on the proxy card to indicate how to vote your shares.

     We will count properly executed proxies marked "Abstain" for purposes of determining whether there is a quorum, but we will not vote any of the shares represented by these proxies at the Security Capital special meeting. If you hold your shares in an account at a brokerage firm or bank, you must instruct the broker or bank on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote at the special meeting, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank. If you are a participant in the Security Capital 401(k) Plan and you do not vote your Security Capital common stock held by the 401(k) Plan, the administrator for the 401(k) Plan will instruct the trustee to vote your Security Capital stock in proportion to the votes received from other participants. Abstentions, failures to respond and broker non-votes will have the effect of votes against the merger proposal, since the vote required to approve the merger proposal is based on the total number of shares outstanding.

     We do not expect any matters other than those mentioned above to be brought before the special meeting. If, however, other matters are presented, the persons named as proxies will vote in accordance with their discretion with respect to those matters, unless authority to do so is withheld in the proxy.


HOW TO REVOKE A PROXY

     You may revoke your proxy before we vote it at the special meeting in one of three ways:

          o  notifying the Secretary of Security Capital in writing;

          o  submitting a later dated proxy; or

          o appearing in person and voting at the special meeting if you are a holder of record. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

     If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of Security Capital before your proxy is voted at the special meeting. If you hold your shares through an account at a brokerage firm or bank, or through the 401(k) Plan, you should contact your brokerage firm or bank or, in the case of the 401(k) Plan, the plan trustee, to change your vote.

COST OF SOLICITATION

     Security Capital will bear its own costs of solicitation of proxies. Security Capital has retained Georgeson, for a fee of $25,000 plus additional charges related to telephone calls and other services, to assist in the solicitation of proxies. Security Capital and Georgeson will also request banks, brokers and other intermediaries holding Security Capital shares beneficially owned by others to send this proxy statement to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses. Security Capital may supplement its solicitation of proxies by mail through solicitation by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Security Capital. Security Capital will not pay any additional compensation to directors, officers or employees for any such solicitation.

                                   THE MERGER


BACKGROUND OF THE MERGER

         At a series of meetings of the Security Capital Board held between February 1999 and December 2001, the board reviewed with management Security Capital's business, structure, relationships with its public and private investees and ideas for creating stockholder value. At these meetings the board discussed a number of ways to increase stockholder value, simplify the structure of Security Capital and eliminate the discount to the underlying value of its assets. Some of the topics discussed included selling its ownership interests in businesses which no longer met its objectives and increasing its ownership interests in other businesses, so that upon completion, Security Capital would own all or a high percentage of six real estate businesses that function as private operating divisions. The board also discussed other strategies which might strengthen Security Capital's balance sheet.

         In connection with these board discussions, Security Capital took a number of actions with respect to its interests in its portfolio companies. These actions included the following:

         o the sale of Security Capital's interests in Strategic Hotel Capital in September 1999;
         o the acquisition of the remaining interests Security Capital did not own in Homestead Village Incorporated in June 2000;
         o the sale of Security Capital's interests in Archstone-Smith Trust (formerly Archstone Communities Trust) between July 2000 and February 2001;
         o the acquisition of the remaining interests Security Capital did not own in Security Capital U.S. Realty in January 2001;
         o the sale of Security Capital's interests in CWS Communities Trust in August 2001;
         o the sale of Security Capital's interests in Homestead Village Incorporated in November 2001;
         o the sale of Security Capital's interests in CarrAmerica during November and December 2001; and
         o the entry into an agreement to purchase the remaining interest in Storage USA in December 2001.

In addition, as part of Security Capital's strategy to increase stockholder value, Security Capital instituted a stock buyback program and between September 1999 and April 2001 purchased common stock and convertible debentures for a total of $601 million.

         During the first quarter of 2000, GE Capital contacted Security Capital regarding possible business opportunities involving the two firms. Discussions were held between William Sanders and C. Ronald Blankenship of Security Capital and Ronald Pressman and Steven Hoover of GE Capital. The discussions covered a wide range of potential transactions, including the formation of a joint venture to explore potential real estate transactions, the possible sale of one or more of Security Capital's interests in its public and private investees, the possibility of management taking Security Capital private and GE Capital providing the financing for the potential transaction, and the possibility of GE Capital taking an equity position in Security Capital. At that time shares of the Class B stock were trading in the range of $12.00 to $14.69 per share. Security Capital management, in consultation with the board, decided not to pursue any of these matters.

         In February 2000, the Board of Directors of Security Capital U.S. Realty, a former affiliate of Security Capital organized under Luxembourg law, determined to sell $55,000,000 principal amount of 6.5% Convertible Subordinated Debentures due 2016 of Security Capital that it owned, as well as shares of Security Capital common stock, in order to provide funds for Security Capital U.S. Realty to repurchase its own shares. Toward that end, Security Capital U.S. Realty contacted a number of potential purchasers, including GE Capital. In February 2000, GE Capital executed a confidentiality agreement with Security Capital and performed due diligence on Security Capital. In March 2000, GE Capital purchased the debentures from Security Capital U.S. Realty for $39,875,000 in a private transaction. In March 2001, GE Capital sold the debentures to an unaffiliated third party.

         Between March 2000 and September 2001, there were discussions from time to time between Mr. Sanders and senior officers of GE Capital regarding possible business opportunities involving the two firms, although no agreements were reached. These discussions were regularly reported to the board at its quarterly meetings.

         In November 2000, Archstone Communities Trust, at the request of Security Capital pursuant to a registration rights agreement, filed a registration statement for all the shares of beneficial interest of Archstone then owned by Security Capital. As a result of earlier discussions between Security Capital and GE Capital, in early 2001, Steven Hoover of GE Capital contacted Messrs. Sanders and Blankenship and Constance Moore of Security Capital regarding a possible purchase of the Archstone shares. Discussions were held but no agreement was reached, and in February 2001, Security Capital sold substantially all its remaining shares in Archstone in an underwritten secondary public offering.

         In early 2001, Security Capital determined to sell its 94% ownership interest in CWS Communities Trust. Security Capital retained Macquarie Capital Partners, which is 40% owned by Security Capital, to assist in the sale of the entire equity interest in CWS. Macquarie Capital Partners contacted a number of potential buyers, including GE Capital, to determine if they would be interested in purchasing CWS. GE Capital signed a confidentiality agreement and received information regarding CWS. However, no agreement was reached and in August 2001 Chateau Communities Trust acquired all of CWS.

         On September 5, 2001, Mr. Sanders met with Michael Pralle, Alec Burger, and Steven Hoover of GE Capital in New York City to again discuss possible business opportunities involving the two companies. This meeting was arranged by GE Capital and was the result of ongoing discussions which had been held between Security Capital and GE Capital since early 2000. Mr. Sanders gave the GE Capital representatives a presentation regarding Security Capital's current business strategy.

         On September 25, 2001, in a telephone call between Alec Burger of GE Capital and William Sanders of Security Capital, Mr. Burger brought up the subject of GE Capital either acquiring Security Capital or management taking Security Capital private and GE Capital providing the financing.

         Between October 1 and November 6, 2001, there were numerous phone calls and meetings between Messrs. Sanders or Blankenship of Security Capital and Michael Pralle, Alec Burger and other senior executives of GE Capital regarding a possible acquisition of Security Capital by GE Capital. During this time Security Capital provided GE Capital with public information regarding Security Capital.

         In late October 2001, Mr. Sanders contacted individual members of the Security Capital board regarding the discussions which were occurring between Security Capital and GE Capital. These directors encouraged Mr. Sanders to continue discussions.

         At the direction of the Security Capital board, in late October 2001, Security Capital contacted Goldman, Sachs & Co. regarding a possible transaction with GE Capital, and Security Capital retained Wachtell, Lipton, Rosen & Katz to represent it as legal counsel in connection with a possible transaction with GE Capital.

         On November 7, 2001, GE Capital and Security Capital executed a confidentiality agreement. On November 7, 8 and 9, 2001, representatives of GE Capital, and Merrill, Lynch & Co., Inc., financial advisor to GE Capital, met with representatives of Security Capital and its financial advisor, at Security Capital's offices in Santa Fe. Senior management of Security Capital gave presentations regarding Security Capital's business and strategy.

         Between November 7 and November 16, 2001, Security Capital provided additional information to GE Capital regarding Security Capital and its private affiliates. During this period, Messrs. Sanders and Blankenship and Messrs. Pralle and Burger held frequent discussions regarding terms of a possible transaction, including price and consideration for a transaction. Mr. Sanders conveyed to GE Capital that Security Capital would not be interested in pursuing a transaction in which Security Capital stockholders received less than $26 in cash per share. On November 16, 2001, Mr. Sanders called Mr. Burger and told him that unless an agreement could be signed and announced by December 7, 2001, Security Capital was not interested in pursuing a transaction with GE Capital.

         Between November 16 and November 21, 2001, discussions were suspended. On the evening of November 21, 2001, Mr. Burger contacted Mr. Blankenship and told him that GE Capital was willing to proceed with discussions concerning a transaction. GE Capital then instructed its legal counsel, Weil, Gotshal & Manges LLP, to begin preparation of a draft merger agreement and related documentation.

         On November 28, 2001, Mr. Blankenship participated in a conference call with Alec Burger, other GE senior officers and counsel for Security Capital and GE Capital to discuss the general terms of a possible transaction and a draft merger agreement which had been prepared by counsel for GE Capital.

         On November 29, 2001, Mr. Sanders discussed with individual directors of Security Capital, by telephone, the general outline of a possible transaction with GE Capital. The directors encouraged management to continue discussions with GE Capital.

         During the week of December 3, 2001, discussions between Security Capital and GE Capital, and their respective financial and legal advisors, continued. These discussions focused on the value to be received by Security Capital stockholders in the transaction, the structure of the transaction, the potential for the disposition of ProLogis shares owned by Security Capital, and conditions to closing.

         Negotiations regarding the terms of the transaction, the potential disposition of the ProLogis shares owned by Security Capital, conditions to closing, support agreements and employment arrangements for senior officers of Security Capital, and employee issues continued through December 12, 2001, with numerous open issues.

         On December 7, 2001, at a regularly scheduled meeting, the board of GE Capital approved the general terms of a transaction with Security Capital, subject to approval by the Board of General Electric Company.

         On December 12, 2001, at a regularly scheduled Security Capital board meeting, management presented a proposed transaction with GE Capital under which GE Capital would acquire all the outstanding common stock of Security Capital in a merger transaction for a fixed value of $26 per share of Class B stock, either in the form of all cash or partially cash and partially shares of ProLogis at GE Capital's election, and assume all outstanding indebtedness. Each share of class A stock would be entitled to receive 50 times the per share consideration received by holders of class B stock. Goldman Sachs made a financial presentation to the board regarding the proposed transaction and advised the board that, provided the terms of the draft merger agreement did not vary materially from the terms presented to the board, it would be able to give a fairness opinion on the transaction. Legal counsel to Security Capital discussed the legal responsibilities of the board regarding the proposed transaction and described the terms and conditions of the draft merger agreement and other related matters.

         From December 12 to December 14, 2001, counsel to GE Capital and counsel to Security Capital further discussed the draft merger agreement at the direction of their respective clients. On the afternoon of December 14, 2001, the Board of General Electric Company approved the terms of the merger agreement.

         On the afternoon of December 14, 2001, at a special meeting of the Security Capital board, management and its legal and financial advisors made presentations to the board concerning the proposed merger and the status of negotiations with GE Capital. Goldman Sachs made a financial presentation to the board and gave its oral opinion (subsequently rendered in writing) to the board that the consideration to be received in the transaction by the stockholders of Security Capital was fair from a financial point of view. Legal counsel to Security Capital described the consideration proposed to be paid in the merger and the other material terms of the draft merger agreement, the support agreements and the employment arrangements and other related matters. After discussion and consideration, the Security Capital board determined that the merger was advisable, approved the merger agreement and resolved to recommend to the stockholders of Security Capital that they approve the merger agreement and the merger.

     On the evening of December 14, 2001, after Security Capital's and GE Capital's legal counsel had finalized the merger agreement and related matters, Security Capital, GE Capital and EB Acquisition Corporation entered into the merger agreement. On December 14, 2001, GE Capital and Security Capital issued a joint press release announcing the merger and execution of the merger agreement.


SECURITY CAPITAL'S REASONS FOR THE MERGER; RECOMMENDATION OF THE SECURITY CAPITAL BOARD

     At a special board meeting on December 14, 2001, the Security Capital board determined that the merger is advisable, fair to and in the best interests of Security Capital and its stockholders and, by the unanimous vote of all the directors present, approved and adopted the merger agreement, the support agreements and the transactions contemplated by those agreements, including the merger. ACCORDINGLY, THE SECURITY CAPITAL BOARD RECOMMENDS THAT SECURITY CAPITAL STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.

     In reaching its decision to approve and adopt the merger agreement, the support agreements and the transactions contemplated by those agreements, and to recommend that Security Capital stockholders vote to approve the merger agreement and the merger, the Security Capital board considered the following material factors:

     o the current and historical market prices of Security Capital class A and class B stock relative to those of other industry participants and general market indices, including the fact that the respective $1,300.00 and $26.00 per share values represent premiums of 22.6% and 25.6%, respectively, over the closing prices per share on the last trading day prior to the public announcement of the merger;

     o the fact that the merger consideration provides $26.00 in value per share of class B stock and 50 times the per share class B consideration per share of class A stock, regardless of whether GE Capital elects to distribute shares of ProLogis;

     o the fulfillment of Security Capital's goals of substantially eliminating the trading discount to its net asset value;

     o   the fact that the merger is not subject to any financing conditions;

     o the fact that the merger is not subject to the approval of GE stockholders;

     o the presentations by Goldman Sachs on December 12, 2001 and its oral opinion of December 14, 2001, which was confirmed in a written opinion dated December 14, 2001, that, as of the date of such opinion, and based on and subject to the matters set forth in that opinion, the $26.00 and $1,300.00 per share in value to be received by holders of Security Capital class A and class B stock, respectively, pursuant to the merger agreement was fair from a financial point of view to such holders (see "--Opinion of Goldman Sachs");

     o the Security Capital board's familiarity with, and presentations by Security Capital's management and its financial advisor regarding, the business, operations, properties and assets, financial condition, competitive position, business strategy and prospects of Security Capital (as well as the risks involved in achieving those prospects), the financial budgets prepared by management, and current industry, economic and market conditions, both on an historical and on a prospective basis; and

     o the views of management that, based on the foregoing, Security Capital stockholders could expect to realize greater value from the proposed transaction with GE Capital than could be expected to be generated in a reasonable time period if Security Capital were to remain independent.

     The Security Capital board also considered potential drawbacks or risks relating to the merger, including the following material drawbacks and risks:

     o the fact that the transaction would be taxable to Security Capital stockholders for United States federal income tax purposes; and

     o the possibility that the termination fee and other provisions of the merger agreement, including GE Capital's right to match any superior proposal, and the terms of the support agreements might discourage other parties that might have an interest in a business combination with, or an acquisition of, Security Capital (see "The Merger Agreement" and "Support Agreements").

     In addition, the directors of Security Capital were aware of the interests of the officers and directors of Security Capital described under "--Interests of Certain Persons in the Merger."

     The foregoing discussion addresses the material information and factors considered by the Security Capital board in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the amount of information considered, the Security Capital board did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the Security Capital board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the merger was made after consideration of all of the factors as a whole. In addition, individual members of the Security Capital board may have given different weights to different factors.


PROJECTIONS


         Security Capital has advised GE Capital that it does not as a matter of course make public any projections as to future performance, earnings or net asset value, and the projections set forth below are included in this proxy statement only because this information was provided to GE Capital. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations or financial condition in accordance with generally accepted accounting principles, and Security Capital's independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. Security Capital has also advised GE Capital that its internal financial forecasts (upon which the projections provided to GE Capital were based ) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. The projections also reflect numerous assumptions made by management of Security Capital, with respect to industry performance, general business, economic, market and financial conditions and other matters, including effective tax rates consistent with historical levels for Security Capital and the stock prices of Security Capital's public investees, all of which are difficult to predict, many of which are beyond Security Capital's control, and none of which are subject to approval by GE Capital. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. The inclusion of the projections herein should not be regarded as an indication that any of GE Capital, or Security Capital or their respective affiliates or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. The projections, which do not reflect the redeployment of cash generated from asset sales, anticipate earnings before depreciation, amortization and deferred taxes (EBDADT) of $240.1 million for fiscal year 2002 (after payment of preferred stock dividends and interest on convertible debt), EBDADT per share of $1.87 per share ($2.13 per share on a pro forma basis giving effect to the completion of the Storage USA acquisition in March 2002) for calendar year 2002, and post-tax net asset value (NAV) per share as of December 31, 2002 of $29.21. None of Security Capital or GE Capital or any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of Security Capital compared to the information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.


OPINION OF GOLDMAN SACHS

         On December 14, 2001, Goldman Sachs delivered to the Security Capital board a written opinion, dated December 14, 2001, that, based upon and subject to the matters set forth in the opinion, as of the date of such opinion, the consideration to be received by the holders of the class A stock and the class B stock of Security Capital pursuant to the merger agreement was fair from a financial point of view to such holders.

         THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED DECEMBER 14, 2001, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. GOLDMAN SACHS PROVIDED ITS ADVISORY SERVICES AND ITS OPINION FOR THE INFORMATION AND ASSISTANCE

OF THE SECURITY CAPITAL BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. THE GOLDMAN SACHS OPINION IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF CLASS A STOCK OR CLASS B STOCK SHOULD VOTE WITH RESPECT TO THE MERGER. SECURITY CAPITAL STOCKHOLDERS ARE URGED TO READ THE GOLDMAN SACHS OPINION IN ITS ENTIRETY.

         In connection with its opinion, Goldman Sachs reviewed, among other things:

     o  the merger agreement and certain related documents;

     o annual reports to stockholders and Annual Reports on Form 10-K of Security Capital for the four years ended December 31, 2000;

     o certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Security Capital for periods during 1998, 1999, 2000 and 2001;

     o certain other communications from Security Capital to its stockholders;
and

     o certain internal financial analyses and budgets for Security Capital prepared by its management. With respect to internal financial budgets prepared by Security Capital management in connection with calendar year 2002, Goldman Sachs did not utilize these budgets in performing any of the analyses described below because management's financial budgets did not account for deployment of available cash.

         Goldman Sachs also held discussions with members of the senior management of Security Capital regarding their assessment of the strategic rationale for the merger and the past and current business operations, financial condition and future prospects of Security Capital. In addition, Goldman Sachs:

     o reviewed the reported price and trading activity for the class A stock and class B stock of Security Capital and the reported price and trading activity for the equity securities of ProLogis;

     o compared financial and stock market information for Security Capital with similar information for other companies the securities of which are publicly traded;

     o reviewed the financial terms of recent business combinations in the real estate industry specifically and in other industries generally; and

     o performed other studies and analyses Goldman Sachs considered appropriate (including where appropriate pro forma financial analyses as described below).

         Goldman Sachs has relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it, and Goldman Sachs has assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs has assumed, with the consent of Security Capital's board, that the internal financial budgets prepared by the management of Security Capital have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Security Capital. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Security Capital or any of its subsidiaries and was not furnished with any such evaluation or appraisal. Goldman Sachs was not requested to solicit and did not solicit interest from other parties with respect to an acquisition of or other business combination with Security Capital.

         The following is a summary of the material financial analyses presented by Goldman Sachs to Security Capital's board on December 12, 2001 in connection with the board's consideration of the merger. It does not purport to be a complete description of the analyses performed by Goldman Sachs. The order of the analyses described, and the results of those analyses, do not represent the relative importance or weight given to the analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 12, 2001, and is not necessarily indicative of current market conditions.

         THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

     SELECTED COMPANIES COMPARISON

         Goldman Sachs reviewed and compared selected financial information, ratios and multiples for Security Capital to corresponding financial information, ratios and multiples for the four publicly traded portfolio companies of Security Capital (ProLogis, Regency Realty Corporation, Storage USA. and CarrAmerica) and for other selected publicly traded companies from each of the four real estate industry sectors in which the four portfolio companies operate. On December 12, 2001, the day of Goldman's presentation to the Security Capital board, CarrAmerica was still a portfolio company of Security Capital. On November 19, 2001, CarrAmerica repurchased 32% of Security Capital's holdings in CarrAmerica. Subsequently, on December 19, 2001, Security Capital sold the remaining 68% of its holdings in CarrAmerica in an underwritten offering.

         The companies included in the analysis (including the four portfolio companies) consisted of:

--------------------------------------------------------------------------------------------
Industrial real estate companies:                  Self storage companies:
    CenterPoint Properties Trust,                      Public Storage, Inc.,
    Cabot Industrial Trust,                            Storage USA, Inc.,
    AMB Property Corporation,                          Shurgard Storage Centers, Inc., and
    ProLogis Trust,                                    Sovran Self Storage, Inc.
    Liberty Property Trust, and
    First Industrial Realty Trust, Inc.
--------------------------------------------------------------------------------------------
Shopping center companies:                         Office real estate companies:
    Sizeler Property Investors, Inc.,                  Alexandria Real Estate Equities, Inc.
    Center Trust, Inc.,                                Boston Properties, Inc.,
    Kimco Realty Corporation,                          SL Green Realty Corp.,
    Weingarten Realty Investors,                       Equity Office Properties Trust,
    Pan Pacific Retail Properties Inc.,                CarrAmerica Realty Corporation,
    Saul Centers, Inc.,                                Reckson Associates Realty Corp.,
    New Plan Excel Realty Trust Inc.,                  Mack-Cali Realty Corporation,
    Regency Centers Corp.,                             Arden Realty, Inc.,
    IRT Property Company,                              Kilroy Realty Corporation,
    Federal Realty Investment Trust,                   TrizecHahn Corporation,
    JDN Realty Corporation,                            Prentiss Properties Trust,
    Acadia Realty Trust,                               Parkway Properties Inc.,
    Developers Diversified Realty Corporation,         Great Lakes REIT, Inc.,
    JP Realty, Inc.,                                   Prime Group Realty Trust, and
    Kramont Realty Trust,                              Highwoods Properties, Inc.
    Konover Property Trust, Inc., and
    Glimcher Realty Trust

--------------------------------------------------------------------------------------------

         The multiples, ratios and other financial information reviewed by Goldman Sachs were calculated based on the most recent publicly available information and using closing share prices on December 7, 2001. The estimates of funds from operations, or FFO, per share for Security Capital and for the forty-two other companies included in the comparison were based on median estimates provided by the Institutional Brokers Estimate System, or IBES, for 2001 and 2002. The median IBES estimates for FFO per share for Security Capital was selected as the most appropriate estimate for comparison purposes. Although Goldman Sachs reviewed Security Capital management's financial budgets, they were not used in the analysis because Security Capital's management's financial budgets did not account for deployment of available cash, whereas the IBES estimates reflect research analysts' opinions and as-sumptions as to how Security Capital might use its available cash. In addition, the estimates of net asset value, or NAV, per share for Security Capital and for the forty-two other companies included in the comparison were based on estimates provided by Green Street Advisors. Goldman Sachs' analysis of the selected companies compared the following to the results for Security
Capital:

     o the December 7, 2001 closing share price as a percentage of the 52-week high share price;

     o the annual dividend yield (based on the most recently reported dividend);

     o the ratio of net debt (total debt less cash) to total market capitalization (the equity market value as of December 7, 2001 plus net debt and preferred equity). Net debt for Security Capital includes the cash proceeds from the sale of its full interest in Homestead and the sale of 32% of its holdings in CarrAmerica Realty to CarrAmerica Realty on November 19, 2001;

     o the multiple of the closing share price on December 7, 2001 to estimated FFO per share for 2001 and 2002;

     o   the growth rate reflected by estimated 2001 and 2002 FFO per share;

     o the ratio of (1) the multiple of estimated 2002 FFO per share represented by the closing share price on December 7, 2001 to (2) the growth rate calculated as described in the preceding bullet; and

     o the premium (discount) to net asset value per share represented by the closing share price on December 7, 2001.

         The results of these analyses for Security Capital, ProLogis and the group of six industrial real estate companies (including ProLogis) are summarized as follows:

---------------------------------------------------------------------------------------------------------

                                                                    SECURITY                      GROUP
                                                                    CAPITAL      PROLOGIS         MEDIAN
December 7, 2001 closing share price as a percentage of 52-
week high                                                           96.1%         97.6%           97.8%
Annual dividend yield                                                0.0%          6.1%            6.1%
Ratio of net debt to total market capitalization                   (11.1)%        33.5%           36.7%
Multiple of December 7, 2001 closing share price to estimated
2001 FFO per share                                                   7.9x          9.6x            9.8x
Multiple of December 7, 2001 closing share price to estimated
2002 FFO per share                                                   7.2x          9.2x            9.4x
Rate of growth from estimated 2001 to estimated 2002 FFO per share   4.5%          4.3%            3.5%
Ratio of (1) the multiple of 2002 estimated FFO per share
represented by the December 7, 2001 closing share price to
(2)the estimated 2001-2002 FFO per share growth rate                 1.6x          2.2x            2.5x
Premium/(discount) to NAV per share                                (18.0)%        10.2%           10.2%

---------------------------------------------------------------------------------------------------------

         The results of these analyses for Security Capital, Regency Realty and the group of seventeen shopping center companies (including Regency Realty) are summarized as follows:


---------------------------------------------------------------------------------------------------------

                                                                    SECURITY     REGENCY REALTY   GROUP
                                                                    CAPITAL      CORPORATION      MEDIAN
December 7, 2001 closing share price as a percentage of 52-
week high                                                           96.1%         99.4%            97.9%



                                      -14-


Annual dividend yield                                                0.0%          7.4%            7.7%
Ratio of net debt to total market capitalization                   (11.1)%        38.6%           51.5%
Multiple of December 7, 2001 closing share price to estimated
2001 FFO per share                                                   7.9x          9.7x            8.8x
Multiple of December 7, 2001 closing share price to estimated
2002 FFO per share                                                   7.2x          9.3x            9.3x
Rate of growth from estimated 2001 to estimated 2002 FFO per share   4.5%          5.0%            4.9%
Ratio of (1) the multiple of 2002 estimated FFO per share
represented by the December 7, 2001 closing share price to
(2)the estimated 2001-2002 FFO per share growth rate                 1.6x          1.8x            1.5x
Premium/(discount) to NAV per share                                (18.0)%         8.1%           12.4%
---------------------------------------------------------------------------------------------------------

         The results of these analyses for Security Capital, Storage USA and the group of four self storage real estate companies (including Storage USA) are summarized as follows:

---------------------------------------------------------------------------------------------------------
                                                                    SECURITY      STORAGE         GROUP
                                                                    CAPITAL       USA             MEDIAN
December 7, 2001 closing share price as a percentage of 52-
week high                                                           96.1%         99.1%            99.5%
Annual dividend yield                                                0.0%          6.4%             7.0%
Ratio of net debt to total market capitalization                   (11.1)%        40.4%            32.2%
Multiple of December 7, 2001 closing share price to estimated
2001 FFO per share                                                   7.9x         11.6x            10.8x
Multiple of December 7, 2001 closing share price to estimated
2002 FFO per share                                                   7.2x         10.6x            10.0x
Rate of growth from estimated 2001 to estimated 2002 FFO per share   4.5%          9.8%             9.3%
Ratio of (1) the multiple of 2002 estimated FFO per share
represented by the December 7, 2001 closing share price to
(2)the estimated 2001-2002 FFO per share growth rate                 1.6x          1.1x             1.2x
Premium/(discount) to NAV per share                                (18.0)%         7.1%             7.2%
---------------------------------------------------------------------------------------------------------

         The results of these analyses for Security Capital, CarrAmerica and the group of fifteen office real estate companies (including CarrAmerica) are summarized as follows:


---------------------------------------------------------------------------------------------------------
                                                                                  CARR
                                                                    SECURITY      AMERICA         GROUP
                                                                    CAPITAL       REALTY          MEDIAN
December 7, 2001 closing share price as a percentage of 52-
week high                                                           96.1%         87.6%            89.9%
Annual dividend yield                                                0.0%          6.3%             7.4%
Ratio of net debt to total market capitalization                   (11.1)%        33.5%            43.5%
Multiple of December 7, 2001 closing share price to estimated
2001 FFO per share                                                   7.9x          8.9x             8.5x
Multiple of December 7, 2001 closing share price to estimated
2002 FFO per share                                                   7.2x          8.2x             8.1x
Rate of growth from estimated 2001 to estimated 2002 FFO per share   4.5%          8.2%             7.3%
Ratio of (1) the multiple of 2002 estimated FFO per share
represented by the December 7, 2001 closing share price to
(2)the estimated 2001-2002 FFO per share growth rate                 1.6x          1.0x             1.1x
Premium/(discount) to NAV per share                                (18.0)%         0.6%             4.6%
---------------------------------------------------------------------------------------------------------

     SELECTED TRANSACTIONS ANALYSIS

         Goldman Sachs reviewed 13 selected cash transactions in the real estate industry since 1999 and 54 selected all stock or stock and cash transactions in the real estate industry since 1994. The all stock or stock and cash transactions were found not to be comparable to the proposed merger and were not included in the analysis because: (i) in the proposed merger, a substantial, if not the entire, part of the consideration will be cash, and (ii) the buyer in the proposed merger is not a publicly traded real estate investment trust whereas in the all stock or stock and cash transactions, the universe of buyers was composed mostly of publicly traded real estate investment trusts. The selected cash transactions consisted of acquisitions of the following companies:

        ------------------------------------------------------------------------
        ACQUIRED COMPANY                           PROPERTY TYPE
        Cabot Industrial Trust                     Industrial
        Franchise Finance Corporation              Net Lease
        Westfield America                          Regional Mall
        First Washington Realty Trust              Shopping Center
        Urban Shopping Centers                     Regional Mall
        Pacific Gulf Properties                    Diversified
        Bradley Real Estate                        Shopping Center
        Cadillac Fairview                          Regional Mall
        Walden Residential                         Apartment
        Burnham Pacific Properties                 Shopping Center
        Berkshire Realty Investors                 Apartment
        Sunstone Hotel Investors                   Hotel
        Irvine Apartment Communities               Apartment
        ------------------------------------------------------------------------

         Goldman Sachs analyzed and compared financial information relating to these transactions to similar information for the proposed merger, including:

     o the implied premium to the closing price of the acquired company's shares on the day prior to announcement of the transaction;

     o the transaction FFO multiple calculated as the multiple of the implied price per share in the transaction to the estimated FFO per share for the acquired company at the time of the announcement of the transaction; and

     o the implied premium (discount) to the net asset value per share of the acquired company (based on NAV estimates provided by Green Street Advisors).

         In comparing the selected transactions to the proposed merger, with respect to the proposed merger, Goldman Sachs used (1) Security Capital's management's estimates of 2001 per share earnings before depreciation, amortization and deferred taxes, or EBDADT, which did not deviate materially from median First Call FFO per share estimates for Security Capital, (2) a December 7, 2001 closing share price for the class B stock of Security Capital, and (3) an NAV per share of $26.85 which was calculated by Goldman Sachs based on the September 30, 2001 $26.65 NAV (as disclosed in Security Capital's September 30, 2001 quarterly supplemental information), as adjusted based on current public market information and information provided by Security Capital's management as described in the Net Asset Value Analysis section below. The results of this analysis are summarized as follows:

--------------------------------------------------------------------------------------------------------------
                                                                         SELECTED TRANSACTIONS
                                                    PROPOSED MERGER      HIGH           MEDIAN           LOW
Implied premium to target's closing price on
day prior to announcement (cash deals)              24.4%                39.4%          21.8%            5.4%
Transaction FFO/EBDADT multiple (cash               10.4x                13.0x           9.2x            6.6x


                                      -16-


deals)
Premium/(discount) to NAV (cash deals)              (3.2)%               34.9%          6.1%             0.0%
--------------------------------------------------------------------------------------------------------------

NET ASSET VALUE ANALYSIS
         Goldman Sachs reviewed historical weekly closing stock price and quarterly NAV (before and after deferred taxes) per share data for Security Capital from January 1, 1998 through December 10, 2001. Quarterly NAV data were provided by Security Capital's management. The results of this review are summarized as follows:

                                     NAV Before         Premium/          NAV After         Premium/
Date                Share Price      Deferred Taxes     (Discount)        Deferred Taxes    (Discount)
----                -----------      --------------     ----------        --------------    ----------
Jan 02, 98         $32.25           $26.80              20%              $25.01             29%
Apr 03, 98          30.38            26.80              13                25.01             21
Jul 03, 98          26.50            27.68              (4)               25.89              2
Oct 02, 98          17.00            22.57             (25)               20.78            (18)
Jan 01, 99          13.56            20.63             (34)               18.84            (28)
Apr 02, 99          12.56            19.08             (34)               17.29            (27)
Jul 02, 99          14.55            19.71             (26)               17.92            (19)
Oct 01, 99          14.44            18.19             (21)               16.40            (12)
Dec 31, 99          12.50            17.99             (31)               16.20            (23)
Mar 31, 00          14.44            19.31             (25)               17.52            (18)
Jun 30, 00          17.00            22.66             (25)               21.12            (19)
Oct 06, 00          19.00            25.47             (25)               23.38            (19)
Jan 05, 01          19.00            25.91             (27)               23.84            (20)
Apr 06, 01          20.75            26.36             (21)               25.10            (17)
Jul 06, 01          21.46            28.31             (24)               26.38            (19)
Oct 05, 01          18.89            28.51             (34)               26.65            (29)
Weekly Mean - January 2, 1998 - present                (18)                                (11)
Quarterly Mean - January 2, 1998 - present             (20)                                (13)
Quarterly Mean For The Last 4 Quarters                 (26)                                (21)

         Goldman Sachs performed an NAV analysis of Security Capital to arrive at a range of estimates for NAV per share of class B stock based on information provided to Goldman Sachs by the management of Security Capital and analyses performed by research analysts who cover Security Capital.
Goldman Sachs utilized the following methodologies and assumptions in the NAV analysis:

     o Security Capital's investments in publicly traded companies were valued based on closing share prices as of December 7, 2001, with no liquidity discount applied. CarrAmerica is valued at the price for which Security Capital sold its shares;

     o except for City Center Retail, Security Capital's investments in non-public companies were valued at original Security Capital cost (which may have the effect of understating NAV);

     o the ongoing business of Security Capital Research and Management (comprising less than 5% of Security Capital's total assets) was valued in different ways by the several research analysts using the following different methodologies: fives times its estimated 2001 EBDADT, fives times its estimated 2001 EBITDA, 4% of its total assets and 1-3% of its assets under management;

     o   all other assets were valued at book value;

     o liabilities (other than deferred tax liability) were derived from publicly available data as of September 30, 2001;

     o all NAV calculations were reduced by an estimate of the deferred tax liability which Security Capital would be obligated to pay if it liquidated all of its investments; and

     o all NAV calculations were adjusted to give effect to the sale of Security Capital's investment in Homestead (based on pro forma financial information contained in Security Capital's press release) and the sale of Security Capital's investment in CarrAmerica and the pending purchase by Security Capital of the remaining interest in Storage USA (based on information provided by Security Capital's management).


         The results of this analysis are summarized as follows:

-----------------------------------------------------------------------------------------------
                                                       HIGH             MEDIAN         LOW
                                                       NAV              NAV            NAV
    NAV per share of class B stock after deferred      $27.35           $27.15         $26.85
    taxes
    Premium (discount) to NAV per share of class B
    stock after deferred taxes represented by
    class B closing price on 12/7/2001                 (23.6)%          (23.0)%        (22.2)%
    Premium (discount) to NAV per share of class B      (4.9)%           (4.3)%         (3.2)%
    stock after deferred taxes represented by
    $26.00 per share merger consideration
-----------------------------------------------------------------------------------------------

         Goldman Sachs performed a "Look Through" NAV analysis, which values the public portfolio companies based on their NAV as calculated by Green Street Advisors, rather than based on their public market value. The resulting NAV per share of class B stock after deferred taxes is reduced by $1.46 to $25.38. Goldman Sachs conducted this analysis in order to adjust Security Capital's NAV for any premiums or discounts ascribed by the market to the NAV of Security Capital's public portfolio companies.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all these analyses and did not attribute any particular weight to any analysis or factor considered by it. No company or transaction used in the above analyses as a comparison is directly comparable to Security Capital or the merger.

         The analyses were prepared solely for purposes of providing an opinion to the Security Capital board as to the fairness from a financial point of view of the consideration to be received by the holders of the class A stock and the class B stock in the merger. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Security Capital, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasted.

         As described above, the financial analysis presented by Goldman Sachs to the Security Capital board was one of many factors taken into consideration by the Security Capital board in making its determination to approve the merger.

         Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. Goldman Sachs is familiar with Security Capital, having provided investment banking services to Security Capital and its affiliates from time to time, including having acted as:

     o an agent for Security Capital's public offering of $100 million aggregate principal amount of 7.75% Medium Term Notes, Series A in 1998;

     o financial advisor in connection with the acquisition of Security Capital U.S. Realty in 2001;

     o sole book runner and co-lead manager of the secondary public offering of Security Capital's 29.456 million shares of beneficial interest in Archstone Communities Trust in 2001; and

     o sole book runner and sole lead manager of the secondary public offering of Security Capital's 16.873 million shares of common stock of CarrAmerica in 2001; and

having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement.

         Goldman Sachs also has provided, and is currently providing, certain investment banking services to GE Capital and its affiliates (including General Electric Company, the ultimate parent company of GE Capital) from time to time, including, but not limited to, having acted as:

     o financial advisor in connection with GE Capital's purchase of MET Life Capital Credit Corporation in 1998;

     o financial advisor in connection with GE Capital's purchase of Franchise Finance Corporation of America in 2001;

     o financial advisor in connection with GE Capital's purchase of Mellon Financial Corporation in 2001; and

     o underwriter of a significant number of financing transactions for GE Capital.

         In addition, Goldman Sachs may provide investment banking services to GE Capital and its affiliates in the future. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of Security Capital or General Electric Company for its own account and for the accounts of customers.

         Pursuant to a letter agreement, dated October 29, 2001, Security Capital exclusively engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of Security Capital. Pur-suant to the terms of this letter agreement, Security Capital has agreed to pay Goldman Sachs, upon completion of the merger, a fee of approximately $31 million. Security Capital also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.



MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     GENERAL

         The following is a summary of the material United States federal income tax consequences of the merger to Security Capital stockholders. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice. Legislative, judicial or administrative rules and interpretations are subject to change, at any time, possibly on a retroactive basis, and, therefore, the following statements and conclusions could be altered or modified. It is assumed that the shares of Security Capital common stock are held as capital assets by a U.S. Person. For purposes of this discussion, a "U.S. person" means a citizen or resident of the United States, a corporation created or organized in the United States or under the laws of the United States or of any State or political subdivision of the foregoing, any estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. This discussion does not address the aspects of United States federal income taxation that may apply to pass-through entities. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular Security Capital stockholder in light of that stockholder's personal investment circumstances, or those stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals). In addition, this discussion does not address the aspects of United States federal income taxation that may be relevant to Security Capital stockholders who hold shares of Security Capital common stock as part of a hedging, "straddle," conversion or other integrated transaction, or Security Capital stockholders who acquired their shares of Security Capital common stock through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a Security Capital stockholder.

     CONSEQUENCES OF THE MERGER TO SECURITY CAPITAL STOCKHOLDERS

         The receipt of the merger consideration in the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for United States federal income tax purposes, a holder of Security Capital common stock will recognize gain or loss equal to the difference between the stockholder's adjusted tax basis in Security Capital common stock, and the sum of the amount of cash and the fair market value of the ProLogis common shares, if any, received or deemed received in respect thereof in the merger. Gain or loss will be calculated separately for each block of shares converted in the merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will be capital gain or loss, and will be short-term gain or loss if, at the effective time of the merger, the shares of Security Capital common stock so converted were held for one year or less. If, at the effective time of the merger, the shares of Security Capital common stock so converted were held for more than one year, the gain or loss will be long-term capital gain or loss. In the case of stockholders who are individuals, long-term capital gain is currently eligible to be taxed at reduced rates for federal income tax purposes. There are limitations on the deductibility of capital losses. The tax basis of the ProLogis common shares received, if any, by a holder of Security Capital common stock pursuant to the merger will be the fair market value of such shares on the effective date of the merger.

         Some states and localities, including the state and city of New York, impose transfer, sales, use, excise or similar taxes on certain indirect transfers (including indirect transfers pursuant to corporate transactions such as the merger) of an interest in real property (including leases) located therein ("Transfer Taxes"). GE Capital has agreed to pay any such Transfer Taxes that would be imposed as a result of the consummation of the merger (excluding any taxes based on the gross or net income of any Security Capital stockholder) or cause such Transfer Taxes to be paid. For United States federal income tax purposes, the payments of Transfer Taxes may result in the deemed receipt of additional consideration by such stockholder. In such event, such stockholder should be entitled to claim a tax deduction or a reduction in the gain or an increase in the loss realized on the sale of its shares of Security Capital common stock in an amount equal to the amount of any such additional consideration deemed to have been received.

     BACKUP WITHHOLDING TAX

         Under the United States federal income tax backup withholding rules, unless an exemption applies, GE Capital is required to and will withhold up to 30% of all payments to which a Security Capital stockholder or other payee is entitled in the merger, unless the Security Capital stockholder or other payee provides a tax identification number, or "TIN" (social security number, in the case of an individual, or employer identification number, in the case of other stockholders), and certifies under penalties of perjury that its TIN is correct, the stockholder is not subject to backup withholding and the stockholder is a United States person. Each Security Capital stockholder and, if applicable, each other payee should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent (or other agent) in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the exchange agent (or other agent). The exemptions provide that certain Security Capital stockholders (including, among others, corporations and certain foreign individuals) are generally not subject to backup withholding. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (such as a Certificate of Foreign Status on Form W-8BEN) attesting to his or her exempt status. Any amounts withheld will be allowed as a credit against the stockholder's United States federal income tax liability for that year, provided that the appropriate information is furnished to the Internal Revenue Service.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO YOU IN VIEW OF YOUR OWN PARTICULAR CIRCUMSTANCES.

     FIRPTA

     The following is a summary discussion of U.S. federal income tax consequences under the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA") that applies to the receipt of merger consideration for shares of class A stock and class B stock in the merger by a beneficial owner of such shares that is not a U.S. person as defined above (a "non-U.S. holder").

         Generally, unless FIRPTA applies, a non-U.S. holder will not be subject to U.S. federal income tax on any gain resulting from the receipt of the merger consideration unless (a) the gain is effectively connected with a U.S. trade or business of the non-U.S. shareholder or (b) that shareholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied. Under current law, subject to the exception discussed in the paragraph below, a non-U.S. holder generally will be subject to U.S. federal income tax under FIRPTA on any gain recognized on the receipt of the merger consideration for class A stock or class B stock if Security Capital is or has been at any time within the shorter of the five-year period preceding such disposition or such holder's holding period a "United States real property holding corporation" (within the meaning of section 897(c)(2) of the Code) for U.S. federal income tax purposes. Non-U.S. holders should note that while not free from doubt, Security Capital believes that at the effective time of the merger it will be or at some time during the five-year period ending at the date of the merger it will have been a United States real property holding corporation.

         If, as expected, Security Capital is treated as a United States real property holding corporation, (A) a non-U.S. holder of class A stock or class B stock which owns or is deemed to own more than 5% of such class A stock or class B stock during the five-year period preceding such sale or other disposition would be subject to United States federal income tax (generally at regular capital gain rates) on a sale or other disposition of such class A stock or class B stock, and (B) a non-U.S. holder that does not own and is not deemed to own more than 5% of the class A stock or class B stock during the five-year period preceding such sale or other disposition would not be subject to United States federal income tax under FIRPTA on gain with respect to such shares provided that such shares are "regularly traded on an established securities market" (within the meaning of Section 897(c)(3) of the Code). Security Capital believes that both the class A stock and the class B stock are "regularly traded on an established securities market" (within the meaning of Section 897(c)(3) of the Code). No United States federal income tax withholding under FIRPTA will be required so long as the class A stock and the class B stock are regularly traded on an established securities market.

         Each non-U.S. holder is urged to consult its own tax advisor with respect to the particular U.S. federal, state and local consequences to it of the receipt of the merger consideration in exchange for class A stock or class B stock, as well as any tax consequences arising under the laws of any other taxing jurisdiction. Each non-U.S. holder is also urged to consult its own tax adviser with respect to the particular U.S. federal, state and local consequences to it of the ownership and disposition of the stock of ProLogis. Non-U.S. holders should also consult with their tax advisors concerning the possible application of an income tax treaty that may modify certain of the U.S. federal income tax consequences described above. ALL NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.


GOVERNMENTAL AND REGULATORY APPROVALS

         Security Capital and GE Capital cannot complete the merger until they have filed notifications with the Antitrust Division of the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the applicable rules of the Federal Trade Commission, and specified waiting periods have expired or terminated. Each of Security Capital and GE Capital filed a Premerger Notification and Report Form on January 3, 2002. The waiting period will expire February 4, 2002, unless earlier terminated or extended. GE Capital and Security Capital do not believe the merger requires any other antitrust approvals, but if any such approvals are determined to be necessary, the parties will make the requisite filings expeditiously.


         Security Capital and GE Capital believe that the proposed merger is compatible with U.S. antitrust laws. However, at any time before or after consummation of the merger, the Antitrust Division, the Federal Trade Commission, other governmental authorities or private persons could take action against the merger under the antitrust laws, including seeking to enjoin consummation of the merger, rescind the merger, cause Security Capital or GE Capital to divest, in whole or in part, any of their assets or businesses, and/or recover monetary damages. We can give no assurance that a challenge to the merger on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.


ACCOUNTING TREATMENT

     The merger will be accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards No. 141, "Business Combinations." Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the effective time of the merger (with the excess of the purchase price after such allocations being recorded as goodwill).


INTERESTS OF CERTAIN PERSONS IN THE MERGER

   GENERAL

     Some members of Security Capital management and the Security Capital board have certain interests in the merger that are different from or in addition to the interests of Security Capital stockholders generally. These additional interests relate to provisions in the merger agreement or Security Capital employee benefit plans, as well as:

     o modification of change of control agreements and agreements regarding employment terms;

     o acceleration and payments in respect of outstanding Security Capital stock options and restricted stock units; and

     o indemnification of and provisions for liability insurance for Security Capital directors and officers.

     All of these additional interests, to the extent material, are described below. The Security Capital board was aware of these interests and considered them in approving and adopting the merger agreement and the merger.

   CHANGE OF CONTROL AGREEMENTS AND RELATED MATTERS

     GE Capital has entered into agreements, dated as of December 14, 2001, with William D. Sanders, Chairman and Chief Executive Officer, C. Ronald Blankenship, Vice Chairman and Chief Operating Officer, Thomas G. Wattles, Managing Director, Constance B. Moore, Managing Director of the Capital Division, Paul E. Szurek, Managing Director of SC Group Incorporated and Chief Financial Officer Security Capital, Anthony R. Manno, President and Managing Director of Security Capital Research and Management Incorporated, A. Richard Moore, Managing Director of Security Capital (EU) Management Incorporated, and Jeffrey A. Klopf, Senior Vice President. The new agreements modified Security Capital's existing change of control agreements with each of these executives, which remain in place as modified.

     Each of the existing change of control agreements, as in effect before the modifications provided for in the new agreements, provided for continued employment of the executive for two years following a "change of control" with position, duties, pay, benefits and perquisites no less favorable than those that existed before the change of control. If the executive experienced a Termination, as defined in the agreement, he or she would be entitled to pay and benefits for a specified number of years. The number of years is three for Messrs. Sanders, Blankenship and Wattles, two for Ms. Moore and Messrs. Szurek, Manno and Moore, and one for Mr. Klopf. In addition, if the executive is subject to the federal excise tax on "excess parachute payments," he or she will be made whole for that tax by Security Capital. Each existing agreement defines a Termination as a termination by Security Capital (or its successors) for any reason other than death, disability or cause or by the executive upon (a) a significant change in the Executive's authorities or duties or a breach by Security Capital of its obligations under the agreement; (b) relocation of the executive's office more than fifty (50) miles; (c) a reasonable determination by the executive that, as a result of the change in control, there has been a change in circumstances significantly affecting the nature and scope of the executive's authorities and duties such that the Executive is unable to exercise the authorities, powers, functions or duties associated with the Executive's position or (d) the failure of Security Capital to obtain a satisfactory agreement from any successor to assume such agreement.

     The new agreements modify the existing agreements by shortening the term to one year following completion of the merger. Each new agreement also provides that the executive will receive a specified amount in cash at the effective time of the merger, which has been calculated to be equal to 50% of the cash severance the executive would have received under the existing agreement upon a Termination, plus an additional amount equal to the pro-rata bonus for the portion of calendar year 2002 preceding the effective time of the merger based on the executive's bonus for 2001. The aggregate amount of the specified amounts for all eight executives is $11,996,250.

     Each new agreement further provides for an additional payment equal to the same specified amount, at the end of the term or upon a Termination, whichever occurs first. In addition, following termination of the executive's employment for any reason other than cause, the executive and/or his family will continue to receive medical and other benefits for up to three years.

     In addition, GE Capital has entered into an agreement, pursuant to which it has recognized that equity compensation represents a significant portion of the total compensation that Security Capital has provided to its executives, and has agreed to work with Security Capital in good faith to design and grant a mutually agreeable equity compensation program.

   EFFECT ON STOCK OPTIONS AND RESTRICTED STOCK UNITS

     Each outstanding option and warrant to purchase Security Capital common stock, and each restricted stock unit based on Security Capital common stock, whether vested or unvested, that was previously granted by Security Capital and its subsidiaries, and each right to receive deferred delivery of shares of Security Capital common stock pursuant to previously exercised options, will automatically be canceled at the effective time of the merger. GE Capital will, or will cause the surviving corporation in the merger to, provide the holder of each Security Capital stock option, the consideration described in the section entitled "Merger Agreement - Treatment of Security Capital

Stock Options and Restricted Stock Units." GE Capital has also agreed that the account balances of all employees under Security Capital's 401(k) plan and Nonqualified Savings Plan and of all non-employee directors under the Deferred Fee Plan for Directors will vest upon completion of the merger. The portion of such account balances under the Nonqualified Savings Plan and the Deferred Fee Plan for Directors that are deemed invested in Security Capital common stock will be converted upon completion of the merger into cash balances or, if GE Capital elects to substitute ProLogis common shares for part of the cash consideration, and the employee or director so elects, into an account deemed invested in the applicable merger consideration.

     The executive officers and directors of Security Capital as a group hold the following awards that are currently unvested and that will vest as a result of the foregoing: unvested options as to 4,823 shares of class A stock and 3,901,784 shares of class B stock; restricted stock units representing 752,942 shares of class B stock; and unvested account balances under the 401(k) plan, the Nonqualified Savings Plan and/or the Deferred Fee Plan for Directors.

   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     In the merger agreement, GE Capital has agreed that Security Capital, as the surviving corporation in the merger, will, and GE Capital will cause the surviving corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director, officer and employee of Security Capital or any of its subsidiaries for losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities, or amounts paid in settlement (other than those effected without its written consent), arising out of actions or omissions occurring at or prior to the effective time of the merger and whether asserted or claimed prior to, at or after the effective time of the merger that are in whole or in part (i) based on, or arising out of, the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the merger.

         For a period of six years after the effective time of the merger, GE Capital shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Security Capital for the benefit of those persons who are covered by such policies at the effective time of the merger (or GE Capital may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the effective time of the merger), to the extent that such liability insurance can be maintained annually at a cost to GE Capital not greater than two hundred percent of the premium for the current Security Capital directors' and officers' liability insurance; PROVIDED, HOWEVER, that if such insurance cannot be so maintained or obtained at such costs, GE Capital shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to two hundred percent of the current annual premiums of Security Capital for such insurance.

     The merger agreement also provides that the indemnification provisions in the charter and bylaws of Security Capital in effect at the effective time of the merger will not be amended or otherwise repealed for six years after the effective time of the merger in any manner that would adversely affect the rights of individuals who at the effective time of the merger were directors or officers of Security Capital, among others.


AMENDMENT TO SECURITY CAPITAL RIGHTS AGREEMENT, TAKEOVER STATUTES

     Security Capital amended the Rights Agreement, dated as of April 21, 1997, between Security Capital and EquiServe Trust Company, N.A., as rights agent, to provide that neither the merger nor the merger agreement will cause GE Capital or any of its subsidiaries or affiliates to become an "acquiring person" under the Rights Agreement, or a "distribution date" or "shares acquisition date" to occur, and that the Rights Agreement will expire immediately prior to the effective time of the merger. In addition, Security Capital has exempted GE Capital from the ownership limits of the Security Capital charter and exempted the support agreements, the merger agreement and the merger from Maryland takeover statutes which might otherwise have been applicable.


NO DISSENTERS' APPRAISAL RIGHTS

    Under Maryland law, Security Capital stockholders will not have dissenters' rights to an appraisal of their shares in connection with the merger.

                              THE MERGER AGREEMENT

     THE FOLLOWING IS A SUMMARY OF ALL THE MATERIAL TERMS OF THE MERGER AGREEMENT. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A.


STRUCTURE AND EFFECTIVE TIME

     The merger agreement provides for the merger of Merger Sub with and into Security Capital. Security Capital will survive the merger and continue as an indirect wholly owned subsidiary of GE Capital. The merger will become effective at the time the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland (or at a later time if agreed in writing by the parties and specified in the articles of merger). The parties will file the articles of merger on the second business day after the satisfaction or waiver of all conditions in the merger agreement, or such other date as Security Capital and GE Capital may agree. We cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived. See "--Conditions to the Consummation of the Merger." We intend to complete the merger as promptly as practicable, subject to receipt of the Security Capital stockholder approval and all requisite regulatory approvals. See "The Merger--Governmental and Regulatory Approvals" and "--Reasonable Best Efforts; Antitrust Law Matters" and "--Conditions to Consummation of the Merger."


MERGER CONSIDERATION

     The merger agreement provides that each share of Security Capital class B stock outstanding immediately prior to the effective time of the merger will be converted at the effective time of the merger into the right to receive consideration consisting, in all cases, of $26.00 in value from GE Capital. Each holder of a share of class A stock will receive 50 times the class B consideration per share. Except as provided below, the consideration will be payable entirely in cash.

     GE Capital may elect (but no later than the 15th day before the stockholder meeting) to include ProLogis common shares owned by Security Capital as part of the consideration payable to Security Capital stockholders in the merger. However, cash will be paid in lieu of fractional shares. If GE Capital so elects, the holders of Security Capital class B stock would receive $26.00 in cash per share less the value of the ProLogis common shares received by them (with the ProLogis common shares valued based upon the 10-day trailing average price of the ProLogis common shares two days prior to the Security Capital stockholder meeting), and the holders of class A stock would receive 50 times such amount per share. GE Capital may also revoke its election to include ProLogis common shares as part of the merger consideration.

     Prior to the consummation of the merger, GE Capital may (but no earlier than the 18th day before the Security Capital stockholder meeting) direct the sale of any or all of the ProLogis common shares owned by Security Capital, including to ProLogis, pursuant to a registered offering, negotiated third party purchase, or otherwise. No such sale, regardless of price or timing, will change the $26.00 in cash to be received by Security Capital class B stockholders for their shares, or the 50 times such amount to be received by the class A stockholders.

     GE Capital may also determine to cause Security Capital to retain its ProLogis common shares, in which case holders of Security Capital class B stock will still receive $26.00 in cash for their shares, and holders of Security Capital class A stock 50 times such amount.

     All shares of Security Capital common stock held by any subsidiary of Security Capital and any shares owned by GE Capital, Merger Sub or any subsidiary of GE Capital or Merger Sub will be canceled at the effective time of the merger, and no payment will be made for those shares.


PAYMENT PROCEDURES

     GE Capital will appoint a paying agent that will make payment of the merger consideration in exchange for certificates representing shares of Security Capital common stock. GE Capital will deposit sufficient cash with the paying agent in order to permit the payment of the merger consideration and Security Capital will make available to the paying agent ProLogis common shares in amounts and at times necessary for the payment of the stock portion of the merger consideration, if any. Promptly after the effective time of the merger, the paying agent will send Security Capital stockholders a letter of transmittal and instructions explaining how to send their stock certificates to the paying agent. The paying agent will pay to the holder the cash portion of the merger consideration and deliver the stock portion of the merger consideration, if any, payable in the form of ProLogis common shares, minus any withholding taxes required by law, to Security Capital stockholders promptly following the paying agent's receipt and processing of Security Capital stock certificates and properly completed transmittal documents.


TREATMENT OF SECURITY CAPITAL STOCK OPTIONS AND RESTRICTED STOCK UNITS

     The merger agreement provides that, upon the closing date of the merger, all then-outstanding stock options, warrants, and restricted stock units will be cancelled in exchange for either a cash payment or, in certain cases, payment partly in cash and partly in ProLogis common shares, in either case to be paid by Security Capital or, at GE Capital's election, by Merger Sub. The amount of the cash payment for each option will equal the amount of the merger consideration payable per share of the class of Security Capital common stock subject to the option, less the per-share exercise price of the option, times the number of shares subject to the option, reduced by applicable withholding taxes. In addition, all then-outstanding restricted stock units will be cancelled in exchange for either a cash payment or a payment partly in cash and partly in ProLogis common shares. The amount of the cash payment for each unit or deferred share pursuant to a previously exercised stock option will equal the amount of the merger consideration payable per share of the class of Security Capital common stock subject to the unit or represented by the deferred share, times (in the case of a unit) the number of shares represented by the unit. If GE Capital elects to substitute ProLogis common shares, the holders of these awards will be permitted to elect to receive a reduced cash payment plus the appropriate number of ProLogis common shares, based upon the class of Security Capital common stock that is subject to their options, units or deferred shares. If any taxes are required to be withheld, they will be subtracted from the cash payment and, if the cash payment is insufficient, the option holder will be required to make up the difference in cash.


DIRECTORS AND OFFICERS

     The merger agreement provides that the directors of Merger Sub immediately before the effective time of the merger will be the initial directors of the surviving corporation in the merger. The officers of Security Capital will be the initial officers of the surviving corporation in the merger until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.


REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties made by Security Capital to GE Capital and Merger Sub, including representations and warranties relating to:

     o organization, qualification and subsidiaries, and other corporate matters;

     o capitalization of Security Capital and its subsidiaries (the term "subsidiaries" does not include the Public Investees, other than Storage USA following consummation of the Storage USA transactions) and certain information regarding Security Capital's Public Investees (Storage USA, ProLogis, CarrAmerica, and Regency Realty);

     o authorization, execution, delivery and enforceability of the merger agreement, and required stockholder approval;

     o reports and financial statements filed with the Securities and Exchange Commission and the accuracy of the information in those documents;

     o  absence of undisclosed liabilities;

     o  absence of changes in Security Capital and its subsidiaries;

     o  accuracy of information in this proxy statement;

     o conflicts under charter documents, violations of any instruments or law, and required consents and approvals;

     o absence of default, compliance with organizational documents, agreements, and foreign or domestic laws;

     o  litigation;

     o  compliance with applicable law;

     o  properties;

     o  employee plans;

     o  labor matters;

     o  environmental matters;

     o  tax matters;

     o  material contracts;

     o  absence of questionable payments;

     o  insurance;

     o  intellectual property;

     o  opinion of financial advisor;

     o  brokers' and finders' fees with respect to the merger;

     o  takeover statutes;

     o  ownership limit; and

     o  amendment to the Rights Agreement.

     The merger agreement also contains representations and warranties made by GE Capital and Merger Sub to Security Capital, including representations and warranties relating to:

     o organization, qualification and good standing, and other corporate matters;

     o authorization, execution, delivery and enforceability of the merger agreement;

     o  accuracy of information for use in this proxy statement;

     o conflicts under charter documents, violations of any instruments or law, and required consents and approvals;

     o  no prior activities engaged in by Merger Sub;

     o  brokers' and finders' fees with respect to the merger; and

     o  financial capacity to consummate the merger.

     The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.


COVENANTS; CONDUCT OF THE BUSINESS OF SECURITY CAPITAL PRIOR TO THE MERGER

     From the date of the merger agreement through the effective time of the merger, Security Capital and its subsidiaries are required to comply with certain restrictions on their conduct and operations. Security Capital has agreed, and has agreed to cause its subsidiaries, and will use commercially reasonable efforts to cause the Public Investees, to conduct their respective operations in the ordinary and usual course of business consistent with past practice and, to seek to preserve intact their respective business organizations, seek to keep available the services of their respective current officers and employees, and seek to preserve their relationships with customers, suppliers and others having business dealings with it to the extent that goodwill and ongoing business shall be unimpaired.

     o Exceptions: (a) as otherwise expressly provided in the merger agreement, (b) as consented to in writing by GE Capital, or (c) with respect to the consummation of the Storage USA Acquisition (as defined in the merger agreement), or as contemplated by the Storage USA Transaction Agreements (as defined in the Merger Agreement) and the merger contemplated thereby. The merger agreement provides that Security Capital will not increase the price to be paid in connection with the Storage USA Acquisition or make any material change to the Storage USA Transaction Agreements or grant any material waiver, consent or election thereunder, except with GE Capital's consent, which consent shall be given (or, in the absence of any response, deemed to have been given) within 24 hours of the delivery of such a request.

     Security Capital has also agreed that, prior to the effective time of the merger, except as provided in the disclosure schedules to the merger agreement, Security Capital will not, and will use commercially reasonable efforts to cause the Public Investees not to, and will not permit any of its subsidiaries to:

     (1) amend their respective charters or bylaws (or other similar governing instruments);

     (2) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents;

          o Exceptions: (a) the issuance or sale of shares pursuant to the exercise of Security Capital stock options and conversion of series B preferred stock and Security Capital's 6.5% Convertible Subordinated Debentures due 2016 in accordance with the terms thereof, or (b) (1) automatic grants of Security Capital stock options to directors of Security Capital in accordance with plan terms in effect as of the date of the merger agreement, (2) the grant of new Security Capital stock options upon the exercise of outstanding Security Capital stock options containing a reload feature requiring a new option grant upon such exercise, (3) the grant of options, in the ordinary course consistent with past practice, by subsidiaries of Security Capital, or (4) the grant of restricted stock units pursuant to Security Capital's matching share program;

     (3)  (a) split, combine or reclassify any shares of their respective stock;
          (b) declare, set aside or pay any dividend or other distribution in respect of their respective stock, except the declaration and payment of regular quarterly cash dividends not in excess of the dividend amounts provided for in the instrument defining the rights of the preferred stock, with usual record and payment dates in accordance with past dividend practice; (c) make any other actual, constructive or deemed distribution in respect of any shares of their respective stock or otherwise make any payments to stockholders in their capacity as such; or (d) redeem, repurchase or otherwise acquire any of their respective securities or any securities of any of their respective subsidiaries;

     (4) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

     (5) alter, through merger, liquidation, dissolution, reorganization, restructuring or in any other fashion, their respective corporate structures or ownership of any subsidiary or joint venture;

     (6) (a) incur or assume any long-term or short-term indebtedness or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice in aggregate amounts not to exceed $50 million other than in connection with the acquisition of Storage USA or as disclosed on the disclosure schedule to the merger agreement; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in aggregate amounts not to exceed $50 million;
          (c) make capital contributions to, or investments in, any other person, other than to wholly owned subsidiaries; (d) pledge or otherwise encumber shares of stock of Security Capital or its subsidiaries; or (e) mortgage or pledge any of their respective material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

     (7) except as may be required by law, an existing agreement or as contemplated by the merger agreement, (a) enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner except for any such actions taken in the ordinary and usual course of business consistent with past practice and that, in the aggregate, do not result in a material increase in Security Capital's aggregate benefits and compensation expense, and
          (b) increase in any manner the compensation or fringe benefits of any director or officer of Security Capital or pay any benefit not required by any plan and arrangement as in effect as of the date of the merger agreement or as modified in accordance with this paragraph (including the granting of stock appreciation rights or performance units);

     (8) acquire, sell, lease or dispose of any assets valued in excess of $3 million individually or in the aggregate, enter into any commitment or transaction outside the usual course of business consistent with past practice or grant any exclusive distribution rights other than with respect to the disposition of Security Capital's right, title and interest in and to 19,403,417 shares of CarrAmerica;

     (9) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by them;

     (10) revalue in any material respect any of their respective assets;

     (11) (a) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (b) enter into any contract or agreement other than in the ordinary and usual course of business consistent with past practice or amend in any material respect any material contracts or policies; (c) authorize any new capital expenditures in excess of those contemplated by the budgets previously provided by Security Capital to GE Capital; or (d) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited under the merger agreement;

     (12) make or revoke any tax election except as required by law, or settle or compromise any tax liability material to Security Capital and its subsidiaries taken as a whole (taking into account only Security Capital's actual ownership in each of its subsidiaries), or change any material aspect of their respective methods of accounting for tax purposes;

     (13) pay, discharge or satisfy any material claims, liabilities or obligations other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of such person and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which such person or any of its subsidiaries is a party;

     (14) settle or compromise any pending or threatened suit, action or claim relating to the merger;

     (15) enter into any agreement or arrangement that limits or otherwise restricts such person or any of its subsidiaries or any successor thereto or that would after the effective time, limit the surviving corporation and its affiliates including GE Capital or any successor thereto from engaging or competing in any line of business or in any geographic area;

     (16) in any case where Security Capital has a contractual right to consent to any matter requested or proposed by Storage USA or Regency, Security Capital will not so consent without GE Capital's consent, which shall not be unreasonably withheld or delayed; and

     (17) take, propose to take, or agree in writing or otherwise to take, any of the actions described above or any action which would make any of the representations or warranties of Security Capital contained in the merger agreement (a) which are qualified as to materiality untrue or incorrect or (b) which are not so qualified untrue or incorrect in any material respect.

With respect to the Public Investees, Security Capital is required to exercise its voting rights, contractual rights and board rights (subject to fiduciary duties), in compliance with the above covenants; however Security Capital cannot, and is not obligated to, otherwise insure that the Public Investees will in fact comply.


NO SOLICITATION OF ACQUISITION TRANSACTIONS

     The merger agreement provides that, from the date of the merger agreement until the termination of the merger agreement and except as expressly permitted by the following provisions, Security Capital will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative of, Security Capital or any of its subsidiaries to, directly or indirectly:

     (a) solicit, initiate or encourage the submission of any Acquisition Proposal; or

     (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; PROVIDED, HOWEVER, that the Security Capital board may furnish information to, or enter into discussions or negotiations with, any person that previously has made an unsolicited bona fide written Acquisition Proposal if, and only to the extent that,

               (1) the Security Capital board, after consultation with and having considered the advice of independent legal counsel, determines in good faith that (x) such Acquisition Proposal would, if consummated, constitute a Superior Proposal (as hereinafter defined), and (y) such action is necessary for the Security Capital board to comply with its duties to Security Capital's stockholders under applicable law; and

               (2) prior to taking such action, Security Capital (x) provides reasonable notice to GE Capital (but in any event no later than 24 hours prior to taking such action) to the effect that it is taking such action and (y) receives from such person an executed confidentiality/standstill agreement in reasonably customary form, the terms of which, as applicable to such person, in any event are at least as stringent as those applicable to GE Capital in the confidentiality agreement between GE Capital and Security Capital.

     Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, Security Capital shall notify GE Capital of any Acquisition Proposal (including the material terms and conditions thereof and the identity of the person making it) as promptly as practicable after its receipt thereof (and in any event, no later than twenty-hours from receipt), and shall provide GE Capital with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter promptly inform GE Capital of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give GE Capital a copy of any information delivered to such person that has not previously been reviewed by GE Capital. Immediately after the execution and delivery of the merger agreement, Security Capital will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal.

         The merger agreement provides that the Security Capital board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to GE Capital, its approval or recommendation of the merger agreement or the merger unless the Security Capital board, after consultation with and having considered the advice of independent legal counsel, determines in good faith that such action is necessary for the Security Capital board to comply with its duties to Security Capital's stockholders under applicable law. Except as set forth in this provision, the Security Capital board will not approve or recommend or permit Security Capital to enter into any agreement with respect to any Acquisition Proposal (other than a confidentiality agreement as described above) made by any person other than GE Capital or Merger Sub. Notwithstanding the foregoing, if the Security Capital board, after having considered the advice of independent legal counsel, determines in good faith that failing to take such action would constitute a breach of the obligations of the Security Capital board under applicable law, the Security Capital board may approve or recommend an Acquisition Proposal (or amendment or supplement thereto) or cause Security Capital to enter into an agreement with respect thereto, but in each case only if:

     (a) Security Capital provides written notice to GE Capital (a "Notice of Superior Proposal"), which notice must be received by GE Capital at least three business days (exclusive of the day of receipt by GE Capital of the Notice of Superior Proposal) prior to the time it intends to cause Security Capital to enter into such an agreement, advising GE Capital in writing that the Security Capital board has received an Acquisition Proposal (or amendment or supplement thereto) which it believes constitutes a Superior Proposal and which it intends to accept and, with respect to which, enter into a definitive agreement, subject to the above, providing a copy of any written offer or proposal describing the Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal;

     (b) as of the end of such three business day period referenced above, GE Capital shall have failed to notify Security Capital in writing that it has determined to revise the terms of the merger to provide that the merger consideration will be equal to or greater than the consideration to be paid to the Security Capital stockholders pursuant to the Superior Proposal; and

     (c) Security Capital terminates the merger agreement within 48 hours after the lapse of the three business day period referenced above and immediately thereafter enters into an agreement with respect to such Superior Proposal.

         For purposes of the merger agreement, an "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the merger of Merger Sub with and into Security Capital) involving Security Capital:

     (a) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;

     (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of Security Capital and its subsidiaries, taken as a whole, in a single transaction or series of related transactions;

     (c) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding Security Capital common stock or the filing of a registration statement under the Securities Act in connection therewith; or

     (d) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     A "Superior Proposal" means any bona fide Acquisition Proposal not directly or indirectly initiated, solicited, encouraged or knowingly facilitated by Security Capital after the date of the merger agreement in contravention of the provisions thereof which the Security Capital board determines in good faith judgment (based on the advice of an investment banker of nationally recognized reputation), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal:

     (a) would, if consummated, result in a transaction that is more favorable to Security Capital's stockholders (in their capacity as stockholders), from a financial point of view, than the merger and

     (b) is reasonably capable of being completed; PROVIDED, HOWEVER, that for purposes of this definition, the term Acquisition Proposal shall be amended so that the reference to 20 percent shall be deemed to be a reference to 100 percent.

         Nothing prohibits Security Capital from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or from making any disclosure to Security Capital's stockholders which, in the good faith reasonable judgment of the Security Capital board, based on the advice of independent legal counsel, is required under applicable law; PROVIDED, HOWEVER, that except as otherwise permitted, Security Capital does not withdraw or modify, or propose to withdraw or modify, its position with respect to the merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.


EMPLOYEE BENEFITS

     GE Capital will cause the surviving corporation to honor the obligations of Security Capital or any of its subsidiaries under the provisions of the employment, consulting, termination, severance, change in control and indemnification agreements between and among Security Capital or any of its subsidiaries and any current or former officer, director, consultant or employee of Security Capital or any such subsidiaries.

     Security Capital and GE Capital have agreed that, from the closing date of the merger and until January 1, 2003, the compensation benefits to be provided to current or former employees of Security Capital and any of its subsidiaries will be, in the aggregate, no less favorable than those provided to them before the merger or, in certain cases, those provided to similarly situated employees of GE Capital, if greater.

     Security Capital's employees' prior service to Security Capital will generally be taken into account in determining their benefits after the merger, except for accrual of benefits under defined benefit pension plans and except if duplication of benefits would result, and they will generally not be subject to waiting periods or other limitations on their participation in any welfare benefit plans of GE Capital and its subsidiaries that may apply to them after the merger.


REASONABLE BEST EFFORTS; ANTITRUST LAW MATTERS

     GE Capital, Security Capital and Merger Sub have agreed to use reasonable best efforts to take, or cause to be taken, in good faith, all actions and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable laws and regulations to consummate the merger and to cause to be satisfied all conditions precedent to their respective obligations under the merger agreement in each case as soon as practicable after the date of the merger agreement.

          o Each party agrees to use its reasonable best efforts to prepare and file as promptly as practicable following the date of the merger agreement all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or governmental entity in order to consummate the merger or any of the other transactions contemplated by the merger agreement ("Required Approvals");

          o Each party agrees to file a Notification and Report Form pursuant to the HSR Act with respect to the merger as promptly as practicable and in any event within 10 days of the merger agreement; and GE Capital agrees to make any other requisite antitrust filings as soon as reasonably practicable;

          o GE Capital and Security Capital each shall use its reasonable best efforts to cooperate in all respects with each other in connection with any filing or submission to or any investigation or proceeding by a private party, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other governmental entity;

          o GE Capital and Security Capital each shall use its reasonable best efforts to (a) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (b) subject to applicable law, permit the other party to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or material oral communication between it and any governmental entity, (c) promptly inform each other of any supply to such other party any communication received by such party, or given to such party to, the DOJ, the FTC or any other governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the merger; and (d) consult with each other in advance of any meeting or conference with the DOJ, the FTC or any other governmental entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the DOJ, the FTC or such other applicable governmental entity or other party, give the other party the opportunity to attend and participate in such meetings and conferences;

          o if any objections are asserted with respect to the merger under any antitrust or competition law, GE Capital agrees to use its reasonable best efforts to resolve any antitrust concerns, federal, state, foreign or private, obtain all Required Approvals and obtain termination of the waiting period under the HSR Act or any other applicable law and the termination of any outstanding judicial or administrative orders prohibiting the closing of the merger so as to permit consummation of the merger as soon as practicable. If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted challenging any transaction contemplated by the merger agreement, Security Capital agrees to cooperate with GE Capital in responding thereto and GE Capital and Security Capital shall each use its reasonable best efforts to contest, resist and/or attempt to resolve any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that prohibits, prevents or restricts consummation of the merger and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the merger; and

          o Security Capital shall cooperate with GE Capital and use its reasonable best efforts to obtain an opinion of counsel on or prior to the effective time of the merger satisfying the requirements of Article 9 of the Articles of Incorporation of Security Capital European Realty to allow GE Capital to be treated as an "Excluded Holder" thereunder.

     The merger agreement provides that GE Capital's "reasonable best efforts" shall not require GE Capital to agree to or effect any divestiture, or to agree to or to hold separate or hold in trust (or similar action involving) any part of GE Capital's or Security Capital's business or operations, other than any of Security Capital's business or operations with a net asset value in the aggregate of no greater than $50 million.

REGISTRATION AND SALE OF PROLOGIS SHARES

     With the prior written consent of both Security Capital and GE Capital, Security Capital may, at any time, sell any or all of the 49,903,814 ProLogis common shares owned by Security Capital, including to ProLogis, pursuant to a public offering or private placement, negotiated third-party purchase or otherwise. In addition, Security Capital will, at the written request of GE Capital, use its reasonable best efforts to effect a sale of ProLogis common shares in the manner requested by GE Capital, and subject to approval by GE Capital of any final pricing terms, provided that Security Capital shall not be required to effect a sale of ProLogis common shares, or enter into any binding agreement to effect a sale of ProLogis common shares, prior to the date which is 18 days prior to the then-applicable stockholders' meeting date. Security Capital will, after consultation with GE Capital, determine the manager(s) and book runner(s) in the event of any sale of ProLogis common shares that is an underwritten offering. In order to facilitate a possible sale of ProLogis common shares and/or a distribution of ProLogis common shares pursuant to the stock election, Security Capital will, on or before December 17, 2001, exercise its registration rights under its investors agreement with ProLogis and will use its reasonable best efforts to assist ProLogis in filing and having declared effective one or more registration statements, and any necessary supplements or amendments, with respect to the ProLogis common shares, suitable for use in connection with the stock election and/or sale of ProLogis common shares, and shall allow GE Capital to participate in the process of registering the ProLogis common shares.

STORAGE USA ACQUISITION

     If a third party seeks to acquire Storage USA for consideration in excess of that agreed to be paid pursuant to the Storage USA Transaction Agreements, Security Capital will determine either:

     (a) to seek GE Capital's consent to offer to increase the price to be paid by Security Capital in connection with the Storage USA acquisition; or

     (b)  not to do so.

     If Security Capital decides not to so increase the price to be paid by Security Capital in connection with the Storage USA Acquisition, then, at the written request of GE Capital, Security Capital will nevertheless offer to increase the price to be paid in connection with the Storage USA Acquisition on such terms as GE Capital may designate. Immediately upon any termination of the merger agreement, GE Capital will pay to Security Capital an amount equal to the aggregate amount of any such increased price designated by GE Capital that may have been agreed with or accepted by Storage USA.


CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of Security Capital, GE Capital and Merger Sub to consummate the merger are subject to the fulfillment, at or prior to the effective time, of each of the conditions described below, any of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable law.

     (1) The merger and merger agreement have been approved by the affirmative vote of the holders of a majority of the votes entitled to be cast by the voting securities of Security Capital.

     (2) There shall not be in effect any law of any governmental authority of competent jurisdiction restraining, enjoining, or otherwise preventing the consummation of the merger.

     (3) (a) The waiting period applicable to completion of the merger under the HSR Act has expired or been terminated, (b) any relevant statutory, regulatory or other governmental waiting periods or approvals, whether domestic, foreign or supranational, the failure of which to have expired or been terminated or to be obtained or to be in full force and effect, would, either (i) individually or in the aggregate, have a material adverse effect on Security Capital or the surviving corporation or (ii) result in any violation of law, shall have expired or been terminated or been obtained and be in full force and effect, as the case may be, or (c) in the event that the merger constitutes a concentration with a community dimension within the scope of the European Community's Counsel Regulation (EC) 4064/89 of December 21, 1989 (the "ECMR"), the European Commission shall not have indicated prior to the closing date of the merger that it intends to initiate proceedings under the ECMR in respect of the merger nor refer the transactions or any matters arising therefrom to the competent authority of a member state under Article 9(1) of the ECMR.

     (4) Any registration statement with respect to the ProLogis common shares owned by Security Capital and filed pursuant to the merger agreement shall have been declared effective by the SEC, no stop order shall have been issued with respect to such ProLogis registration statement and such ProLogis registration statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     Unless waived by Security Capital, the obligation of Security Capital to consummate the merger is subject to the satisfaction of the following additional condition:

         The representations and warranties of GE Capital or Merger Sub contained in the merger agreement are true and accurate as of the closing date (except for those representations and warranties that address matters only as to a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period) and GE Capital and Merger Sub have not breached or failed to perform or comply with any obligations, agreement or covenant required by the merger agreement to be performed or complied with by it except, in each case where the failure of such representations and warranties to be true and accurate, or the failure to perform or comply with such obligations, agreements or covenants, do not or would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on GE Capital.

     Unless waived by GE Capital, the obligations of GE Capital to consummate the merger are subject to the satisfaction of both of the following additional conditions:

     (1)  No material adverse effect on Security Capital has occurred; and

     (2) The representations and warranties of Security Capital contained in the merger agreement are true and accurate as of the closing date (except for those representations and warranties that address matters only as to a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period) and Security Capital has not breached or failed to perform or comply with any obligation, agreement or covenant required by the merger agreement to be performed or complied with by it except, in each case where the failure of such representations and warranties to be true and accurate, or the failure to perform or comply with such obligations, agreements or covenants, do not or would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Security Capital.


IMPORTANT DEFINITIONS

     In the merger agreement, the phrase "material adverse effect," when used in connection with Security Capital or any of its subsidiaries or GE Capital and any of its subsidiaries means any change, effect or circumstance that:

     (1) is materially adverse to the business, assets, financial condition or results of operations of Security Capital and its subsidiaries or GE Capital and its subsidiaries, as the case may be, in each case taken as a whole, excluding the effects of changes to the extent related to
          (A) conditions in the United States, European or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) general changes in conditions (including changes in legal, regulatory or business conditions or changes in
          GAAP) in or otherwise affecting the industries in which Security Capital or GE Capital, as the case may be, conducts business, (C) the merger agreement, the announcement or performance of the merger agreement and the merger, including the impact thereof on relationships with customers, suppliers or employees, or (D) anything provided for or contemplated by the budget previously provided by Security Capital to GE Capital; or

     (2) materially adversely affects the ability of Security Capital or GE Capital and Merger Sub, as the case may be, to perform its obligations under the merger agreement or consummate the merger.


TERMINATION

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (whether before or after approval of the merger by Security Capital's stockholders):

     (1)  by mutual written consent of Security Capital and GE Capital;

     (2) by either GE Capital or Security Capital if (A) a statute, rule or executive order prohibits the merger substantially on the terms contemplated by the merger agreement or (B) any governmental entity issues an or-der, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the merger on the terms contemplated by the merger agreement and such order, decree, ruling or other action has become final and nonappealable;

     (3) by either GE Capital or Security Capital if the merger has not been consummated by August 14, 2002, provided that the party seeking to terminate the merger agreement has not breached in any material respect its obligations under the merger agreement in any manner that proximately contributed to the failure to consummate the merger on or before such date;

     (4) by GE Capital if the Security Capital board (A) publicly withdraws or modifies its recommendation of the merger agreement or the merger in a manner materially adverse to GE Capital, (B) fails to confirm its recommendation to Security Capital's stockholders that they approve and adopt the merger and the merger agreement within five business days after a written request by GE Capital that it do so if such request is made following the making of an Acquisition Proposal, or (C) approves or recommends an Acquisition Proposal made by any person other than GE Capital or Merger Sub;

     (5) by Security Capital, if (A) the Security Capital board determines that an Acquisition Proposal constitutes a Superior Proposal in accordance with the requirements of the merger agreement, (B) Security Capital delivers to GE Capital written notice of the determination by the Security Capital board to terminate the merger agreement and follows the procedures of the merger agreement, and (C) immediately prior to such termination Security Capital makes payment of the full amounts required by the merger agreement and immediately after such termination Security Capital enters into a definitive acquisition, merger or similar agreement to effect such Acquisition Proposal;

     (6) by GE Capital if Security Capital breaches any of its representations, warranties or covenants contained in the merger agreement, which breach would give rise to the failure of the merger condition with respect to representations, warranties or covenants and which breach is either (A) reasonably capable of being cured within 30 business days after its receipt of written notice thereof from GE Capital but has not been cured within such time or (B) incapable of being cured by Security Capital prior to August 14, 2002;

     (7) by Security Capital if any of GE Capital's representations and warranties contained in the merger agreement are not true and correct, except for such failures to be true and correct that individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of GE Capital to consummate the merger or perform its obligations under the merger agreement, and which failure is either (A) reasonably capable of being cured within 30 business days after its receipt of written notice thereof from Security Capital but has not been cured within such time or (B) incapable of being cured by GE Capital prior to August 14, 2002; or

     (8) by Security Capital or GE Capital if the holders of a majority of the votes entitled to be cast by the voting securities of Security Capital fail to approve the merger agreement and the merger at the special meeting.


TERMINATION FEE

     Security Capital must pay GE Capital a termination fee of $120 million if the merger agreement is terminated by Security Capital pursuant to paragraph (5) under "Termination" above or:

     (1) the merger agreement is terminated by GE Capital because the Security Capital board has publicly withdrawn or modified in a manner materially adverse to GE Capital its recommendation of the merger agreement or the merger, failed to reconfirm its recommendation to Security Capital's stockholders that they approve and adopt the merger and the merger agreement within five business days after a written request by GE Capital that it do so if such request is made following the making of an Acquisition Proposal or approved or recommended an alternative Acquisition Proposal made by any person other than GE Capital or Merger Sub (any of the foregoing a "Change in Recommendation"); or

     (2) the merger agreement is terminated by either GE Capital or Security Capital because the Security Capital stockholders fail to approve the merger agreement and the merger after a Change in Recommendation;

         AND

     (a) an Acquisition Proposal has previously been publicly proposed or publicly announced or any person has previously publicly announced to make an acquisition proposal; or

     (b) within 12 months following the termination of the merger agreement, Security Capital or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal.


EXPENSES

     The merger agreement provides that all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring the expenses, whether or not the merger is consummated. Security Capital will reimburse GE Capital and Merger Sub for all their expenses incurred in connection with the merger agreement and merger in the event the merger agreement is terminated under circumstances in which a termination fee would be required except that the aggregate amount of such reimbursement together with the termination fee shall not exceed $160 million.


AMENDMENT

     Provisions of the merger agreement may be amended by action taken by Security Capital, GE Capital and Merger Sub at any time before or after approval of the merger by the stockholders of Security Capital but, after any such approval, no amendment may be made which requires the approval of such stockholders under applicable law without such approval.

                               SUPPORT AGREEMENTS



    Two of the directors (each of whom is also a stockholder) of Security Capital have entered into a support agreement with GE Capital and have granted to two employees of GE Capital irrevocable proxies to vote 97,672.112 shares of class A stock and 260,925 shares of class B stock (representing 7.39% of the voting power as of December 31,2001) which are beneficially owned by them. These stockholders have agreed that in the event they become the beneficial owners of any additional shares of Security Capital, the support agreement will be applicable to those shares as well. The stockholders have agreed to vote these shares:

     o for the adoption and approval of the merger agreement and all other transactions contemplated by the merger agreement and the support agreement;

     o against any action, agreement, transaction or proposal that would result in either GE Capital's or Security Capital's unilateral right to terminate the merger agreement; and

     o in favor of any other matter necessary to the consummation of the transactions contemplated by the merger agreement and considered and voted upon by the stockholders of Security Capital.

     These stockholders have also agreed that neither they nor any affiliates will:

     o solicit or encourage the initiation of any inquiries or proposals regarding any Acquisition Proposal (as defined in the merger agreement); or

     o have any discussions with or provide any confidential information or data to any third party that would encourage, facilitate or further an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal.

     These stockholders have also agreed, until the termination of the support agreement, not to:

     o sell, assign, transfer, pledge, encumber or otherwise dispose of any of the stockholders' interest in the securities of Security Capital (except to charitable or similar organizations);

     o deposit any of the stockholders' interest in the securities of Security Capital into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto which is inconsistent with the support agreement;

     o enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any of the stockholders' interest in the securities of Security Capital (except as permitted above); or

     o take any action that would make any representation or warranty of the stockholder untrue or incorrect in any material respect or have the effect of preventing or disabling the stockholder from performing its obligations under the support agreement.

    The support agreement will terminate on the earliest of:

     o the date the merger agreement is terminated or modified in any manner adverse to the stockholder;

     o    the date GE Capital terminates the support agreement; and

     o    the day after the stockholders' meeting.

     A form of the Security Capital support agreement is attached as Appendix B to this proxy statement. You should read it in its entirety.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of January 2, 2001, the beneficial ownership of class A stock and class B stock for (i) each director and advisory director of Security Capital, (ii) the Chief Executive Officer and the four other most highly compensated executive officers of Security Capital (the "Named Executive Officers"), (iii) each person known to Security Capital to be the beneficial owner of more than 5% of the outstanding class A stock or class B stock and (iv) the directors, an advisory director and executive officers of Security Capital as a group. The last column shows the percentage of votes represented by the outstanding voting securities held by such persons. Unless otherwise indicated in the footnotes, the shares are owned directly, and the indicated person or entity has sole voting and investment power. The address of each director, the advisory director and Named Executive Officer is c/o Security Capital Group Incorporated at the administrative offices of SCGroup Incorporated located at 7777 Market Center Avenue, El Paso, Texas 79912.




                                                  Class A Stock                   Class B Stock
                                                  -------------                   -------------
Name and Address                                                                                              Voting
of Beneficial Owner                         Number(1)          %(2)         Number(3)(4)       %(2)(5)    Percentage(6)
-------------------                         ---------          ----         ------------       -------    -------------


C. Ronald Blankenship (7)...........          13,108           1.465%         2,139,096         2.228%           *

Hermann Buerger (8).................             375             *            6,654,955         6.615%         2.386%
John P. Frazee, Jr. (9).............           6,065             *              333,250           *             *
Cyrus F. Freidheim, Jr. (10)........           3,045             *              217,350           *             *
H. Laurance Fuller (11).............           4,958             *              277,900           *             *
Janet Hill..........................               0             *               14,507           *             *
Ray L. Hunt (12)....................          31,043           3.509%         1,832,124         1.920%         2.148%
John T. Kelley, III (13)............           4,549             *              272,096           *             *
Jay O. Light........................               0             *               44,509           *             *
William D. Sanders (14).............          65,683           7.317%         4,849,219         4.913%         4.749%
Peter S. Willmott (15)..............           4,216             *              321,202           *             *
Frank P. Lowy, Jr. (16).............          52,431           5.943%         4,585,836         4.754%         4.497%
Thomas G. Wattles (17)..............          10,904           1.221%         1,444,187         1.515%          *
Anthony R. Manno, Jr................           3,906             *              768,700           *             *
A. Richard Moore, Jr................           1,070             *              413,650           *             *
Total directors and executive officers
   as a group (23 persons)..........         211,958          22.312%        26,929,190        22.770%        13.644%
Commonwealth of Pennsylvania, Public
   School Employes' Retirement System
   (18)
   5 North 5th Street,
   Harrisburg, PA 17101.............          97,723          11.08%         14,153,953        14.340%        10.406%
United States Steel and Carnegie
   Pension Fund (19)
   350 Park Avenue, 17th
   Floor, New York, NY
   10022............................          74,285           8.421%         3,714,250         3.810%         5.366%
Franklin Resources Inc. (20)
   777 Mariners Island Blvd.,
   6th Floor,
   San Mateo, CA 94404..............               0             *            4,803,121         5.120%         1.735%
Pacific Financial Research, Inc. (21)
   9601 Wilshire Blvd.,
   Suite 800,
   Beverly Hills, CA 90210..........          19,736           2.240%         5,101,814         5.380%         2.912%


                                      -39-

Wellington Management Company, LLP (22)
   72 State Street, Boston,
   MA 02100.........................               0             *            6,913,400         7.370%         2.497%
Merrill Lynch Investment Managers (23)
   800 Scudders Mill Road
   Plainsboro, NJ 08536.............               0             *            5,644,650         6.020%         2.039%
---------------
         * Less than 1%

     (1) Includes class A stock which may be acquired upon conversion of convertible debentures, or the exercise of options or warrants, within 60 days for Messrs. Blankenship (12,722), Buerger (375), Frazee (2,553), Freidheim (2,553), Fuller (2,553), Mrs. Hill (0), Messrs.
          Hunt (2,553), Kelley (2,553), Light (0), Sanders (15,528), Willmott (1,189), Wattles (10,659), Manno (3,498) and Moore (1,070), and all
          Directors and executive officers as a group (67,817).

     (2) For each person who owns restricted stock units which vest within 60 days, or options or convertible securities which are exercisable or convertible within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his or her options or warrants and converted all of his or her convertible securities and that no other person has restricted stock units which have vested, has exercised any outstanding options or has converted any convertible securities.

     (3) Each share of class A stock may be converted at any time into 50 shares of class B stock. Includes class B stock which may be acquired upon conversion of class A stock, including class A stock which may be acquired upon the exercise of options or warrants, or upon conversion of convertible debentures, as described in footnote 1 above.

     (4) Includes class B stock which may be acquired upon the exercise of options or vesting of restricted stock units within 60 days for Messrs. Blankenship (1,479,270), Buerger (30,000), Frazee (30,000),
          Freidheim (30,000), Fuller (30,000), Mrs. Hill (14,507), Messrs. Hunt (30,000), Kelley (30,000), Light (10,685), Sanders (1,553,032),
          Willmott (30,000), Wattles (890,712), Manno (546,343) and Moore (357,525), and all Directors and executive officers as a group (7,215,448). Includes class B stock held through the 401(k) savings plan for Messrs. Blankenship (634), Sanders (1,112), Wattles (1,102), Manno (1,044) and Moore (1,033), and all executive officers as a group (12,250).

     (5) For each person who owns class A stock, the calculation of the percentage ownership assumes that only that person has converted all of his or her class A stock into class B stock and that no other person has converted any class A stock.

     (6) Includes only outstanding class A stock, class B stock and/or series B preferred stock beneficially owned by such person. The percentage is based on one vote per share of class A stock, .005 vote per share of class B stock and .1282 vote per share of series B preferred stock. On the record date, the outstanding voting securities were entitled to cast a total of _________ votes.

     (7) Includes 2,000 shares of class B stock held by a corporation of which Mr. Blankenship is a controlling stockholder.

     (8) Mr. Buerger is a regional board member of Commerzbank AG in New York. Commerzbank Aktiengesellschaft, Grand Cayman Bank ("Commerzbank AG, Grand Cayman Branch"), Corporate Center at Rye, 555 Theodore Fremd Ave. Suite B-200, Rye, NY 10580, beneficially owns 6,606,205 shares of class B stock as a result of owning 257,642 shares of series B preferred stock, with respect to all of which it has sole power to vote or direct the vote and sole power to dispose or direct the disposition, which shares are included in Mr. Buerger's amount. Mr. Buerger disclaims beneficial ownership of these shares.

     (9) Includes five shares of class A stock held by Mr. Frazee's children and three shares of class A stock held by his wife.

     (10) Includes 100 shares of class A stock held by a family trust and 5,750 shares of class B stock held by Mr. Freidheim's wife.

     (11) Includes two shares of class A stock held by Mr. Fuller's wife.

     (12) Includes eight shares of class A stock held by family trusts for which Mr. Hunt is trustee; 1,268 shares of class A stock held by a corporation wholly owned by Mr. Hunt; and 7,352 shares of class A stock for which Mr. Hunt shares beneficial ownership pursuant to a power of attorney. Excludes 3,521 shares of class A stock which Mr. Hunt's wife owns as separate property and 23,771 shares of class A stock held by Hunt Financial Corporation, the capital stock of which is held indirectly through a series of corporation by trusts for the benefit of Mr. Hunt and members of his family, as to which Mr. Hunt disclaims beneficial ownership. Includes 250,000 shares of class B stock held by family trusts which have granted Mr. Hunt authority with respect to the voting and disposition of these shares.

     (13) Includes 1,995 shares of class A stock and 14,655 shares of class B stock held by a trust of which Mr. Kelley is trustee.

     (14) Includes 778 shares of class A stock held by the Sanders Foundation; 5,775 shares of class A stock held by Sanders Partners Incorporated; and 2,286 shares of class A stock held by two family partnerships.

     (15) Includes three shares of class A stock held by Mr. Willmott's children and two shares of class A stock held by Mr. Willmott's wife.

     (16) Mr. Lowy is an advisory director. The shares of class A stock and the shares of class B stock are held by LFG Holding Pty., Limited, an Australian corporation in which interests associated with Mr. Lowy and members of his family own a 100% interest.

     (17) Includes two shares of class A stock held by Mr. Wattles' wife, eight shares of class A stock held by his children, 149 shares of class A stock and 7,203 shares of class B stock held in an IRA account.

     (18) Information with respect to the beneficial ownership of Commonwealth of Pennsylvania Public School Employees' Retirement System ("PSERS") is included herein in reliance on an amended Schedule 13G dated February 12, 2001, filed with the SEC, and a Form 4, dated June 2001, filed with the SEC. The filings indicate that PSERS has sole power to vote or direct the vote of 97,723 shares of class A stock and sole power to vote or direct the vote of 9,267,803 shares of class B stock and sole power to dispose or direct the disposition of 97,723 shares of class A stock and sole power to dispose or direct the disposition of 9,267,803 shares of class B stock. Prior to the commencement of the Security Capital share repurchase program in 1999, PSERS had purchased shares in the open market which represented a 9.8% ownership interest. Because of the Security Capital share repurchase program and a reduction in the number of shares outstanding, PSERS exceeded the 9.8% ownership limit contained in Security Capital's charter. The Board of Security Capital has approved PSERS holding more than 9.8% of the outstanding shares, provided that PSERS does not purchase additional shares. PSERS acquired additional shares as a result of its ownership of Security Capital U.S. Realty ("US Realty") shares which were exchanged for class B stock as a result of the business combination between Security Capital and US Realty.

     (19) Information with respect to beneficial ownership of United States Steel and Carnegie Pension Fund is included herein in reliance on an amended Schedule 13G dated February 14, 2001, filed with the SEC. The
          Schedule 13G indicates that United States Steel and Carnegie Pension Fund has sole power to vote and sole power to dispose of shares of 74,285 class A stock.

     (20) Information with respect to the beneficial ownership of Franklin Resources, Inc. is included herein in reliance on an amended Schedule 13G dated December 7, 2001, filed with the SEC. The Schedule 13G indicates that Franklin Advisors, Inc. has sole power to vote or direct the vote and has sole power to dispose or direct the disposition of 4,647,462 shares of class B stock, and Franklin Management, Inc. has sole power to dispose or direct the disposition of 547,102 shares of class B stock.

     (21) Information with respect to beneficial ownership of Pacific Financial Research, Inc. is included herein in reliance on a Schedule 13G dated February 14, 2001, filed with the SEC. The Schedule 13G indicates that Pacific Financial Research, Inc. has sole power to vote 4,854,900 shares of class B stock, including 955,600 shares of class B stock issuable upon conversion of class A stock; no voting power for 246,914 shares of class B stock, including 31,200 shares of class B stock issuable upon conversion of class A stock and 54,164 shares of class B stock issuable upon conversion of convertible debentures; sole dispositive power of 5,047,650 shares of class B stock including 986,800 shares of class B stock issuable upon conversion of 19,736 shares of class A stock; and shared dispositive power of 54,164 shares of class B stock.

     (22) Information with respect to beneficial ownership of Wellington Management Company, LLP is included herein in reliance on an amended
          Schedule 13G dated March 9, 2001, filed with the SEC. The Schedule 13G indicates that Wellington Management Company, LLP has shared power to vote or direct the vote of

          6,913,400 shares of class B stock and shared power to dispose or direct the disposition of 6,913,400 shares of class B stock.

     (23) Information with respect to beneficial ownership of Merrill Lynch Investment Managers is included herein in reliance on an amended
          Schedule 13G dated August 15, 2001

     The following table sets forth, as of January 2, 2001, the beneficial ownership of the outstanding common shares of each of ProLogis, Storage USA, Regency, and Security Capital European Realty ("SC-European Realty"), each of which is an affiliate of Security Capital, for (i) each director and advisory director of Security Capital, (ii) each Named Executive Officer and (iii) the directors, advisory director and executive officers of Security Capital as a group. The address of each person listed below is c/o Security Capital Group Incorporated at the administrative offices of SCGroup Incorporated located at 7777 Market Center Avenue, El Paso, Texas 79912. Unless otherwise indicated in the footnotes, all of the interests are owned directly, and the indicated person or entity has sole voting and investment power.



                                                                           SC-European
                                       ProLogis         Storage USA          Realty            Regency
                                       --------         -----------          -------           -------
Name of Beneficial Owner            Number    %(1)    Number     %(1)    Number     %(1)    Number    %(1)
------------------------            ------    ----    ------     ----    ------     ----    ------    ----

C. Ronald Blankenship (2).....         878      *      7,837      *            0     *            0    *

Hermann Buerger...............           0      *          0      *            0     *            0    *
John P. Frazee, Jr. (3).......       2,929      *          0      *            0     *            0    *
Cyrus F. Freidheim, Jr........          14      *          0      *            0     *            0    *
H. Laurance Fuller (4)........       2,846      *          0      *            0     *            0    *
Janet Hill....................           0      *          0      *            0     *            0    *
Ray L. Hunt (5)...............           4      *          0      *      382,500     *          480    *
John T. Kelley, III (6).......      91,260      *          0      *            0     *       46,948    *
Jay O. Light..................       1,601      *          0      *            0     *            0    *
William D. Sanders (7)........         455      *      9,739      *      106,250     *        9,187    *
Peter S. Willmott (8).........           6      *      1,000      *            0     *       12,723    *
Frank P. Lowy.................           0      *          0      *            0     *            0    *
Thomas G. Wattles (9).........      28,823      *          0      *            0     *           49    *
Anthony R. Manno, Jr.                    0      *          0      *            0     *            0    *
A. Richard Moore, Jr.                    0      *          0      *            0     *            0    *
All Directors and executive
   officers as a
   Group (23 persons)              130,414      *     28,593      *      489,600     *       73,231    *
----------
         * Less than 1%.

     (1) For each person who owns options which are exercisable within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his or her options and that no other person has exercised any outstanding options.

     (2) Storage USA shares includes 6000 shares which may be acquired upon exercise of options within 60 days.

     (3) ProLogis common shares include 402 shares held by Mr. Frazee's wife and 1,206 shares held by his children.

     (4)  Includes 402 ProLogis common shares held by Mr. Fuller's wife.

     (5) ProLogis common shares are held by family trusts for which Mr. Hunt is trustee. ProLogis common shares exclude two shares which Mr. Hunt's wife owns as separate property, as to which Mr. Hunt disclaims beneficial ownership. The SC-European Realty shares are shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney. Excludes 425,000 shares owned by Hunt Securities Corporation, as to which Mr. Hunt disclaims beneficial ownership.

     (6) Regency shares are held in a trust for which Mr. Kelley is trustee. ProLogis common shares include 88,833 shares held by a trust for which Mr. Kelley is trustee.

     (7) ProLogis common shares are held by Mr. Sanders' wife. Storage USA shares include 7,722 shares which may be acquired upon exercise of options within 60 days.

     (8) Includes four ProLogis common shares held by Mr. Willmott's children and two ProLogis common shares held by Mr. Willmott's wife.

     (9) ProLogis common shares include 2,576 shares held by Mr. Wattles' children and 8,040 shares held in an IRA account for Mr. Wattles and his wife. Regency shares are held by one of Mr. Wattles' children.

     MARKET PRICE OF SECURITY CAPITAL COMMON STOCK AND DIVIDEND INFORMATION


     The class A stock is listed on the NYSE under the symbol "SCZ.A" and the class B stock is listed on the NYSE under the symbol "SCZ". The table below indicates the range of the high and low sales prices of the daily trading prices of class A stock and the class B stock for the periods listed.


                                                                 Class        Class        Class         Class
                                                                   A            A            B             B
                                                                 Stock        Stock        Stock         Stock
                                                                  High         Low         High           Low
                                                                --------     --------     --------     ---------

        2000:
            First Quarter................................          $695         $600       $14.69       $ 12.00
            Second Quarter...............................          $850         $680       $17.00       $ 13.75
            Third Quarter................................          $966         $825       $19.63       $ 16.63
            Fourth Quarter...............................          $990         $940       $20.06       $ 18.81
        2001:
            First Quarter................................         $1069         $936       $21.98        $18.94
            Second Quarter...............................         $1080         $998       $21.73        $19.77
            Third Quarter................................         $1075         $825       $21.80        $16.80
            Fourth Quarter...............................         $1275         $900       $25.45        $17.95
        2002:
            First Quarter (through ____) ................



     At December 31, 2001, there were approximately 574 holders of record of the class A stock and 209 holders of record of the class B stock. On December 14, 2001, the last full trading day before our announcement of the signing of the merger agreement, the class A stock closed at $1,060 and the class B stock closed at $20.70. On ________ __, 2002, the last practicable trading day for which information was available before the date of this document, the class A stock closed at $___ and the class B stock closed at $____.

     Holders of class A stock are entitled to receive ratably such dividends as may be authorized by the Security Capital board out of funds legally available therefor. Holders of class B stock are entitled to dividends equal to one-fiftieth (1/50th) of the amount per share authorized by the Security Capital board for each share of class A stock. Class B stock dividends will be paid in the same form and at the same time as class A stock dividends, except that, in the event of a stock split or stock dividend, holders of class A stock will receive class A stock and holders of class B stock will receive class B stock, unless otherwise specifically designated by resolution of the Security Capital board.

     Security Capital has not paid any dividends on its class A stock (since its reorganization in 1994) or class B stock during 1999, 2000 or 2001.

                       SECURITY CAPITAL GROUP INCORPORATED
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following tables present unaudited pro forma condensed consolidated statements of earnings for the nine months ended September 30, 2001 and the year ended December 31, 2000 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 3001. The information presented under the heading "Security Capital Pro Forma" gives effect to the purchase of Security Capital U.S. Realty in 2001, the sale of Archstone Communities Trust shares in 2000 and 2001, the sale of Homestead Village in 2001 and the sale of CarrAmerica shares in 2001, as though each of these transaction had occurred prior to January 1, 2000 (in the case of the pro forma statements of earnings) or on September 30, 2001 (in the case of the pro forma balance sheet). The information presented under the headings "Pro Forma" also give effect to the proposed acquisition by Security Capital of the remaining interests in Storage USA. The information set forth below should be read in conjunction with the audited and unaudited financial statements of Security Capital incorporated by reference in this document. This unaudited pro forma condensed consolidated financial data is included only for the purpose of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the various transactions had been completed on the date indicated.



                       SECURITY CAPITAL GROUP INCORPORATED
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                (in thousands)

                                                  Security Capital         Storage USA      Pro Forma Purchase
ASSETS                                              Pro Forma (a)          Historical           Adjustments           Pro Forma
------------------------------------------------  ------------------     ----------------   --------------------    --------------


Investments, at equity:
   ProLogis Trust                                 $        543,113       $          -       $             -         $     543,113
   Regency Centers Corporation                             558,461                  -                     -               558,461
   Security Capital European Realty                        393,576                  -                     -               393,576
   Security Capital Research & Management:
     Security Capital Preferred Growth                      87,729                  -                     -                87,729
Incorporated
     SC-US Real Estate Shares                               14,946                  -                     -                14,946
   Storage USA, Incorporated                               252,143                  -                (252,143)  (b)           -
                                                  ------------------     ----------------   --------------------    --------------
                                                         1,849,968                  -                (252,143)          1,597,825
Real estate, less accumulated depreciation                 922,346           1,727,363                425,064   (c)     3,074,773
Investments in publicly traded real estate
securities, at market value                                 10,087                  -                     -                10,087
                                                  ------------------     ----------------   --------------------    --------------
   Total real estate investments                         2,782,401           1,727,363                172,921           4,682,685

Cash and cash equivalents                                1,552,191               3,967             (1,071,488)  (d)       484,670
Intangible assets                                           12,261                  -                     -                12,261
Deferred income taxes                                      151,727                  -                     -               151,727
Other assets                                               180,288              38,959                 (8,130)  (e)       211,117

                                                  ------------------     ---------------    --------------------    ---------------
   Total assets                                   $       4,678,868      $   1,770,289      $     (906,697)         $   5,542,460
                                                  ==================     ================   ====================    ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Liabilities:
Lines of credit                                   $           -          $      174,891     $        (174,891)  (f) $          -
Mortgage and construction notes payable                     334,109              95,797                     -             429,906
Long-term debt                                              799,728             600,000                     -           1,399,728
6.5% Convertible debentures                                 221,268                 -                       -             221,268
Accounts payable and accrued expenses                       180,718             102,795                     -             283,513

                                                  ------------------     ----------------   --------------------    --------------
   Total liabilities                                      1,535,823             973,483              (174,891)          2,334,415

Minority interests                                           12,730             139,107               (74,107)  (g)        77,730

Shareholders' equity:
   Class A stock                                                  9                 -                       -                   9
   Class B stock                                                929                 275                  (275)  (h)           929
   Series B preferred stock                                 257,642                 -                       -             257,642
   Additional paid-in capital                             2,787,372             713,630              (713,630)  (h)     2,787,372


                                      -46-

   Accumulated other comprehensive income (loss)            (48,507)                -                       -             (48,507)
   Retained earnings (accumulated deficit)                  132,870             (56,206)               56,206   (h)       132,870
                                                  ------------------     ----------------   --------------------    --------------
     Total shareholders' equity                           3,130,315             657,699              (657,699)          3,130,315
                                                  ------------------     ----------------   --------------------    --------------
        Total liabilities and shareholders' equity$       4,678,868       $   1,770,289      $       (906,697)        $ 5,542,460
                                                  ==================     ================   ====================    ==============



     The accompanying notes are an integral part of the pro forma condensed consolidated financial statements

                       SECURITY CAPITAL GROUP INCORPORATED
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                (in thousands)



                                                 Security Capital         Storage USA      Pro Forma Purchase
                                                    Pro Forma (a)          Historical           Adjustments           Pro Forma
                                                  ------------------     ----------------   --------------------    ---------------

Income:
   Property revenues                              $         152,408      $    211,293       $             -        $      363,701
   Equity in earnings of:
     ProLogis Trust                                          39,550                                       -                39,550
     Regency Centers Corporation                             43,433                                       -                43,433
     Security Capital European Realty                         9,737                                       -                 9,737
     Security Capital Research & Management:                                                              -
       Security Capital Preferred Growth                      5,356                                       -                 5,356
Incorporated
       SC-US Real Estate Shares                                 499                                       -                   499
     Storage USA, Inc.                                       20,656                                 (20,656)    (b)             -
   Realized capital gains (losses)                              (88)                                      -                   (88)
   Interest and other income, net                            23,057             7,456                     -                30,513
                                                  ------------------     ----------------   --------------------    ---------------
     Total income                                           294,608           218,749               (20,656)              492,701(j)
                                                  ------------------     ----------------   --------------------    ---------------

Expenses:
   Property expenses                                         83,379             71,571                    -               154,950
   General, administrative and other expenses,
net of
     reimbursements from related parties                     26,456             19,352                    -                45,808
   Depreciation and amortization                             20,956             30,798                7,970     (c)        59,724
   Interest expense                                          78,124             37,106               (7,513)    (f)       107,717
                                                  ------------------     ----------------   --------------------    ---------------
     Total expenses                                         208,915            158,827                  457               368,199
                                                  ------------------     ----------------   --------------------    ---------------

Earnings from operations before minority
   interest and income taxes                                 85,693             59,922              (21,113)              124,502

   Minority interest in net earnings of                      (3,074)           (10,247)               5,920     (g)        (7,401)
subsidiaries
   Provision for income tax expense                         (27,288)                 -              (12,069)    (i)       (39,357)
                                                  ------------------     ----------------   --------------------    ---------------

Earnings from operations                                     55,331             49,675              (27,262)               77,744

   Preferred share dividends                                (13,526)                 -                    -               (13,526)

Net earnings from operations
                                                  ------------------     ----------------   --------------------    ---------------
   attributable to common shares                  $          41,805      $       49,675             (27,262)        $      64,218(j)
                                                  ==================     ================   ====================    ===============

Weighted average common shares outstanding:
   Basic                                                    142,368                                                       142,368
                                                  ==================                                                ===============
   Diluted                                                  144,492                                                       144,492
                                                  ==================                                                ===============


                                      -48-



Per share net earnings from operations
attributable to common shares:
     Basic                                        $          0.29                                                   $     0.45(j)
     Diluted                                      $          0.29                                                   $     0.44(j)


     The accompanying notes are an integral part of the pro forma condensed consolidated financial statements

                       SECURITY CAPITAL GROUP INCORPORATED
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2000
                                 (in thousands)



                                                  Security Capital         Storage USA      Pro Forma Purchase
                                                    Pro Forma (a)          Historical           Adjustments            Pro Forma
                                                  ------------------     ----------------   --------------------    ----------------

Income:
   Property revenues                              $     129,800          $     258,623      $           -           $     388,423
   Equity in earnings of:
     ProLogis Trust                                      48,010                      -                  -                  48,010
     Regency Centers Corporation                         51,143                      -                  -                  51,143
     Security Capital European Realty                     2,284                      -                  -                   2,284
     Security Capital Research & Management:
         Security Capital Preferred Growth               23,412                      -                  -                  23,412
Incorporated
         SC-US Real Estate Shares                         6,883                      -                  -                   6,883
     Storage USA, Inc.                                   26,283                      -            (26,283)      (b)             -
   Realized capital losses                                 (459)                     -                  -                    (459)
   Change in unrealized gain (loss)                         533                      -                  -                     533
   Interest and other income, net                        22,056                  5,885                  -                  27,941
                                                  ------------------     ----------------   --------------------    ----------------
     Total income                                       309,945                264,508            (26,283)                548,170(j)
                                                  ------------------     ----------------   --------------------    ----------------

Expenses:
   Property expenses                                     38,227                 86,812                  -                 125,039
   General, administrative and other expenses,
     net of reimbursements from related parties          48,565                 18,195                  -                  66,760
   Depreciation and amortization                         31,964                 39,460             10,627       (c)        82,051
   Interest expense                                     100,838                 45,237            (11,988)      (f)       134,087
   Losses (gains) from disposition of real estate        21,402                 (1,175)                 -                  20,227
                                                  ------------------     ----------------   --------------------    ----------------
     Total expenses                                     240,996                188,529             (1,361)                428,164
                                                  ------------------     ----------------   --------------------    ----------------

Earnings from operations before minority
   interest and income taxes                             68,949                 75,979            (24,922)                120,006

     Minority interest in net earnings of                (5,277)               (13,742)             7,973       (g)       (11,046)
subsidiaries
     Provision for income tax expense                    10,057                      -            (15,851)      (i)        (5,794)
                                                  ------------------     ----------------   --------------------    ----------------

Earnings from operations                                 73,729                 62,237            (32,800)                103,166

Preferred share dividends                               (18,035)                     -                  -                 (18,035)

                                                  ------------------     ----------------   --------------------    ----------------
Net earnings from operations
   attributable to common shares                  $      55,694          $      62,237      $     (32,800)          $      85,131(j)
                                                  ==================     ================   ====================    ================

Weighted average common shares outstanding:
     Basic                                              152,910                                                           152,910
                                                  ==================                                                ================
     Diluted                                            154,454                                                           154,454
                                                  ==================                                                ================


Per share net earnings from operations
attributable to common shares:
     Basic                                        $         0.36                                                    $      0.56 (j)


                                      -50-

     Diluted                                      $         0.36                                                    $      0.55 (j)



     The accompanying notes are an integral part of the pro forma condensed consolidated financial statements

                       Security Capital Group Incorporated
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                 (in thousands)

On December 6, 2001, Security Capital announced it had entered into a definitive agreement with Storage USA for a transaction in which all of the holders of Storage USA common stock and operating partnership units (other than Security Capital) will receive $42.00 in cash per share or partnership unit. The accompanying pro forma financial information has been prepared as if this transaction had occurred on September 30, 2001 for balance sheet purposes and prior to January 1, 2000 for statement of earnings purposes. The acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141. The pro forma adjustments consist of:

     (a) The pro forma columns represent Security Capital's balance sheet and statement of earnings after considering the effects of the purchase of Security Capital U.S. Realty in 2001, the sales of Archstone Communities Trust shares in 2000 and 2001, the sale of Homestead Village in 2001 and the sales of CarrAmerica shares in 2001. See
          Exhibit 99.1 of Form 8-K filed December 26, 2001, by Security Capital for further description of these pro forma columns.

     (b) Security Capital's investment in Storage USA and equity in earnings from Storage USA are eliminated as Storage USA would be consolidated after the purchase.

     (c) Represents the step-up in basis of Storage USA's real estate assets based on the assumed purchase price (see footnote (d)). The basis step-up is depreciated over 40 years.

     (d) The assumed purchase price and related amounts will be paid in cash and is computed as follows:

          Cash payments to Storage USA's common shareholders
               for the 15,763 shares not owned by
               Security Capital                                   $ 662,047
          Cash payment to Storage USA's common operating
               partnership unit holders for the 3,103 common
               units outstanding                                    130,326
          Payment for Storage USA stock options and
               severance costs                                       39,740
          Income taxes paid by Security Capital                      40,725
          Transaction costs incurred by Security Capital             23,759
          Pay off and retirement of Storage USA's line of credit    174,891
                                                                ---------------
                     Assumed purchase price                       1,071,488
                                                                ===============


     (e)  Represents the elimination of Storage USA's deferred financing costs.

     (f)  Represents the pay off and retirement of Storage USA's line of credit.

     (g) The elimination of the carrying amount of Storage USA's common operating partnership units assumes that all such units will elect cash payment. Minority interest expense is reduced for the amount attributable to the common operating partnership units. The remaining minority interest expense relates to the preferred operating partnership units.

     (h)  Represents the elimination of Storage USA's shareholders' equity.

     (i) The provision for income tax expense is based on the statutory tax rate of 35%.

     (j) As a result of the sale of Archstone, CarrAmerica and Homestead Village, Security Capital would have had cash on hand in excess of short-term borrowings. Under the SEC regulations governing the preparation of the pro forma financial statements, interest income from the use of proceeds from these sales is not considered to be an appropriate pro forma adjustment and, therefore, is not included in the pro forma financial statements. If interest income on cash proceeds in excess of short-term borrowings (using a rate of 3.0%) were included in the pro forma financial statements, Security Capital's pro forma income, net earnings from operations attributable to common shares, and per share net earnings from operations attributable to common shares before and after the acquisition of Storage USA would be as follows:


                                           Before the acquisition of      After the acquisition of
                                                 Storage USA                   Storage USA
         NINE MONTHS ENDED SEPTEMBER 30,   -------------------------      -----------------------
         2001
         -------------------------------


                                      -52-



         Total Income                                                       $     322,046                    $     496,730
         Net earnings from operations attributable to
           common shares                                                    $      59,640                    $      66,837

         Per share net earnings from operations attrib-
           utable to common shares:
                  Basic                                                     $         0.42                   $        0.47
                  Diluted                                                   $         0.41                   $        0.46

         YEAR ENDED DECEMBER 31, 2000

         Total Income                                                        $     349,687                    $     556,863
         Net earnings from operations attributable to
           common shares                                                     $      81,526                    $      90,782

         Per share net earnings from operations attrib-
           utable to common shares:
                  Basic                                                      $        0.53                    $        0.59
                  Diluted                                                    $        0.53                    $        0.59


      COMPARISON OF RIGHTS OF HOLDERS OF SECURITY CAPITAL COMMON STOCK AND
                             PROLOGIS COMMON SHARES

     Upon completion of the merger, at GE Capital's election, holders of Security Capital common stock may become entitled to receive ProLogis common shares. A prospectus describing the ProLogis common shares which you may receive has also been sent to you. You are encouraged to read it carefully. Security Capital is a corporation organized under the Maryland General Corporation Law ("MGCL") and ProLogis is a real estate investment trust organized under the Maryland REIT Law ("MRL").

     The following is a summary of some material differences between the rights of holders of Security Capital common stock and the holders of ProLogis common shares. These differences arise from differences between the MGCL, the Security Capital charter and the Security Capital bylaws, on the one hand, and the MRL, the ProLogis declaration of trust and the ProLogis bylaws, on the other hand. This summary is qualified by the full text of each document. For information as to how to get those documents, see "Where You Can Find More Information" on page
__.



                                        RIGHTS OF SECURITY CAPITAL STOCKHOLDERS    RIGHTS OF PROLOGIS SHAREHOLDERS
                                        ---------------------------------------    ------------------------------------
AUTHORIZED STOCK/SHARES                 The authorized stock of Security           The authorized shares of beneficial
OF BENEFICIAL INTEREST                  Capital consists of: (i) 15,543,012        interest of ProLogis consists of
                                        shares of class A stock; (ii)              275,000,000 shares, of which: (i)
                                        234,199,346 shares of class B stock;       243,000,000 shares are classified as
                                        (iii) 65,973 shares of series A junior     common shares; (ii) 2,300,000
                                        participating preferred stock; and (iv)    shares are classified as Series C
                                        257,642 shares of Series B preferred       Cumulative Redeemable Preferred
                                        stock.                                     Shares; (iii) 11,500,000 shares are
                                                                                   classified as Series D Cumulative
                                                                                   Redeemable Preferred Shares; (iv)
                                                                                   2,750,000 shares are classified as
                                                                                   Junior Participating Preferred
                                                                                   Shares; and (v) 2,000,000 shares are
                                                                                   classified as Series E Cumulative
                                                                                   Redeemable Preferred Shares.

                                        Any amendment to the Security              The ProLogis declaration of trust
                                        Capital charter to increase its number     provides that the board, without any
                                        of authorized shares of stock must be      action by the ProLogis shareholders,
                                        approved by both the Security Capital      may amend the declaration of trust
                                        board and stockholders.                    from time to time to increase or de-
                                                                                   crease the aggregate number of
                                                                                   shares or the number of shares of
                                                                                   any class or series that ProLogis has
                                                                                   authority to issue.

VOTING                                  The class A stock has one vote per         Each common share carries one vote.
                                        share, the class B stock has .005
                                        votes per share, and votes together
                                        with the class A stock on all matters.

SIZE AND CLASSIFICATION                 The charter of Security Capital pro-       The declaration of trust of ProLogis
OF THE BOARD OF                         vides that the number of directors of      provides that the board shall be
DIRECTORS/TRUSTEES                      the corporation may be increased or        comprised of not less than three nor
                                        decreased from time to time by the         more than fifteen persons, which
                                        vote of a majority of the entire board     may be changed from time to time.
                                        of directors but may not be less than
                                        three.

                                      -54-


                                        Security Capital's board is classified.   ProLogis' board is classified.

REMOVAL OF DIRECTORS/TRUSTEES;          Section 2-406 of the MGCL provides        The declaration of trust of
VACANCIES                               that stockholders of a corporation may    ProLogis provides that a trustee
                                        remove any director with or without       may be removed only for cause by
                                        cause by the affirmative vote of a        the shareholders by the affirmative
                                        majority of all votes entitled to be      vote of two-thirds of all of the
                                        cast generally for the election of        votes entitled to be cast in the
                                        directors, except that a director on a    election of trustees or by the
                                        classified board may not be removed       trustees then in office by a
                                        without cause unless the charter of       two-thirds vote (which action shall
                                        the corporation provides otherwise.       be taken only by a vote at a
                                        The charter of Security Capital does      meeting and not by authorization
                                        not.                                      without a meeting).

                                        The bylaws of Security Capital pro-       The declaration of trust of ProLogis
                                        vides that any vacancy on the board for   provides that any vacancy created
                                        any cause other than an increase in the   for whatever cause may be filled a)
                                        number of directors shall be filled by    at a special meeting of shareholders
                                        majority of the remaining directors,      called for such purpose, b) by the
                                        although such majority may be less        trustees remaining in office, or c) at
                                        than a quorum.  A vacancy in the num-     the next annual meeting of share-
                                        ber of directors created by an increase   holders.  Trustees elected at a spe-
                                        in the number of directors may be         cial meeting of shareholders to fill
                                        filled by a majority vote of the entire   vacancies or appointed by the re-
                                        board.                                    maining trustees to fill vacancies
                                                                                  will hold office until the next annual
                                                                                  meeting of shareholders.

MEETINGS OF STOCKHOLDERS/               The Security Capital bylaws provide       The declaration of trust of
SHAREHOLDERS                            that a special meeting may be convened    ProLogis provides that a special
                                        at any time by the chairman, the          meeting may be convened at any time
                                        president, CEO or the board.  The         by a majority of the trustees, the
                                        Security Capital bylaws provide that      chairman, or upon the written
                                        special meetings may also be called by    request of the holders of shares
                                        the Secretary upon the written request    entitled to cast not less than a
                                        of the holders of shares entitled to      majority of the votes entitled to
                                        cast not less than a majority of the      be cast at such meeting.
                                        votes entitled to be cast at such
                                        meeting.

RIGHTS PLAN                             Security Capital has entered into a       ProLogis has entered into a rights
                                        rights agreement with EquiServe Trust     agreement with EquiServe Trust
                                        Company, N.A., as rights agent,           Company, N.A., as successor rights
                                        pursuant to which each share of           agent, pursuant to which each
                                        Security Capital class A stock is         ProLogis common share is entitled
                                        entitled to a right to purchase one       to a right to purchase one
                                        one-hundredth of a share of Series A      one-hundredth of a Series A Junior
                                        Junior Participating Preferred stock      Participating Preferred Share
                                        and each share of Security Capital        exercisable at such time when: (a)
                                        class B stock is entitled to a right      ten days after a person or group of
                                        to purchase one five-hundredth of a       persons publicly announces that
                                        share of Series A Junior Participating    they have acquired 20% or more of
                                        Preferred Stock; in both cases the        the outstanding ProLogis common
                                        right to purchase is exercisable at       shares; (b) fifteen days after the
                                        such time when: (a) ten days after a      commencement by a person or group
                                        person or group of person publicly        of persons of, or of the first
                                        announces that they have                  public an-


                                      -55-


                                        acquired 20% or more of Security          nouncement of the intention
                                        Capital common stock; (b) fifteen         of any person to commence
                                        days after a person or group              a tender or exchange offer the
                                        of persons commences or publicly          consummation of which would result
                                        announces an intention to commence        in any person owning 25% or more of
                                        a tender offer or exchange offer          the outstanding ProLogis common
                                        that would result in the person           shares; or (c) ten business days
                                        or group owning 25% or more of            after the date of filing by any
                                        Security Capital common stock; or (c)     person or the first public
                                        ten days after the filing or public       announcement of the intention of
                                        announcement of the intention to file     any person to file any application,
                                        any application, request, submission      request, submission or other
                                        or other document with any federal or     document with any federal or state
                                        state regulatory authority seeking        regulatory authority seeking
                                        approval of any transaction which         approval of any transaction the
                                        would result in the person or group       consummation of which would result
                                        owning 25% or more of the Security        in any person owning 25% or more of
                                        Capital common stock.                     the outstanding ProLogis common
                                                                                  shares.

                                        In connection with the proposed merger,
                                        Security Capital has amended its rights
                                        agreement to except the transactions
                                        contemplated by the merger agreement
                                        from triggering such rights and to
                                        provide for the termination of the
                                        rights agreement at the effective time
                                        of the merger.

STANDARDS OF CONDUCT                    The MGCL requires a director of a         The MRL does not contain any
FOR DIRECTORS AND                       Maryland corporation to perform his or    similar provision concerning the
TRUSTEES                                her duties as a director in good          standard of conduct for trustees;
                                        faith, in a manner he or she              however a Maryland court might
                                        reasonably believes to be in the best     look to the MGCL by analogy.
                                        interests of the corporation and with
                                        the care that an ordinarily prudent
                                        person in a like position would use
                                        under similar circumstances.

DETERMINATIONS                          The MGCL provides that a determi-         The MRL contains no comparable
REGARDING FINANCIAL                     nation relating to stated capital,        provision.
MATTERS                                 surplus, earned surplus or any
                                        other account or matter relating to the
                                        financial position or results of
                                        operations of a Maryland corporation is
                                        prima facie proper and in accordance
                                        with law if the MGCL does not provide
                                        otherwise and the determination is made
                                        in good faith in accordance with
                                        generally accepted accounting
                                        principles.

DIVIDENDS AND OTHER DISTRIBUTIONS       The MGCL allows the payment of a          Under the MRL, there are no limits
                                        dividend or other distribution unless,    on the payment of dividends or
                                        after giving effect to the dividend or    other distributions.  In addition,
                                        other distribution, (i) the               the MRL contains no provisions
                                        corporation would not be able to pay      regarding personal liability of
                                        its debts as they become due in the       trustees for improper
                                        usual course                              distributions.  How-


                                      -56-


                                        of business or (ii) the                   ever, a Maryland court
                                        corporation's total assets would be       could consider the MGCL
                                        less than the corporation's total         provision relevant to its decision
                                        liabilities plus (unless the              as to the validity of a dividend or
                                        corporation's charter provides            distribution made by a Maryland
                                        otherwise, which the charter of           real estate investment trust, such
                                        Security Capital does) the amount that    as ProLogis, and as to the personal
                                        would be needed, if the corporation       liability of a trustee for an
                                        were to be dissolved at the time of       improper distribution.
                                        the distribution, to satisfy the
                                        preferential rights upon dissolution
                                        of stockholders whose preferential
                                        rights upon dissolution are superior
                                        to those receiving the distribution.
                                        In addition, the MGCL provides that a
                                        director who approves a distribution
                                        made in violation of the corporation's
                                        charter or the MGCL will be personally
                                        liable to the corporation for the amount
                                        of the distribution that exceeds what
                                        could have been made without violating
                                        the charter or the MGCL, but only if the
                                        director did not perform his or her
                                        duties in compliance with the three-part
                                        standard of conduct for directors
                                        discussed above.

                                        Security Capital has not historically     ProLogis has historically paid
                                        paid dividends (See "Market Price of      dividends.
                                        Security Capital Common Stock and
                                        Dividend Information").

DELEGATION TO BOARD COMMITTEES          The MGCL provides that a board of         The MRL provides that a board of
                                        directors of a Maryland corporation,      trustees of a Maryland real estate
                                        such as Security Capital, may appoint     investment trust, such as ProLogis,
                                        from among its members an executive       may establish committees composed
                                        committee and other committees            of one or more trustees and
                                        composed of one or more directors and     delegate to those committees any of
                                        delegate to those committees any of       the powers of the board of trustees.
                                        the powers of the board, except the
                                        power to (i) authorize dividends on
                                        stock; (ii) issue stock (unless the
                                        board has given general authorization
                                        for the issuance of stock providing
                                        for or establishing a method or
                                        procedure for determining the maximum
                                        number of share to be issued);
                                        (iii) recommend to stockholders any
                                        action requiring stockholder approval;
                                        (iv) amend the bylaws; and (v) approve
                                        any merger or share exchange which
                                        does not require stockholder approval.

ADVANCE NOTICE OF                       The bylaws of Security Capital pro-       The bylaws of ProLogis provides that
DIRECTOR/TRUSTEE                        vice that (a) with respect to an          (a) with respect to an annual meet-
NOMINATIONS AND OTHER                   annual meeting, a stockholder's notice    ing, a shareholder's notice of a
PROPOSALS                               of a director nomination or other         trustee nomination or other
                                        proposal                                  proposal


                                      -57-

                                        must delivered to the secretary of        must be delivered to the
                                        Security Capital not less than 75 nor     secretary of ProLogis not less than
                                        more than 100 days prior to the first     90 nor more than 120 days prior to
                                        anniversary of the preceding year's       the first anniversary of the
                                        annual meeting and (b) with respect to    preceding year's annual meeting and
                                        a special meeting, a stockholder's        (b) with respect to a special
                                        notice of a director nomination must      meeting, a stockholder's notice of
                                        be delivered to the secretary of          a trustee nomination must be
                                        Security Capital no earlier than the      delivered to the secretary of
                                        100th day prior to the special meeting    ProLogis no earlier than the 120th
                                        and not later than the close of           day prior to the special meeting
                                        business on the later of the 75th day     and not later than the close of
                                        prior to the special meeting or the       business on the later of the 90th
                                        10th day following public announcement    day prior to the special meeting or
                                        of the meeting.                           the tenth day following public
                                                                                  announcement of the meeting.

AMENDMENT OF CHARTER/DECLARATION OF     Except as specifically provided by law    The declaration of trust of
TRUST                                   or the Security Capital charter, the      ProLogis may be amended by the
                                        charter of Security Capital may be        approval of the ProLogis board and
                                        amended only by the approval of the       by the affirmative vote or written
                                        Security Capital board and by the         consent of the holders of at least
                                        affirmative vote of the holders of at     a majority of all the votes
                                        least a majority of all the votes         entitled to be cast on the matter.
                                        entitled to be cast on the matter.        In addition, as discussed above, the
                                                                                  ProLogis declaration of trust
                                                                                  provides that the board, with-
                                                                                  out action by the ProLogis share-
                                                                                  holders, may amend the declaration
                                                                                  of trust from time to time to increase
                                                                                  or decrease the aggregate number of
                                                                                  shares or the number of shares of
                                                                                  any class or series that ProLogis has
                                                                                  authority to issue.  The ProLogis
                                                                                  declaration of trust also provides
                                                                                  that the trustees, by two-thirds
                                                                                  vote, may amend the declaration of
                                                                                  trust from time to time to enable
                                                                                  ProLogis to qualify as a real estate
                                                                                  investment trust under the Internal
                                                                                  Revenue Code or the MRL.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement includes and incorporates by reference statements that are not historical facts. These statements are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) based, among other things, on our current plans and expectations relating to analyses of value and expectations of anticipated growth in the future and future success under various circumstances, and, as such, these forward-looking statements involve uncertainty and risk. These forward-looking statements should be read in conjunction with the section entitled "Forward-Looking Statements" in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2000, which describes many of the external factors that could cause our actual results to differ materially from our expectations. Our Form 10-K is on file with the SEC, and a copy is available without charge upon written request to: Jeffrey A. Klopf, Senior Vice President, Security Capital Group Incorporated, 125 Lincoln Avenue, Santa Fe, New Mexico 87501. The Form 10-K is also available via the Internet at www.sec.gov.

     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. We do not undertake any obligation to update the forward-looking statements contained or incorporated in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

     All information contained in this proxy statement with respect to GE Capital and Merger Sub has been supplied by and is the responsibility of GE Capital.


                          FUTURE STOCKHOLDER PROPOSALS

     Security Capital intends to hold an annual meeting in 2002 only if the merger is not completed. Any Security Capital stockholder intending to submit a proposal for inclusion in the proxy statement and form of proxy for our 2001 annual meeting of stockholders, in the event that it is held, must have submitted the proposal to the attention of our Secretary at our principal executive office sufficiently far in advance so that it was received by us not later than December 13, 2001. In addition, Security Capital stockholders may present proposals which are proper subjects for consideration at an annual meeting, including nominees for election to the board, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by Security Capital's bylaws, a copy of which will be furnished to any stockholder without charge. Security Capital's bylaws require that all stockholders who intend to make proposals at an annual stockholders' meeting submit their proposals to the Secretary of Security Capital during the period 75 to 100 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 2001 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by the Secretary of Security Capital between February 6, 2002 and March 3, 2002.


                       WHERE YOU CAN FIND MORE INFORMATION

     Each of Security Capital and GE Capital is subject to the informational requirements of the Exchange Act. Each company files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

     You may also read reports, proxy statements and other information relating to Security Capital and GE at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Security Capital incorporates by reference into this proxy statement the following documents that Security Capital has filed with the SEC (File No. 1-13355):

     (1) Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2000,

     (2) Current Reports on Form 8-K, and amendments on Form 8-K/A, filed on January 8, 2001, January 17, 2001, January 25, 2001, March 12, 2001,
          June 8, 2001, June 14, 2001, August 24, 2001, November 7, 2001,
          November 21, 2001, November 30, 2001, and December 17, 2001, and

     (3) Quarterly Reports on Form 10-Q for the quarters ended, March 31,2001, June 30, 2001 and September 30, 2001.

     All documents and reports filed by Security Capital pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this proxy statement from the date of filing of those documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. As disclosed in footnote two of Security Capital's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, portions of the financial statements included in Security Capital's March 31, 2001 and June 30, 2001 Quarterly Reports were modified and superseded by the September 30, 2001 Quarterly Report. Accordingly, to the extent so modified and superseded, such prior Quarterly Reports (and the corresponding review reports of Arthur Andersen included therein) should not be deemed to constitute a part of this proxy statement.

     Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in those documents by reference). Requests should be directed to: Jeffrey A. Klopf, Senior Vice President, Security Capital Group Incorporated, 125 Lincoln Avenue, Santa Fe, New Mexico 87501, telephone number: (505) 982-9292. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.

     WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                      APPENDIX A

                                                                  Execution Copy



===============================================================================



                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF DECEMBER 14, 2001

                                  BY AND AMONG

                      SECURITY CAPITAL GROUP INCORPORATED

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                      AND

                              EB ACQUISITION CORP.



===============================================================================

                               TABLE OF CONTENTS
                                                                          PAGE


ARTICLE I      THE MERGER...................................................1

      SECTION 1.1    The Merger.............................................1

      SECTION 1.2    Effective Time.........................................1

      SECTION 1.3    Closing of the Merger..................................2

      SECTION 1.4    Effects of the Merger..................................2

      SECTION 1.5    Charter and Bylaws.....................................2

      SECTION 1.6    Directors..............................................2

      SECTION 1.7    Officers...............................................2

ARTICLE II     CONVERSION OF STOCK..........................................2

      SECTION 2.1    Conversion of Stock....................................2

      SECTION 2.2    Exchange of Certificates...............................3

      SECTION 2.3    Withholding Taxes......................................5

      SECTION 2.4    Stock Options; Restricted Stock Units..................5

      SECTION 2.5    Dissenting Shares......................................6

      SECTION 2.6    Inclusion of Adjustment to Merger Consideration........6

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY................8

      SECTION 3.1    Organization and Qualification; Subsidiaries...........8

      SECTION 3.2    Capitalization of the Company and Its Subsidiaries;
                     Certain Information Regarding the Public Investees.....8

      SECTION 3.3    Authority Relative to This Agreement; Stockholder
                     Approval..............................................10

      SECTION 3.4    Reports; Financial Statements.........................10

      SECTION 3.5    No Undisclosed Liabilities............................11

      SECTION 3.6    Absence of Changes....................................11

      SECTION 3.7    Proxy Statement.......................................11

      SECTION 3.8    Consents and Approvals; No Violations.................12

      SECTION 3.9    No Default............................................13

      SECTION 3.10   Litigation............................................13

      SECTION 3.11   Compliance with Applicable Law........................13

      SECTION 3.12   Properties............................................13

      SECTION 3.13   Employee Plans........................................14

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                          PAGE


      SECTION 3.14   Labor Matters.........................................16

      SECTION 3.15   Environmental Matters.................................17

      SECTION 3.16   Tax Matters...........................................19

      SECTION 3.17   Absence of Questionable Payments......................20

      SECTION 3.18   Material Contracts....................................21

      SECTION 3.19   Insurance.............................................22

      SECTION 3.20   Intellectual Property.................................22

      SECTION 3.21   Opinion of Financial Advisor..........................23

      SECTION 3.22   Brokers...............................................23

      SECTION 3.23   Takeover Statute......................................23

      SECTION 3.24   Ownership Limit.......................................23

      SECTION 3.25   Amendment to Rights Agreement.........................23

ARTICLE IV     REPRESENTATION AND WARRANTIES OF PARENT AND MERGER SUB......24

      SECTION 4.1    Organization..........................................24

      SECTION 4.2    Authority Relative to This Agreement..................24

      SECTION 4.3    Proxy Statement.......................................25

      SECTION 4.4    Consents and Approvals; No Violations.................25

      SECTION 4.5    No Prior Activities...................................25

      SECTION 4.6    Brokers...............................................25

      SECTION 4.7    Financial Capacity....................................26

ARTICLE V      COVENANTS RELATED TO CONDUCT OF BUSINESS....................26

      SECTION 5.1    Conduct of Business of the Company....................26

      SECTION 5.2    Access to Information.................................29

ARTICLE VI     ADDITIONAL AGREEMENTS.......................................30

      SECTION 6.1    Company Stockholder Meeting, Proxy Statement..........30

      SECTION 6.2    Reasonable Best Efforts...............................30

      SECTION 6.3    Acquisition Proposals.................................32

      SECTION 6.4    Public Announcements..................................34

      SECTION 6.5    Indemnification; Directors' and Officers' Insurance...34

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                          PAGE


      SECTION 6.6    Employee Matters......................................35

      SECTION 6.7    SEC Filings...........................................37

      SECTION 6.8    Obligations of Merger Sub.............................38

      SECTION 6.9    Takeover Statutes; Rights Plan; Ownership Limit.......38

      SECTION 6.10   Notification of Certain Matters.......................38

      SECTION 6.11   Company Funds.........................................38

      SECTION 6.12   Other Advisory Contract Consents......................39

      SECTION 6.13   Transfer Taxes........................................39

      SECTION 6.14   Registration and Sale of ProLogis Common Stock........39

      SECTION 6.15   Storage USA Acquisition...............................40

ARTICLE VII    CONDITIONS TO CONSUMMATION OF THE MERGER....................41

      SECTION 7.1    Conditions to Each Party's Obligations to Effect the
                     Merger................................................41

      SECTION 7.2    Conditions to the Parent's Obligations to Effect the
                     Merger................................................41

      SECTION 7.3    Conditions to the Company's Obligations to Effect the
                     Merger................................................42

ARTICLE VIII   TERMINATION; AMENDMENT; WAIVER..............................42

      SECTION 8.1    Termination...........................................42

      SECTION 8.2    Effect of the Termination.............................43

      SECTION 8.3    Fees and Expenses.....................................43

      SECTION 8.4    Amendment.............................................44

      SECTION 8.5    Extension; Waiver.....................................44

ARTICLE IX     MISCELLANEOUS...............................................45

      SECTION 9.1    Nonsurvival of Representations and Warranties.........45

      SECTION 9.2    Entire Agreement; Assignment..........................45

      SECTION 9.3    Notices...............................................45

      SECTION 9.4    Governing Law.........................................46

      SECTION 9.5    Descriptive Headings..................................46

      SECTION 9.6    Parties in Interest...................................46

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                          PAGE


      SECTION 9.7    Severability..........................................46

      SECTION 9.8    Specific Performance..................................47

      SECTION 9.9    Counterparts..........................................47

      SECTION 9.10   Interpretation........................................47

      SECTION 9.11   Definitions...........................................47

DEFINED TERMS                                                             PAGE

2001 BONUS AWARD...........................................................37
ACQUIRING PERSON...........................................................23
ACQUISITION PROPOSAL.......................................................47
ADVISERS ACT...............................................................39
AGREEMENT...................................................................1
ANNOUNCEMENT DATE...........................................................6
ANTITRUST LAW..............................................................12
APPLICABLE CASH CONSIDERATION...............................................5
APPLICABLE CONSIDERATION....................................................5
APPLICABLE MERGER CONSIDERATION.............................................5
APPLICABLE REQUIRED BENEFITS...............................................35
ARTICLES OF MERGER..........................................................1
AUDIT DATE.................................................................11
BENEFICIAL OWNERSHIP.......................................................48
BENEFICIALLY OWN...........................................................48
CASH CONSIDERATION.........................................................48
CERTIFICATES................................................................3
CHARTER.....................................................................2
CLASS A CASH CONSIDERATION.................................................48
CLASS A MERGER CONSIDERATION...............................................48
CLASS A OPTION..............................................................5
CLASS A PER SHARE FACTOR...................................................48
CLASS A SHARES.............................................................48
CLASS A STOCK CONSIDERATION................................................48
CLASS B CASH CONSIDERATION.................................................48
CLASS B MERGER CONSIDERATION...............................................48
CLASS B OPTION..............................................................5
CLASS B PER SHARE FACTOR...................................................48
CLASS B SHARES.............................................................48
CLASS B STOCK CONSIDERATION................................................48
CLOSING.....................................................................2
CLOSING DATE................................................................2
CODE........................................................................5
COMPANY.....................................................................1
COMPANY 401 (k) PLAN.......................................................37
COMPANY DISCLOSURE SCHEDULE.................................................8
COMPANY EMPLOYEES..........................................................35
COMPANY FUND...............................................................48
COMPANY OPTION PLANS........................................................6
COMPANY PERMITS............................................................13
COMPANY PROPERTIES.........................................................14
COMPANY REQUISITE VOTE.....................................................10
COMPANY SEC REPORTS........................................................10
COMPANY SECURITIES..........................................................9
COMPANY STOCK OPTION........................................................5

DEFINED TERMS                                                             PAGE

COMPANY STOCKHOLDER MEETING................................................30
CONFIDENTIALITY AGREEMENT..................................................29
CONTINUATION PERIOD........................................................35
CONVERTIBLE NOTES...........................................................9
DEEMED ASSIGNMENT..........................................................39
DFP........................................................................36
DISSENTING SHARES...........................................................6
DISSENTING STOCKHOLDERS.....................................................6
DOJ........................................................................31
DROP-DEAD DATE.............................................................42
ECMR.......................................................................12
EFFECTIVE TIME..............................................................2
EMPLOYEE BENEFIT PLAN......................................................15
EMPLOYEE BENEFIT PLANS.....................................................15
ENVIRONMENTAL CLAIMS.......................................................18
ENVIRONMENTAL COSTS AND LIABILITIES........................................18
ENVIRONMENTAL LAWS.........................................................18
ENVIRONMENTAL PERMITS......................................................17
ERISA......................................................................14
ERISA AFFILIATE............................................................15
EXCHANGE ACT...............................................................48
FINAL EXPIRATION DATE......................................................24
FOREIGN PLANS..............................................................16
FTC........................................................................31
FUND.......................................................................49
GAAP.......................................................................11
GOVERNMENTAL ENTITY........................................................12
HAZARDOUS MATERIAL.........................................................19
HEREIN.....................................................................47
HEREOF.....................................................................47
HEREWITH...................................................................47
HSR ACT....................................................................12
INDEMNIFIED PARTIES........................................................34
INDEMNIFIED PARTY..........................................................34
INTELLECTUAL PROPERTY......................................................22
INVESTMENT COMPANY ADVISORY AGREEMENT......................................49
IRS........................................................................15
KNOW.......................................................................49
KNOWLEDGE..................................................................49
LAW........................................................................13
LIEN........................................................................9
MATERIAL ADVERSE EFFECT....................................................49
MATERIAL CONTRACTS.........................................................21
MERGER......................................................................1
MERGER CONSIDERATION........................................................3

DEFINED TERMS                                                             PAGE

MERGER SUB..................................................................1
MGCL........................................................................1
MULTIEMPLOYER PLAN.........................................................15
NEW PLANS..................................................................36
NICAAS.....................................................................39
NON-INVESTMENT COMPANY ADVISORY AGREEMENT..................................49
NOTICE OF SUPERIOR PROPOSAL................................................33
NSP........................................................................36
OLD PLANS..................................................................36
OWNERSHIP LIMIT............................................................49
PARENT......................................................................1
PARENT BENEFITS............................................................36
PARENT BOARD...............................................................24
PARENT DISCLOSURE SCHEDULE.................................................24
PAYING AGENT................................................................3
PERMITTED LIENS............................................................14
PERSON.....................................................................50
PREFERRED STOCK.............................................................3
PROLOGIS...................................................................49
PROLOGIS COMMON STOCK......................................................49
PROLOGIS REGISTRATION STATEMENT............................................41
PROLOGIS SALE..............................................................39
ProLogis Stock Value.......................................................49
PROPERTY RESTRICTIONS......................................................14
PROXY STATEMENT............................................................11
PUBLIC INVESTEE............................................................50
PUBLIC INVESTEES...........................................................50
REGENCY....................................................................50
REGULATORY AGENCY..........................................................11
RELEASE....................................................................19
REMEDIAL ACTION............................................................19
RESTRICTED STOCK UNIT.......................................................5
RIGHTS.....................................................................23
RIGHTS AGREEMENT...........................................................23
SEC........................................................................50
SECURITIES ACT.............................................................10
SHARES.....................................................................50
SHARES ACQUISITION DATE....................................................23
STOCK CONSIDERATION........................................................50
STOCK ELECTION..............................................................6
STOCKHOLDERS MEETING DATE..................................................50
STORAGE USA................................................................50
STORAGE USA ACQUISITION....................................................50
STORAGE USA TRANSACTION AGREEMENTS.........................................50
SUBSIDIARY.................................................................51

DEFINED TERMS                                                             PAGE

SUPERIOR PROPOSAL..........................................................33
SUPPORT AGREEMENTS..........................................................1
SURVIVING CORPORATION.......................................................1
TAKEOVER STATUTES..........................................................23
TAX OR TAXES...............................................................20
TAX RETURNS................................................................20
TERMINATION FEE............................................................44
WARN.......................................................................17

                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 14, 2001, is by and among Security Capital Group Incorporated, a Maryland corporation (the "COMPANY"), General Electric Capital Corporation, a Delaware corporation ("PARENT"), and EB Acquisition Corp., a Maryland corporation and an indirect wholly owned subsidiary of Parent ("MERGER SUB").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein, and have deemed and declared that such merger is fair to, advisable and in the best interests of their respective companies and stockholders;

          WHEREAS, Parent has required, as a condition to its willingness to enter into this Agreement, that each of the persons listed on Exhibit A hereto enter into a Support Agreement, dated as of the date hereof (collectively, the "SUPPORT AGREEMENTS"), simultaneously herewith, pursuant to which, among other things, such persons have agreed to vote all of their Shares in favor of the Merger (as hereinafter defined), on the terms and subject to the conditions contained in the Support Agreements, and in order to induce Parent and Merger Sub to enter into this Agreement, the Company Board (as hereinafter defined) has approved the execution and delivery of the Support Agreements by such persons;

          WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger provided for herein and also to prescribe various conditions to the consummation thereof.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

          SECTION 1.1 THE MERGER. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Maryland General Corporation Law (the "MGCL"), Merger Sub shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and as an indirect wholly owned subsidiary of Parent, and the separate corporate existence of Merger Sub shall cease.

          SECTION 1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing such articles of merger or other appropriate documents (in any such case, the "ARTICLES OF MERGER") with the State Department of Assessments and Taxation of Maryland, as applicable, in such form as required by, and executed in accordance with, the relevant provisions of the MGCL and shall make all other filings, recordings or publications required by the MGCL in connection with the Merger. The Merger shall become effective at the time specified in the Articles of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

          SECTION 1.3 CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other time, date or place as agreed to in writing by the parties hereto.

          SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.5 CHARTER AND BYLAWS. The Charter of the Company in effect at the Effective Time (the "CHARTER") shall be the charter of the Surviving Corporation until amended in accordance with applicable Law. The Amended and Restated Bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

          SECTION 1.6 DIRECTORS. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the charter and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

          SECTION 1.7 OFFICERS. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the charter and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

                               CONVERSION OF STOCK

          SECTION 2.1 CONVERSION OF STOCK. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of Merger Sub:

          (b) MERGER SUB STOCK. Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall be converted into and become one fully paid and nonassessable share of Class A Common Stock, of the Surviving Corporation.

          (c) CANCELLATION OF MERGER SUB-OWNED STOCK. All Shares that are owned by any subsidiary of the Company and any Shares owned by Parent, Merger Sub or any subsidiary of Parent or Merger Sub shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (d) EXCHANGE OF SHARES. Each issued and outstanding Class A Share and Class B Share (other than Shares to be cancelled in accordance with Section 2.1(b) and, to the extent applicable, Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive, respectively, the Class A Merger Consideration and the Class B Merger Consideration (the Class A Merger Consideration together with the Class B Merger Consideration, the "MERGER CONSIDERATION"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.2, without interest.

          (e) PREFERRED STOCK. To the extent not converted into Class B Shares prior to the Effective Time, each issued and outstanding share of Series B Cumulative Convertible Redeemable Voting Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), of the Company shall remain issued and outstanding and Parent shall cause the Company to perform all of the obligations of the Company with respect to the Preferred Stock, including the obligation to pay, upon conversion by the holder of such Preferred Stock, in respect of each share of Preferred Stock, the Class B Merger Consideration multiplied by that number of Class B Shares into which each share of Preferred Stock was convertible as of the Closing Date.

          SECTION 2.2 EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate a bank, trust company or other person, reasonably acceptable to the Company, to act as agent for the holders of the Shares in connection with the Merger (the "PAYING AGENT") to receive the funds and securities if applicable to which holders of the Shares shall become entitled pursuant to Section 2.1(d). Parent shall, from time to time, make available to the Paying Agent funds in amounts and at times necessary for the payment of the Cash Consideration as provided herein and the Company shall, from time to time, make available to the Paying Agent shares of ProLogis Common Stock in amounts and at times necessary for the payment of the Stock Consideration, if any. All interest earned on such funds shall be paid to Parent.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") whose Shares were converted into the right to receive the Merger Consideration pursuant to Section
2.1 (i) a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form not inconsistent with this Agreement as Parent may specify, with the consent of the Company, which consent shall not be unreasonably withheld) and (ii) instructions for use in surrendering the Certificates in exchange for payment of the Cash Consideration and issuance of the Stock Consideration, if any. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly exe-cuted, and such other documents as may reasonably be required by the Paying Agent, Parent shall cause the Paying Agent to promptly pay to the holder of such Certificate the Cash Consideration and issue the Stock Consideration, if any, and the Certificate so surrendered shall thereupon be cancelled. In the event of a surrender of a Certificate representing Shares which are not registered in the transfer records of the Company under the name of the person surrendering such Certificate, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes (as hereinafter defined) required by reason of payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article II. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II.

          (c) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN STOCK. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates representing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) TERMINATION OF FUND; NO LIABILITY. At any time following twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds and securities (including any interest or dividends received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar
Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (e) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

          SECTION 2.3 WITHHOLDING TAXES. Parent and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the Cash Consideration payable to a holder of Shares, pursuant to the Merger any withholding or other Taxes (as hereinafter defined) as are required to be deducted or withheld under the Internal Revenue Code of 1986, as amended (the "CODE"), or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Surviving Corporation.

          SECTION 2.4 STOCK OPTIONS; RESTRICTED STOCK UNITS. (a) Upon the Closing Date, each then outstanding option or warrant to purchase Class A Shares (a "CLASS A OPTION") and each then outstanding option or warrant to purchase Class B Shares (a "CLASS B OPTION" which together with a Class A Option, a "COMPANY STOCK OPTION"), whether or not then exercisable, shall be cancelled by the Company and in consideration of such cancellation and except to the extent that Parent or Merger Sub and the holder of any such Company Stock Option otherwise agree, the Company (or, at Parent's option, Merger Sub) shall pay to each holder of a Company Stock Option, on the Closing Date, the excess of (i) the Applicable Consideration (as defined below) over (ii) the product of (A) the per-share exercise price of such Company Stock Option and (B) the number of shares subject to such Company Stock Option, less (C) all required tax withholdings; provided, that if the amount described in clause (ii) exceeds the cash portion of the Applicable Consideration, the holder shall be obligated to pay the amount of such excess to the Company or Merger Sub, as applicable, in cash and the Company or Merger Sub, as applicable, shall deliver only the non-cash portion of the Applicable Consideration to the holder.

          (b) Upon the Closing Date, each then

          (c) outstanding restricted stock unit (each a "RESTRICTED STOCK UNIT") whether or not then vested, shall be cancelled by the Company and the Company shall pay to the holder thereof the Applicable RSU Consideration (as defined below), less all required tax withholdings. "THE APPLICABLE CONSIDERATION" means either the Applicable RSU Cash Consideration or the Applicable RSU Merger Consideration, as elected by the holder before the Closing.

          (d) The "APPLICABLE CONSIDERATION" means either the Applicable Cash Consideration or the Applicable Merger Consideration, as elected by the holder of any Company Stock Option or Restricted Stock Unit before the Closing, PROVIDED, HOWEVER, if the holder of a Company Stock Option or Restricted Stock Unit does not make such an election, he or she shall be deemed to have elected to receive the Applicable Cash Consideration. The "APPLICABLE CASH CONSIDERATION" means (w) in the case of a Class A Option or Restricted Stock Unit with respect to Class A Stock, $1,300, and in the case of a Class B Option or Restricted Stock Unit with respect to Class B Stock, $26, in either case times (x) the number of shares subject to such Company Stock Option or Restricted Stock Unit. The "APPLICABLE MERGER CONSIDERATION" means (y) in the case of a Class A Option or Restricted Stock Unit with respect to Class A Stock, the Class A Merger Consideration, and in the case of a Class B Option or Restricted Stock Unit with respect to Class B Stock, the Class B Merger Consideration, in either case times (z) the number of shares subject to such Company Stock Option or Restricted Stock Unit.

          (e) Except as otherwise required by Section 6.6, the Company shall take all actions necessary and appropriate so that all stock option or other equity based plans maintained with respect to the Shares, including the plans listed in Section 3.2 of the Company Disclosure Schedule (as hereinafter defined) ("COMPANY OPTION PLANS"), shall, terminate as of the Effective Time and the provisions in any other benefit plan providing for the issuance, transfer or grant of any stock of the Company or any interest in respect of any stock of the Company shall be deleted as of the Effective Time, and the Company shall take all reasonable actions to ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Company Option Plan shall have any right thereunder to acquire any stock of the Company, Parent, Merger Sub or the Surviving Corporation.

          SECTION 2.5 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, to the extent that Section 3-202 of the MGCL applies to the Merger, Shares (the "DISSENTING SHARES") that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have properly objected to the Merger, who shall have not voted in favor of the Merger and who shall have demanded properly in writing appraisal for such shares in accordance with Section 3-203 of the MGCL (the "DISSENTING STOCKHOLDERS") shall not be converted into or represent the right to receive the Merger Consideration, as applicable. Such stockholders instead shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 3-203, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under the MGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender in the manner provided in Section 2.2 of the Certificate or Certificates that, immediately prior to the Effective Time, represented such Shares.

          SECTION 2.6 INCLUSION OF ADJUSTMENT TO MERGER CONSIDERATION. (a) Parent shall be entitled, by delivery to the Company of written notice at any time prior to the date which is 15 days prior to Stockholders Meeting Date (as hereinafter defined) (the date such notice is delivered, "ANNOUNCEMENT DATE"), to elect (the "STOCK ELECTION") to make the ProLogis Common Stock owned by the Company a part of the Merger Consideration and to reduce the amount of cash to be included in the Merger Consideration, all in accordance with and as set forth in the following and the definitions of the various terms set forth below. In the event the Stock Election is made, and not revoked in accordance with paragraph (c) below, the following adjustments shall be made:

     (i) the Class A Cash Consideration shall be decreased by an amount equal to the ProLogis Stock Value multiplied by the Class A Per Share Factor, so that the amount of cash to be received by each holder of a share of Class A Common Stock in the Merger, together with the Class A Stock Consideration valued using the methodology set forth in clause
          (i) of the definition of ProLogis Stock Value, shall be $1300;

     (ii) the Class A Stock Consideration shall be a number of shares of ProLogis Common Stock equal to the total number of shares of ProLogis Common Stock to be a part of the Merger Consideration pursuant to the Stock Election multiplied by the Class A Per Share Factor;

    (iii) the Class B Cash Consideration shall be decreased by an amount equal to the ProLogis Stock Value multiplied by the Class B Per Share Factor, so that the amount of cash to be received by each holder of a share of Class B Common Stock in the Merger, together with the Class B Stock Consideration valued using the methodology set forth in clause
          (i) of the definition of ProLogis Stock Value, shall be $26;

     (iv) the Class B Stock Consideration shall be a number of shares of ProLogis Common Stock equal to the total number of shares of ProLogis Common Stock to be a part of the Merger Consideration pursuant to the Stock Election multiplied by the Class B Per Share Factor;

PROVIDED, HOWEVER, that the Company shall be under no obligation to cause the issuance of fractional shares of ProLogis Common Stock, and may substitute cash in lieu of such fractional shares. In that connection, as soon as practicable after the Closing Date, the Company shall, itself or through an agent, determine the number of whole shares and fractional shares of the ProLogis Common Stock to be delivered to each holder of Shares, aggregate all such fractional shares and sell the whole shares obtained thereby, in the open market or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.

          (b) As soon as practicable after the Announcement Date, Parent and the Company shall issue a joint press release announcing Parent's election, subject to its right of revocation, to include Stock Consideration in the Merger Consideration, and as soon as the ProLogis Stock Value is determinable, Parent and the Company shall issue a joint press release announcing the amounts of the Class A Cash Consideration, the Class A Stock Consideration, the Class B Cash Consideration and the Class B Stock Consideration.

          (c) Parent may revoke the Stock Election at any time, provided that no such revocation may be made if such revocation would make it reasonably necessary, based upon the advice of the Company's independent counsel, to delay the Company Stockholder Meeting. Following any such revocation, the Class A Merger Consideration shall again be $1,300 and the Class B Merger Consideration shall again be $26. As soon as practicable after any such revocation, Parent and the Company shall issue a joint press release announcing such revocation.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein; PROVIDED, HOWEVER, that an item included on a Company Disclosure Schedule with respect to any section or subsection of this Agreement shall be deemed to relate to each other section or subsection of this Agreement but only to the extent that such relationship is reasonably inferable), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

          SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Company and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Merger or perform its obligations hereunder.

          (b) Section 3.1 of the Company Disclosure Schedule sets forth a list of all subsidiaries of the Company. Except as listed in Section 3.1 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of stock or other security of any other entity or any other investment in any other entity, that would be a subsidiary of the Company.

          (c) The Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Merger or perform its obligations hereunder.

          (d) The Company has heretofore delivered to Parent accurate and complete copies of the Charter and bylaws, as currently in effect, of the Company.

          SECTION 3.2 CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES; CERTAIN INFORMATION REGARDING THE PUBLIC INVESTEES. (a) The authorized stock of the Company consists of: (i) 15,543,012 Class A Shares, of which 882,171.302 Class A Shares were issued and outstanding as of the close of business on November 30, 2001, (ii) 234,199,346 Class B Shares, of which 93,827,130 Class B Shares were issued and outstanding as of the close of business on November 30, 2001, and (iii) 257,642 shares of Preferred Stock, of which 257,642 shares were issued and outstanding as of the close of business on November 30, 2001. All of the issued and outstanding Shares and shares of Preferred Stock have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of November 30, 2001, 8,769,035 Class B Shares and 133,105 Class A Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options and 1,305,350 shares were reserved for issuance under Restricted Stock Units issued pursuant to the Company Option Plans. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, since November 30, 2001, no shares of the Company's stock have been issued other than pursuant to Company Stock Options already in existence on such date or upon conversion of Convertible Notes or vesting of Restricted Stock Units, and, since November 30, 2001, no Company Stock Options or Restricted Stock Units have been granted. Except as set forth above, and except for the conversion of outstanding shares of Preferred Stock into a maximum of 6,606,205 Class B Shares, the conversion of the Company's 6.5% Convertible Subordinated Debentures due 2016 (the "CONVERTIBLE NOTES") into a maximum of 195,982 Class A Shares and the issuance of securities upon the exercise, exchange or redemption of the Rights, as of the date hereof, there are outstanding (i) no shares of stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of stock or voting securities of the Company; (iii) no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Section 3.2(a) of the Company Disclosure Schedule sets forth information regarding the current exercise price, date of grant and number granted of Company Stock Options for each holder thereof. Following the Effective Time, no holder of Company Stock Options will have any right to receive shares of stock of the Surviving Corporation upon exercise of the Company Stock Options.

          (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of
Law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of stock or other ownership interests in any subsidiary of the Company. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is bound relating to the voting of any shares of stock of the Company or any subsidiary of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset (including any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          (c) Section 3.2(c) of the Company Disclosure Schedule sets forth, for each Public Investee, the amount and nature of all securities of such Public Investee owned by the Company and its subsidiaries. To the knowledge of the Company, each of the outstanding shares of stock of each Public Investee is duly authorized, validly issued, fully paid and nonassessable (to the extent such concepts are recognized in the applicable jurisdiction), and is owned by the Company and its subsidiaries free and clear of all Liens (other than as set forth in Section 3.2(c) of the Company Disclosure Schedule) and has not been issued in violation of any preemptive or similar rights. Other than as set forth in Section 3.2(c) of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, transfer or voting of any securities of any Public Investee to which the Company or any of its subsidiaries is a party or otherwise bound.

          SECTION 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT; STOCKHOLDER APPROVAL. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Merger. No other corporate proceedings on the part of the Company or any of its subsidiaries are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger and this Agreement, to the extent required by Law, the Company Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (b) The Company Board has, by unanimous vote of those present, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Merger, and taken all corporate actions required to be taken by the Company Board for the consummation of the Merger. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval to the extent required by Law. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares and shares of Preferred Stock (voting together as a single class) as of the record date for the Company Stockholder Meeting (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of stock of the Company necessary to adopt this Agreement and approve the Merger.

          SECTION 3.4 REPORTS; FINANCIAL STATEMENTS. (a) The Company has filed all required forms, reports and documents with the SEC since January 1, 1998, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore delivered to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1998, 1999 and 2000, respectively, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1998, and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 1998 (the "COMPANY SEC REPORTS"). None of such forms, reports or documents, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since January 1, 1998, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

          (b) The Company and each of its subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1998 with any U.S., state or foreign regulatory authorities or self-regulatory organization (each, a "REGULATORY AGENCY" "), and have paid all material fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its subsidiaries, no Regulatory Agency has initiated any proceeding or investigation or, to the knowledge of the Company, threatened any investigation into the business or operations of the Company or any of its subsidiaries since December 31, 1998, except for such proceedings or investigations which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company and its subsidiaries taken as a whole.

          SECTION 3.5 NO UNDISCLOSED LIABILITIES. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, as of December 31, 2000 (the "AUDIT DATE"), none of the Company or its subsidiaries had any liabilities or material obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, except for any such liabilities or obligations which do not or which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

          SECTION 3.6 ABSENCE OF CHANGES. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement, since the Audit Date the business of the Company and its subsidiaries has been carried on only in the ordinary and usual course consistent with past practice, none of the Company or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which do or which would reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or its subsidiaries, which do or which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

          SECTION 3.7 PROXY STATEMENT. The proxy statement relating to the Merger (the "PROXY STATEMENT") will not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or shall, at the time of the Company Stockholder Meeting or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies which shall have become false or misleading in any material respect. The Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion therein.

          SECTION 3.8 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the European Community's Council Regulation
(EC) 4064/89 of 21 December 1989 on the control of concentrations between undertakings, as amended (the "ECMR"), or any other Antitrust Law (as hereinafter defined), the filing and recordation of the Articles of Merger as required by the MGCL and as otherwise set forth in Section 3.8 to the Company Disclosure Schedule, no filing with or notice to, and no material permit, authorization, consent or approval of, (i) any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") or (ii) any other third party, is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not, as of the date hereof, question the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the Merger and would not otherwise prevent or delay the consummation of the Merger, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. Except as set forth on Schedule 3.8 of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the Merger will (i) conflict with or result in any breach of any provision of the respective charters or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien or result in the reduction or loss of any benefit) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or any Company Permit (as hereinafter defined), (iii) violate any Law applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iv) to the knowledge of the Company, result in the loss by any Public Investee of its status as a REIT (as hereinafter defined), in each case with respect to (i), (ii) and (iii) above, except as does not or which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the ECMR, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the pur-pose or effect of monopolization or restraint of trade or creation or strengthening of a dominant position or lessening of competition through merger or acquisition.

          SECTION 3.9 NO DEFAULT. Neither the Company nor any of its subsidiaries is in violation of any term of (i) its charter, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("LAW") applicable to the Company, its subsidiaries or any of their respective properties or assets, except for violations which do not or which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

          SECTION 3.10 LITIGATION. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement or as listed on Section 3.10 of the Company Disclosure Schedule, there is no material suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets which (a) involves amounts in excess of $1,000,000 or (b) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the Merger. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement, none of the Company or its Subsidiaries is subject to any outstanding order, writ, injunction or decree, which has or which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

          SECTION 3.11 COMPLIANCE WITH APPLICABLE LAW. The Company and each of its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for Company Permits the absence of which does not or which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries are in compliance with the terms of the Company Permits, except as does not or which would reasonably be expected not to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. The businesses of the Company and each of its subsidiaries are not being conducted in violation of any Law applicable to the Company or its subsidiaries, except as does not or which would reasonably be expected not to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. To the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews as do not or which would reasonably be expected not to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

          SECTION 3.12 PROPERTIES. (a) Section 3.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list and the address of all real property owned or leased by the Company or otherwise used by the Company in the conduct of its businesses or operations (collectively, and together with the land at each address referenced in Section 3.12(a) of the Company Disclosure Schedule and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "COMPANY PROPERTIES"). Each of the Company Properties is owned or leased by the Company, as indicated in Section 3.12(a) of the Company Disclosure Schedule. To the Company's knowledge, the Company owns or, if so indicated in Section 3.12(a) of the Company Disclosure Schedule, leases each of the Company Properties, in each case free and clear of any Liens, title defects, contractual restrictions or covenants, laws, ordinances or regulations affecting use or occupancy (including zoning regulations and building codes) or reservations of interests in title (collectively, "PROPERTY RESTRICTIONS"), except for (i) Permitted Liens and (ii) Property Restrictions imposed or promulgated by law or by any Government Authority which are customary and typical for similar properties or
(iii) Property Restrictions which do not or which would reasonably be expected not to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. To the Company's knowledge, none of the matters described in clauses (i) and (ii) above does or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this Agreement, "PERMITTED LIENS" means (i) Liens for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate reserves on the financial statements of the Company, (ii) with respect to real property, any Lien, encumbrance or other title defect which is not in a liquidated amount (whether material or immaterial) and which does not, individually or in the aggregate, interfere materially with the current use or materially detract from the value or marketability of such property (assuming its continued use in the manner in which it is currently used) and (iii) inchoate materialmen's, mechanics', carriers', workmen's and repairmen's liens arising in the ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings. To the Company's knowledge, the Company Properties are adequate to permit the use thereof in the manner they are currently utilized by the Company, except as does not or would reasonably be expected not to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

          (b) The Company and each of its subsidiaries have good and sufficient title to all the personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of the Company and its subsidiaries as of September 30, 2001, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, except for Permitted Liens, except as does not or which would reasonably be expected not to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

          SECTION 3.13 EMPLOYEE PLANS. (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all material "employee benefit plans," as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit plans or other benefit arrangements or payroll practices including bonus plans, executive compensation, consulting or other compensation agreements, change in control agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance, scholarship programs, directors' benefit, bonus or other incentive compensation and any Foreign Plan (as defined in Section 3.13(i)), which the Company or any of its majority owned subsidiaries sponsors, maintains, contributes to or has any obligation to contribute to (each an "EMPLOYEE BENEFIT PLAN" and collectively, the "EMPLOYEE BENEFIT PLANS"). Except as separately set forth on Section 3.13(a) of the Company Disclosure Schedule, none of the Employee Benefit Plans is subject to Title IV of ERISA ("TITLE IV PLANS"), or is or has been subject to Sections 4063 or 4064 of ERISA, nor has the Company, its subsidiaries or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with the Company or any subsidiary under
Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") ever been obligated to contribute to a multiemployer plan, as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN").

          (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Title IV Plans (other than a Multiemployer Plan) have been made available or delivered to Parent by the
Company: (i) any plans and related trust documents, and amendments thereto; (ii) the three most recent Forms 5500 and schedules thereto, if applicable; (iii) the most recent Internal Revenue Service ("IRS") determination letter, if applicable; (iv) the three most recent financial statements and actuarial valuations, if applicable; and (v) summary plan descriptions, if applicable.

          (c) As of the date hereof, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole, (i) the Company and its subsidiaries have performed all material obligations required to be performed by them under any Employee Benefit Plan; (ii) the Employee Benefit Plans, have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iii) there are no material actions, suits, arbitrations or claims (other than routine claims for benefit) pending or threatened with respect to any Employee Benefit Plan; and (iv) the Company and its subsidiaries have no material liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise Tax or civil penalty.

          (d) Neither the Company nor any of its ERISA Affiliates are subject to any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

          (e) Each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS to the effect that such plan is "qualified" and that the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code. The Company knows of no fact which would adversely affect the qualified status of any such Pension Plan or the exemption of such trust, in either case, that cannot be corrected without a material adverse effect on the Company and its subsidiaries taken as a whole.

          (f) None of the Employee Benefit Plans provide for continuing post-employment health or life insurance coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          (g) Except as set forth in Section 3.13(g) of the Company Disclosure Schedule, no stock or other security issued by the Company forms or has formed a material part of the assets of any Employee Benefit Plan.

          (h) Neither the execution and delivery of this Agreement nor the consummation of the Merger will by itself or in combination with any other event
(i) result in any material payment becoming due, or materially increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such material benefits.

          (i) With respect to each Employee Benefit Plan that is maintained primarily for employees in a jurisdiction outside the United States (the "FOREIGN PLANS") except as does not or which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole:

               (i) all employer and employee contributions to each Foreign Plan required by law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices;

               (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

               (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

          (j) Except as does not or which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole, any individual who performs services for the Company or any of is subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of the Company or any of its subsidiaries for federal income tax purposes by the Company or one of its subsidiaries is not an employee for such purposes.

          SECTION 3.14 LABOR MATTERS. (a) Section 3.14(a) of the Company Disclosure Schedule sets forth a list of all employment, labor or collective bargaining agreements to which the Company or any subsidiary is party and, except as set forth therein, there are no employment, labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries. The Company has heretofore made available to Parent true and complete copies of (i) the employment agreements listed on Section 3.14(a) of the Company Disclosure Schedule or a form thereof and (ii) the labor or collective bargaining agreements listed on Section 3.14(a) of the Company Disclosure Schedule, together with all material amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

          (b) Except as set forth on Section 3.14(b) of the Company Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate a material adverse effect on the Company and its subsidiaries taken as a whole, (i) no employees of the Company or any of its subsidiaries are represented by any labor organization; (ii) no labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification; (iii) to the Company's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (iv) to the Company's knowledge, there are no organizing activities involving the Company or any of its subsidiaries pending with any labor organization or group of employees of the Company or any of its subsidiaries.

          (c) Except as would not reasonably be expected to have, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole there are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company or any of its subsidiaries.

          (d) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole there are no complaints, charges or claims against the Company or any of its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries.

          (e) Except as would not reasonably be expected to have, individually or in the aggregate, (i) a material adverse effect on the Company and its subsidiaries taken as a whole, the Company and each of its subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" Law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax, except for immaterial non-compliance; and (ii) there has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Company or any of its subsidiaries within the last six (6) months.

          SECTION 3.15 ENVIRONMENTAL MATTERS. (a) Except as disclosed on Section
3.15 of the Company Disclosure Schedule and except for conditions that would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries taken as a whole, to the knowledge of the Company, (i) the Company and its majority owned subsidiaries and all real property owned by the Company and its majority owned subsidiaries are in compliance with Environmental Laws; (ii) the Company and its majority owned subsidiaries have obtained and currently possess and maintain all Permits required by Environmental Laws (collectively, "ENVIRONMENTAL PERMITS") for each of their respective operations, all such Environ-mental Permits are in good standing, and the Company and its majority owned subsidiaries are in compliance with the terms and conditions of such Environmental Permits; (iii) neither the Company and its majority owned subsidiaries nor any real property currently owned by the Company or its majority owned subsidiaries is subject to any pending Environmental Claim as to which the Company has been provided written notice.

          (b) To the Company's knowledge, the Company has made available to Parent copies of all environmental reports which are in the possession of the Company and were conducted within 24 months prior to the date hereof by private parties or regulators relating to the operations of the Company and its subsidiaries or any real property owned by the Company or its subsidiaries.

          As used in this Agreement:

          "ENVIRONMENTAL CLAIMS" means any and all written administrative, regulatory, judicial or third-party claims, demands, notices of violation or non-compliance, directives, proceedings, investigations, orders, decrees, judgments or other allegations of noncompliance with or liability or potential liability relating in any way to any Environmental Law or any Environmental Permit.

          "ENVIRONMENTAL COSTS AND LIABILITIES" means, with respect to any person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Entity or other person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such person or any of its subsidiaries.

     "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 ET SEQ.); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss. 180 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss. 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss. 6901 ET SEQ.); the Toxic Substance Control Act, as amended (42 U.S.C.ss. 7401 ET SEQ.); the Clean Air Act, as amended (42 U.S.C.ss. 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss. 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C.ss. 651 ET SEQ.); the Safe Drinking Water Act, as amended (42 U.S.C.ss. 300f ET SEQ.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

          "HAZARDOUS MATERIAL" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, friable asbestos, indoor mold, urea formaldehyde insulation, and polychlorinated biphenyls.

          "RELEASE" means, with respect to any person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Hazardous Material into the environment or into or out of any property owned by such person, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

            "REMEDIAL ACTION" means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          SECTION 3.16 TAX MATTERS. (a) All federal and all other material Tax Returns (as hereinafter defined) required to be filed by or on behalf of the Company or any of its subsidiaries have been filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, (i) as of the Audit Date, all Taxes payable by or on behalf of the Company or any of its subsidiaries have been fully and timely paid or adequately provided for in accordance with GAAP, and (ii) adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing. Except as set forth on Section 3.16(a) of the Company Disclosure Schedule, as of the date hereof neither the Company nor any of its subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of material Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

          (b) Except as set forth on Section 3.16(b) of the Company Disclosure Schedule, as of the date hereof all material deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or any of its subsidiaries have been fully paid, and there are no other audits relating to any material taxes by any taxing authority in progress, nor have the Company or any of its subsidiaries received any notice from any taxing authority that it intends to conduct such an audit.

          (c) The Company and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over for all periods under all applicable Laws.

          (d) Parent has had access to complete copies of (A) all federal and other material Tax Returns of the Company and its subsidiaries relating to the taxable periods ending since December 31, 1998 which have been filed and (B) any audit report issued within the last five years relating to any material Taxes due from or with respect to the Company or any of its subsidiaries.

          (e) Except as set forth on Section 3.16(e) of the Company Disclosure Schedule, no claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns such that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction.

          (f) Except as set forth on Section 3.16(f) of the Company Disclosure Schedule, neither the Company nor any other person on behalf of the Company or any of its subsidiaries has requested any extension of time within which to file any material income Tax Return, which material income Tax Return has since not been filed.

          (g) Except as set forth on Section 3.16(g) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any tax sharing or similar agreement or arrangement (with any person other than the Company and/or any of its subsidiaries) pursuant to which it will have any obligation to make any payments after the Closing.

          (h) Neither the Company nor any of its subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

          (i) For purposes of this Agreement, "TAX" or "TAXES" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee or successor liability in respect of Taxes, any liability in respect of Taxes under Treasury Regulation
Section 1.1502-6 or any similar provision of state, local or foreign Law, or imposed by contract, Tax sharing agreement, Tax indemnity agreement or any similar agreement. "TAX RETURNS" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information. For purposes of this Section 3.16, the definition of "subsidiary" contained in Section 9.11(x) shall be applied by substituting "50%" for "10%" in clause (iii) of such definition.

          SECTION 3.17 ABSENCE OF QUESTIONABLE PAYMENTS. To the Company's knowledge, neither the Company nor any of its subsidiaries nor, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. To the knowledge of the Company, neither the Company nor any of its subsidiaries nor, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To the Company's knowledge, the Company and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

          SECTION 3.18 MATERIAL CONTRACTS. (a) Section 3.18 of the Company Disclosure Schedule sets forth a list of all Material Contracts (as hereinafter defined). The Company has heretofore made available to Parent true, correct and complete copies of all written contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) with any of the Public Investees relating to the Company's investments in the Public Investees, and all material written contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole (taking into account only the Company's ownership interest in each of its subsidiaries), including to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of the Company and its subsidiaries taken as a whole (taking into account only the Company's ownership interest in each of its subsidiaries), all material: (i) employment, severance, change in control, termination, personal services, consulting, non-competition or indemnification contracts (including any contract to which the Company or any of its subsidiaries is a party involving employees of the Company); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1998; (v) contracts or agreements with any Governmental Entity; (vi) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred;
(vii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business, or to hire or solicit the hire for employment of any individual or group; (viii) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; and
(ix) commitments and agreements to enter into any of the foregoing (such contracts and agreements, the "MATERIAL CONTRACTS").

          (b) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect, except as would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries taken as a whole. To the Company's knowledge, there is no default under any Material Contract so listed by the Company as would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has provided to Parent a complete and correct copy of each of the Storage USA Transaction Agreements.

          SECTION 3.19 INSURANCE. The Company and its subsidiaries maintain insurance policies and performance bonds on their respective properties and assets, and with respect to their employees and operations, with reputable insurance carriers, and such insurance policies provide full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. The Company and its subsidiaries are not in default under any of their insurance policies and have paid all premiums owed thereunder, and no claims for coverage thereunder have been denied.

          SECTION 3.20 INTELLECTUAL PROPERTY. (a) Section 3.20 of the Company Disclosure Schedule sets forth a list of all material Intellectual Property (as hereinafter defined) of the Company and its subsidiaries.

          (b) The Company and its subsidiaries own or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens), all material Intellectual Property used or held for use in connection with the business of the Company and its subsidiaries as currently conducted or as contemplated to be conducted.

          (c) To the knowledge of the Company, the use of any material Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of its subsidiaries acquired the right to use any Intellectual Property.

          (d) No person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any material Intellectual Property owned by and/or licensed to the Company or its subsidiaries.

          (e) Neither the Company nor any of its subsidiaries has received any notice written or otherwise of any assertion or claim, pending or not, with respect to any material Intellectual Property used by the Company or its subsidiaries.

          (f) No Intellectual Property owned/or licensed by the Company or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means (i) all trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; (ii) all inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), in any juris-diction, all improvements thereto, and all patents, patent rights, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (v) all mask works and all applications, registrations and renewals in connection therewith, in any jurisdiction; (vi) all computer software (including data and related documentation); (vii) any similar intellectual property or proprietary rights; and (viii) all copies and tangible documentation thereof and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

          SECTION 3.21 OPINION OF FINANCIAL ADVISOR. The Financial Advisor has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and such opinion has not been withdrawn or modified. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety in the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to the Financial Advisor and its counsel.

          SECTION 3.22 BROKERS. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the Merger based upon arrangements made by and on behalf of the Company or any of its affiliates.

          SECTION 3.23 TAKEOVER STATUTE. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Merger from, and this Agreement and the Merger are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other takeover Laws and regulations of any state (collectively, "TAKEOVER STATUTES"), including the Maryland Business Combination Act and the Maryland Control Share Acquisition Act, or any takeover provision in the Charter and the Company's Amended and Restated Bylaws. The provisions of the Maryland Business Combination Act and the Maryland Control Share Acquisition Act do not apply to the Merger.

          SECTION 3.24 OWNERSHIP LIMIT. The Company Board has taken all action required to be taken by it in order to exempt Parent, Merger Sub and each of their respective affiliates from the Ownership Limit provisions set forth in Article FIFTH of the Charter.

          SECTION 3.25 AMENDMENT TO RIGHTS AGREEMENT. The Company Board has taken all necessary action (including any amendment thereof) under the Rights Agreement, dated as of April 21, 1997, between the Company and The First National Bank of Boston, as Rights Agent (as amended, the "RIGHTS AGREEMENT"), so that (x) none of the execution or delivery of this Agreement or the consummation of the Merger will cause (i) the rights (the "RIGHTS") issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement, (ii) Parent or Merger Sub to be deemed an "ACQUIRING PERSON" (as defined in the Rights Agreement), or (iii) the "SHARES ACQUISITION DATE" (as defined in the Rights Agreement) to occur upon any such event and (y) the "FINAL EXPIRATION DATE" (as defined in the Rights Agreement) of the Rights shall occur immediately prior to the Effective Time.

                                   ARTICLE IV

                          REPRESENTATION AND WARRANTIES
                            OF PARENT AND MERGER SUB

          Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

          SECTION 4.1 ORGANIZATION. (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent to consummate the Merger or perform its obligations hereunder.

          (b) Each of Parent and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a material adverse affect on the ability of Parent to consummate the Merger or perform its obligations hereunder.

          (c) Parent has heretofore delivered to the Company accurate and complete copies of the certificate of incorporation and bylaws of Parent and the charter and bylaws of Merger Sub as currently in effect.

          SECTION 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) Each of Parent and Merger Sub has all necessary corporate power to execute and deliver this Agreement and to consummate the Merger contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

          (b) The Boards of Directors of Parent (the "PARENT BOARD") and Merger Sub and Parent as the sole stockholder of Merger Sub have duly and validly authorized the execution and delivery of this Agreement and the consummation of the Merger, and taken all corporate actions required to be taken by such Boards of Directors and Parent as the sole stockholder of Merger Sub for the consummation of the Merger.

          SECTION 4.3 PROXY STATEMENT. The information to be provided in writing by Parent to the Company specifically for use in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Company specifically for inclusion therein.

          SECTION 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the HSR Act, the ECMR, or any other Antitrust Law, the filing and recordation of the Articles of Merger as required by the MGCL and as otherwise set forth in Section 4.4 to the Parent Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the Merger, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Parent to consummate the Merger or perform its obligations hereunder. Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the Merger will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of Parent or the charter or bylaws (or similar governing documents) of Merger Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Parent to consummate the Merger or perform its obligations hereunder.

          SECTION 4.5 NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Merger, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

          SECTION 4.6 BROKERS. No broker, finder or investment banker (other than Merrill Lynch & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by and on behalf of Parent or Merger Sub or any of their affiliates.

          SECTION 4.7 FINANCIAL CAPACITY. Parent has sufficient financial capacity, and will cause Merger Sub to have sufficient financial capacity, to consummate the Merger and the other transactions contemplated hereby.

                                   ARTICLE V

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

          SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except (i) as otherwise expressly provided in this Agreement, (ii) as consented to in writing by Parent, or (iii) with respect to or in connection with the consummation of the Storage USA Acquisition, or as contemplated by the Storage USA Transaction Agreements and the merger contemplated thereby (it being understood and agreed that the Company shall not increase the price to be paid in connection with the Storage USA Acquisition or make any material change to the Storage USA Transaction Agreements or grant any material waiver, consent or election thereunder, except with Parent's consent, provided further that Parent shall be deemed to have consented to any such proposed price increase or material change, waiver, consent or election, as the case may be, if Parent has not responded to the Company's request for consent pursuant to this Section 5.1(iii) within 24 hours of the delivery of such request), during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, and will use commercially reasonable efforts to cause the Public Investees to, conduct their respective operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact their respective current business organizations, seek to keep available the services of their respective current officers and employees and seek to preserve their respective relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired. Without limiting the generality of the foregoing, but subject to clauses (i) through (iii) above, prior to the Effective Time, except as set forth on the Company Disclosure Schedule, the Company will not, and will use commercially reasonable efforts to cause the Public Investees not to, nor permit any of its subsidiaries to:

          (a) amend their respective charters or bylaws (or other similar governing instrument);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including any stock options or stock appreciation rights), except for (i) the issuance or sale of Shares pursuant to the exercise of Company Stock Options and conversion of Preferred Stock and the Company's 6.5% Convertible Subordinated Debentures due 2016 in accordance with the terms thereof (for a number of Shares not to exceed the maximum number of Shares set forth in Section 2.2), or (ii) (A) automatic grants of Company Stock Options to directors of the Company in accordance with plan terms in effect on the date hereof, (B) the grant of new Company Stock Options upon the exercise of outstanding Company Stock Options containing a reload feature requiring a new option grant upon such exercise, (C) the grant of options, in the ordinary course consistent with past practice by subsidiaries of the Company or (D) the grant of Restricted Stock Units pursuant to the Company's matching share program;

          (c) (i) split, combine or reclassify any shares of their respective stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of their respective stock, except the declaration and payment of regular quarterly cash dividends not in excess of the dividend amounts provided for in the instrument defining the rights of the Preferred Stock, with usual record and payments dates in accordance with past dividend practice; (iii) make any other actual, constructive or deemed distribution in respect of any shares of their respective stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of their respective securities or any securities of any of their respective subsidiaries;

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (e) alter, through merger, liquidation, dissolution, reorganization, restructuring or in any other fashion, their respective corporate structures or ownership of any subsidiary or joint venture;

          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice in aggregate amounts not to exceed $50 million other than in connection with the Storage USA Acquisition and in connection with the other transactions listed in Section 5.1(f) of the Company Disclosure Schedule (which, notwithstanding anything to the contrary herein, shall be expressly permitted hereby); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in aggregate amounts not to exceed $50 million; (iii) make any capital contributions to, or investments in, any other person, other than to the wholly owned subsidiaries; (iv) pledge or otherwise encumber shares of stock of the Company or its subsidiaries; or (v) mortgage or pledge any of their respective material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (g) except as may be required by Law, an existing agreement or as contemplated by this Agreement, (i) enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner except for any such actions taken in the ordinary and usual course of business consistent with past practice and that, in the aggregate, do not result in a material increase in the Company's aggregate benefits and compensation expense, and (ii) increase in any manner the compensation or fringe benefits of any director or officer of the Company or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or as modified in accordance with this subsection (g) (including the granting of stock appreciation rights or performance units);

          (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which individually or in the aggregate have a book or fair market value in excess of $3,000,000, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights other than with respect to the disposition of the Company's right, title and interest in and to 19,403,417 shares of CarrAmerica Realty Corporation, a Maryland real estate investment trust, which shall be specifically permitted hereunder regardless of any other provision hereof;

          (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by them (whether for financial accounting or Tax purposes);

          (j) revalue in any material respect any of their respective assets, including writing-off notes or accounts receivable or modify in any material respect any reserve, in each case, other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

          (k) (a) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (b) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice or amend in any material respect any of the Material Contracts or the policies referred to in Section 3.18; (c) authorize any new capital expenditure or expenditures which are in excess of those contemplated the budgets previously provided by the Company to Parent; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

          (l) make or revoke any Tax election (except as required by law), or settle or compromise any Tax liability, material to the Company and its subsidiaries taken as a whole (taking into account only the Company's actual ownership interest in each of its subsidiaries), or change (or make a request to any taxing authority to change) any material aspect of their respective method of accounting for Tax purposes;

          (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of such person and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which such person or any of its subsidiaries is a party;

          (n) settle or compromise any pending or threatened suit, action or claim relating to the Merger;

          (o) enter into any agreement or arrangement that limits or otherwise restricts such person or any of its subsidiaries or any successor thereto or that would, after the Effective

Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

          (p) in any case where the Company, as such, has a contractual right to consent to any matter requested or proposed by Storage USA or Regency, the company shall not so consent without Parent's consent, which shall not be unreasonably withheld or delayed;

          (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(n) or any action which would make any of the representations or warranties of the Company contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

          For purposes of this Agreement, the Company shall be deemed to have used its commercially reasonable efforts to cause the Public Investees to take or not take any actions contemplated herein if the Company (i) exercises all voting rights, to the extent that the taking or not taking of any action requires a vote of the stockholders of such Public Investee, (ii) exercises all rights under any contract or agreement to which the Company or any of its subsidiaries is a party, and (iii) causes its representatives acting as members of the board of directors or trustees of such Public Investees subject to their fiduciary duties to such Public Investees or trustees and their shareholders under applicable Law, to exercise all rights as directors of such Public Investee, as applicable.

          SECTION 5.2 ACCESS TO INFORMATION. (a) Between the date hereof and the Effective Time, the Company will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require and will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, provided that no investigation pursuant to this Section 5.2(a) shall affect or be deemed to modify any of the representations or warranties made by the Company and all such access shall be coordinated through the Company or its designated representatives, in accordance with such reasonable procedures as they may establish.

          (b) Each of Parent and Merger Sub will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the Merger pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated November 7, 2001 (the "CONFIDENTIALITY AGREEMENT").

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.1 COMPANY STOCKHOLDER MEETING, PROXY STATEMENT. (a) The Company, acting through the Company Board, shall, in accordance with applicable Law, and the Charter and its Amended and Restated Bylaws:

               (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") for the purposes of considering and taking action upon the approval and adoption of this Agreement.

               (ii) prepare and file with the SEC (in consultation with Parent, and affording Parent an opportunity to review and comment thereon) a preliminary proxy relating to the Merger and this Agreement and (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy and cause a definitive proxy, including any amendment or supplement thereto to be mailed to its stockholders at the earliest practicable date, but in no event prior to the time that the ProLogis Registration Statement (as hereinafter defined) shall have been declared effective by the SEC; PROVIDED, HOWEVER, that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) use its reasonable best efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

               (iii) unless this Agreement has been terminated in accordance with Article VIII, subject to its rights pursuant to Section 6.3(b), include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of the Merger and this Agreement.

          (a) Parent shall vote, or cause to be voted, all of the Shares then owned by it, Merger Sub or any of its other subsidiaries in favor of the approval and adoption of the Merger and this Agreement.

          SECTION 6.2 REASONABLE BEST EFFORTS. (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, in good faith, all actions, and do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and to cause to be satisfied all conditions precedent to its obligations under this Agreement, in each case as soon as practicable after the date hereof, including, consistent with the foregoing, (i) preparing and filing as promptly as practicable with the objective of being in a position to consummate the Merger as promptly as practicable following the date of this Agreement all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "REQUIRED APPROVALS"), and (ii) using its reasonable best efforts to obtain the Required Approvals.

          (b) (i) Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger as promptly as practicable and in any event within 10 business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, and (ii) Parent agrees to make any other requisite antitrust filings as soon as reasonably practicable and the Company agrees to provide Parent with such assistance as Parent requests for the purposes of filing such requisite antitrust filings and, if such filings are made, each party agrees to supply as promptly as practical any additional information and documentary material that may be required or requested by the relevant governmental authority.

          (c) Each of Parent and the Company shall use its reasonable best efforts to cooperate in all respects with each other in connection with any filing or submission to or any investigation or proceeding by a private party, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity.

          (d) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.2 (a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or material oral communication (or other correspondence or memoranda) between it and any Governmental Entity, (iii) promptly inform each other of and supply to such other party any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the Merger contemplated hereby, and (iv) consult with each other in advance of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

          (e) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.2, if any objections are asserted with respect to the Merger contemplated hereby under any antitrust or competition law, Parent agrees to use its reasonable best efforts to resolve any antitrust concerns, federal, state, foreign or private, obtain all Required Approvals and obtain termination of the waiting period under the HSR Act or any other applicable law and the termination of any outstanding judicial or administrative orders prohibiting the Closing so as to permit consummation of the Merger as soon as practicable. In furtherance and not in limitation thereof, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any law or regulation, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity that would make the Merger illegal or would otherwise prohibit or materially impair or delay the consummation the Merger, the Company shall cooperate with Parent in all respects in responding thereto, and each shall use its respective reasonable best efforts to contest, resist and/or attempt to resolve any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger contemplated by this Agreement, and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the Merger.

          (f) The parties acknowledge and agree that Parent's "reasonable best efforts" as it is referenced in this Section 6.2 shall not require Parent to agree to or effect any divestiture, or to agree to or to hold separate or hold in trust (or similar action involving) any part of Parent's or the Company's business or operations, other than any of the Company's business or operations with a net asset value in the aggregate of no greater than $50 million.

          (g) The Company shall cooperate with Parent and use its reasonable best efforts to obtain an opinion of counsel on or prior to the Effective Time satisfying the requirements of Article 9 of the Articles of Incorporation of Security Capital European Realty to allow Parent to be treated as an "Excluded Holder" thereunder.

          SECTION 6.3 ACQUISITION PROPOSALS. (a) From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 6.3, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; PROVIDED, HOWEVER, that the Company Board may furnish information to, or enter into discussions or negotiations with, any person that previously has made an unsolicited bona fide written Acquisition Proposal if, and only to the extent that, (A) the Company Board, after consultation with and having considered the advice of independent legal counsel, determines in good faith that (x) such Acquisition Proposal would, if consummated, constitute a Superior Proposal (as hereinafter defined), and (y) such action is necessary for the Company Board to comply with its duties to the Company's stockholders under applicable Law and (B) prior to taking such action, the Company (x) provides reasonable notice to Parent (but in any event no later than 24 hours prior to taking such action) to the effect that it is taking such action and (y) receives from such person an executed confidentiality/standstill agreement in reasonably customary form, the terms of which, as applicable to such person, in any event are at least as stringent as those applicable to Parent in the Confidentiality Agreement between Parent and the Company. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall notify Parent of any Acquisition Proposal (including the material terms and conditions thereof and the identity of the person making it) as promptly as practicable after its receipt thereof (and in any event, no later than twenty-hours from receipt), and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter promptly inform Parent of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person that has not previously been reviewed by Parent. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.3(a).

          (b) The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger unless the Company Board, after consultation with and having considered the advice of independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its duties to the Company's stockholders under applicable Law. Except as set forth in this Section 7.3(b), the Company Board will not approve or recommend or permit the Company to enter into any agreement with respect to any Acquisition Proposal (other than a confidentiality agreement as described in Section 6.3(a)) made by any person other than Parent or Merger Sub. Notwithstanding the foregoing, if the Company Board, after having considered the advice of independent legal counsel, determines in good faith that failing to take such action would constitute a breach of the obligations of the Company Board under applicable law, the Company Board may approve or recommend an Acquisition Proposal (or amendment or supplement thereto) or cause the Company to enter into an agreement with respect thereto, but in each case only if (i) the Company provides written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL"), which notice must be received by Parent at least three business days (exclusive of the day of receipt by Parent of the Notice of Superior Proposal) prior to the time it intends to cause the Company to enter into such an agreement, advising Parent in writing that the Company Board has received an Acquisition Proposal (or amendment or supplement thereto) which it believes constitutes a Superior Proposal and which it intends to accept and, with respect to which, enter into a definitive agreement, subject to the provisions of this Section 6.3(b), providing a copy of any written offer or proposal describing the Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, (ii) as of the end of such three business day period referenced above, Parent shall have failed to notify the Company in writing that it has determined to revise the terms of the Merger to provide that the Merger Consideration will be equal to or greater than the consideration to be paid to the Company stockholders pursuant to the Superior Proposal, and (iii) the Company terminates this Agreement in accordance with the requirements of Section 8.1(f) within 48 hours after the lapse of the three-day period referenced above and immediately thereafter enters into an agreement with respect to such Superior Proposal. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide Acquisition Proposal not directly or indirectly initiated, solicited, encouraged or knowingly facilitated by the Company after the date of this Agreement in contravention of the provisions hereof which the Company Board determines in good faith judgment (based on the advice of an investment banker of nationally recognized reputation), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders (in their capacity as stockholders), from a financial point of view, than the Merger and (ii) is reasonably capable of being completed; PROVIDED, HOWEVER, that for purposes of this definition, the term Acquisition Proposal shall have the meaning assigned to such term in Section 9.11 except that the reference to 20 percent in the definition of "Acquisition Proposal" shall be deemed to be a reference to 100 percent.

          (c) Nothing contained in this Section 6.3 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Company Board, based on the advice of independent legal counsel, is required under applicable Law; PROVIDED, HOWEVER, that except as otherwise permitted in
Section 6.3(b), the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

          SECTION 6.4 PUBLIC ANNOUNCEMENTS. Each of Parent, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the New York Stock Exchange, Inc., as determined by Parent, Merger Sub or the Company, as the case may be, and except by the Company with respect to any Acquisition Proposal or similar matter or related matter as contemplated by Section 6.3.

          SECTION 6.5 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Parent shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or
(ii) based on, arising out of or pertaining to the Merger. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the fullest extent not prohibited by the MGCL and upon receipt of any affirmation and undertaking required by the MGCL, (ii) Parent will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the MGCL and Parent's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; PROVIDED, HOWEVER, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

          (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or Parent may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to Parent not greater than two hundred percent of the premium for the current Company directors' and officers' liability insurance; PROVIDED, HOWEVER, that if such insurance cannot be so maintained or obtained at such costs, Parent shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to two hundred percent of the current annual premiums of the Company for such insurance.

          (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set for in this
Section 6.5.

          (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's charter or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

          (e) The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

          SECTION 6.6 EMPLOYEE MATTERS. (a) Parent will cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries under the provisions of all employment, consulting, termination, severance, change in control and indemnification agreements between and among the Company or any of its subsidiaries and any current or former officer, director, consultant or employee of the Company or any such subsidiaries. During the period commencing on the Closing Date and ending on the close of the next fiscal year ending at least two years from the Closing Date (the "CONTINUATION PERIOD"), Parent shall provide, or shall cause to be provided, to the current or former employees of the Company and any of its subsidiaries (other than employees covered by any collective bargaining agreement) ("COMPANY EMPLOYEES") compensation and employee benefits that are no less favorable in the aggregate than the Applicable Required Benefits, as defined below. "APPLICABLE REQUIRED BENEFITS" shall mean: (i) for Company Employees who are employed by the Company, the compensation and benefits that are provided to such Company Employees immediately prior to the Closing Date; provided, that beginning on such date, not later than January 1, 2003, as Parent shall determine, the "APPLICABLE REQUIRED BENEFITS" shall mean the compensation and benefits provided to similarly situated employees of Parent (determined based on position, compensation level and location) from time to time, if greater (such compensation and benefits in the aggregate, the

"PARENT BENEFITS"); (ii) for all other Company Employees who participate in the employee benefit plans of the Company immediately prior to the Closing Date, either the compensation and benefits provided to such Company Employees immediately prior to the Closing Date or, at Parent's option, the Parent Benefits provided to similarly situated employees of Parent; (iii) in the case of those Company Employees who do not participate in the employee benefit plans of the Company as of the Closing Date but who are scheduled to begin so participating as of April 2002, (A) until April 2002, the compensation and benefits they are being provided immediately prior to the Effective Time, and from and after April 2002, the compensation and benefits they are scheduled to be provided from and after April 2002, or (B) at Parent's option, the Parent Benefits provided to similarly situated employees of Parent; and (iv) for all other Company Employees, compensation and benefits that are no less favorable in the aggregate than those provided to such Company Employees immediately prior to the Closing Date.

          (b) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any Company Employee after the Closing Date (the "NEW PLANS"), and subject to applicable law and obligations under applicable collective bargaining agreements, each Company Employee shall be credited with his or her years of service with the Company or any of its subsidiaries, as the case may be, before the Closing Date, to the same extent as such Company Employee was entitled, before the Closing Date, to credit for such service under any similar Employee Benefit Plans, as applicable, except to the extent such credit would result in a duplication of benefits and except for purposes of benefit accrual under defined benefit pension plans. In addition, and without limiting the generality of the foregoing, and subject to applicable law and obligations under applicable collective bargaining agreements: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans which are welfare benefit plans to the extent coverage under such New Plan replaces coverage under a comparable Employee Benefit Plan, as applicable, in which such Company Employee participated immediately before the Closing Date (such plans, collectively, the "OLD Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Company Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (c) Parent shall ensure that the account balance of each participant in the SCGroup Incorporated Nonqualified Savings Plan (the "NSP") or the SCGroup Deferred Fee Plan for Directors (the "DFP") fully vests as of the Closing Date, and that the portion of such account valued with respect to Class A Shares or Class B Shares shall, at the election of the participant, be converted into either (i) a cash balance in the amount of $1300 per Class A Share or $26 per Class B Share, as applicable, or (ii) a cash balance equal to the Class A Cash Consideration or the Class B Cash Consideration, as applicable, times the number of shares credited to such account, plus a hypothetical number of shares of ProLogis Common Stock equal to the Class A Stock Consideration or the Class B Stock Consideration, as applicable, times the number of shares credited to such account. Any portion of such account that is converted into a cash balance may be deemed invested by the participant in any of the available investment choices under the NSP or the DFP, as applicable, and any portion thereof that is converted into hypothetical shares of ProLogis Common Stock shall continue to be deemed invested in such shares until such time as the participant elects, in accordance with the NSP or the DFP, as applicable, to invest such balance in another available investment choice; provided, that after such conversions, the NSP or the DFP, as applicable, need not permit participants to elect to invest any addition balances in such shares. Until at least December 31, 2002, Parent shall (i) maintain or cause the Company to maintain the NSP in accordance with its terms, except as provided above in this
Section 6.6(c), (ii) allow Company Employees to participate in the NSP and to defer compensation into the NSP, (iii) make matching contributions with respect to employee deferrals (including deferrals with respect to the awards described in Section 6.6(e)), in each case, consistent with the Company's past practice and on terms no less favorable than those in effect immediately prior to the date hereof, and (iv) ensure that each Participant's account under the NSP (including any stock balance converted to a cash balance pursuant to this Section) and any increase thereto is maintained in accordance with the terms of the NSP and with the Company's ordinary past practice. Parent may amend or terminate, or cause the Company to amend or terminate, the NSP effective on or after January 1, 2003, but in no event shall any such amendment or termination, whenever occurring, result in a change in the timing, method or amounts of the distributions made to any Company Employee who is a participant in the NSP immediately before the Effective Time.

          (d) For so long after the Closing Date as the Company or any of its subsidiaries maintains a 401(k) plan (all such plans, the "COMPANY 401(K) PLAN"), and Parent maintains a 401(k) plan with a loan feature for similarly situated employees, Parent shall cause the Company 401(k) Plan to retain the loan feature of such plan. Effective as of the Closing, the Company will fully vest the account balances of each participant in the Company 401(k) Plan who is a Company Employee.

          (e) To the extent not paid prior to the Closing Date, Parent shall pay a cash bonus award with respect to the 2001 calendar year to each Company Employee listed on Section 6.6(f) of the Company Disclosure Schedule equal to the amount listed on such schedule (each such award, a "2001 BONUS AWARD"). Parent shall pay the 2001 Bonus Awards no later than January 31, 2002 and shall allow each Company Employee participating in the NSP upon the Closing Date to defer a portion of his or her 2001 Bonus Award under the NSP in accordance with deferral elections in place prior to the Closing Date.

          SECTION 6.7 SEC FILINGS. The Company and Parent shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Merger or any other filing. The Company shall, and Parent shall and shall cause Purchaser to, cause all documents that it is responsible for filing with the SEC or other regulatory authorities under Section 6.1 and Section 6.2 to comply in all material respects with all applicable re-quirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Company will, or Parent will cause Parent to, as the case may be, promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials and/or mailing to stockholders of the Company, such amendment or supplement.

          SECTION 6.8 OBLIGATIONS OF MERGER SUB. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          SECTION 6.9 TAKEOVER STATUTES; RIGHTS PLAN; OWNERSHIP LIMIT. (a) If any Takeover Statute is or may become applicable to the Merger, each of Parent and the Company shall take such actions as are necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

          (b) The Company Board shall not, without the prior written consent of Parent, (i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights.

          (c) The Company Board shall not take any action to exempt any person (other than Parent, Merger Sub and each of their respective affiliates) from the Ownership Limit provisions set forth in Article FIFTH of the Charter.

          SECTION 6.10 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company or Parent, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Section 7.2(b) unless and except to the extent that the failure to give such notice results in material prejudice to the other party.

          SECTION 6.11 COMPANY FUNDS. As soon as reasonably practicable after the date hereof, the Company shall inform the Company Funds of the Merger. If and to the extent necessary, the Company shall assist each of the Company Funds to prepare and file with the SEC, or other applicable Governmental Entity, as soon as is reasonably practicable a preliminary proxy statement, together with a form of proxy, to be used in connection with the meeting of the stockholders of each such Company Fund for the purpose of approving new Investment Company Advisory Agreements, or other applicable agreements, with the current advisor of each such Fund, substantially on the terms of the current Investment Company Advisory Agreements, to take effect at the Effective Time, and, as promptly as practicable thereafter, subject to compliance with the rules and regulations of the SEC to the extent applicable, a definitive proxy state-ment with respect to such meeting shall be mailed to the stockholders of such Company Fund. Each such proxy statement shall comply as to form in all material respects with all applicable Law.

          SECTION 6.12 OTHER ADVISORY CONTRACT CONSENTS. (a) As soon as reasonably practicable after the date hereof, the Company shall inform the Funds that are not Company Funds of the Merger contemplated by this Agreement and request that such Funds take such actions as may be necessary in connection with the deemed assignment, as defined in Section 202(a) of the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT") (the "DEEMED ASSIGNMENT") of the advisory agreements to which the Company or any of its subsidiaries is a party relating to such Fund.

          (b) As soon as reasonably practicable after the date hereof, the Company shall inform its investment advisory clients that are parties to Non-Investment Company Advisory Agreements ("NICAAS") of the Merger contemplated by this Agreement. The Company shall request written consent of each such client to the deemed assignment of its NICAA and use reasonable commercial efforts to obtain such consent; or in the case of NICAAs which prohibit assignment or state by their terms that they terminate upon assignment, the Company will use its reasonable commercial efforts to enter into new agreements in substantially identical terms to be effective upon Closing and the deemed assignment. Parent agrees that, except in the case of NICAAs that prohibit assignment or state by their terms that they terminate upon assignment or do not, by their terms, require written consent of the client, the Company may obtain consent by requesting written consent as aforesaid and informing such client: (x) of the Company's intention to effect a deemed assignment of such NICAAs; (y) of the Company's intention to continue the advisory services, pursuant to the NICAAs with such client after the Closing if such client does not terminate such NICAAs prior to the Closing; and (z) that the consent of such client will be implied if such client continues to accept such advisory services for at least 30 days after the Closing without termination (to the extent permitted by the Advisers Act, and any rules, regulations or interpretations of the SEC thereunder).

          SECTION 6.13 TRANSFER TAXES. Subject to Section 2.2(b), Parent shall pay or cause to be paid any transfer, sales, use, excise and similar Taxes and fees for which the Company Stockholders may be liable (but not any Taxes measured by or based on gross or net income of any Company stockholders) arising from or payable by reason of the Merger.

          SECTION 6.14 REGISTRATION AND SALE OF PROLOGIS COMMON STOCK. With the prior written consent of both the Company and the Parent, the Company may at any time sell any or all of the shares of the ProLogis Common Stock, including to ProLogis, pursuant to a public offering or private placement, negotiated third-party purchase or otherwise (a "PROLOGIS SALE"). In addition, the Company will, at the written request of Parent, use its reasonable best efforts to effect a ProLogis Sale in the manner requested by Parent, and subject to approval by Parent of any final pricing terms, provided that the Company shall not be required to effect a ProLogis Sale, or enter into any binding agreement to effect a ProLogis Sale, prior to the date which is 18 days prior to the then-applicable Stockholders Meeting Date (provided that if a "road show" with respect to a ProLogis sale to be effected by a public offering shall have been commenced on or after the date which is 22 days prior to the then-applicable Stockholders Meeting Date, and there shall thereafter be a delay or postponement of the Stockholders Meeting Date, the relevant date which is 18 days prior to the previously-applicable Stockholders Meeting Date shall not be changed for purposes of this sentence). The Company will, after consultation with Parent, determine the manager(s) and book runner(s) in the event of any ProLogis Sale that is an underwritten offering. In order to facilitate a possible ProLogis Sale and/or a distribution of ProLogis Common Stock pursuant to the Stock Election, the Company will, on or before December 17, 2001, exercise its rights under Section 6 of the Third Amended and Restated Investors Agreement between ProLogis and the Company, dated as of September 9, 1997, as amended, and shall use its reasonable best efforts to assist ProLogis in filing and having declared effective one or more registration statements, and any necessary supplements or amendments, with respect to the shares of ProLogis Common Stock, suitable for use in connection with the Stock Election and/or the ProLogis Sale, and shall allow Parent to participate in the process of so registering the ProLogis Common Stock.

          SECTION 6.15 STORAGE USA ACQUISITION. In the event any third party shall seek to acquire Storage USA for consideration in excess of that agreed to be paid pursuant to the Storage USA Transaction Agreements, the Company shall determine to either (x) seek Parent's consent to offer to increase the price to be paid by the Company in connection with the Storage USA Acquisition or (y) not to do so. If the Company determines not to so increase the price to be paid by the Company in connection with the Storage USA Acquisition, then, at the written request of Parent, the Company will nevertheless offer to increase the price to be paid in connection with the Storage USA Acquisition on such terms as Parent may designate. Immediately upon any subsequently termination of this Agreement whether pursuant to Article VIII or otherwise (or, if the Storage USA Acquisition shall not then have been consummated, upon the consummation of the Storage USA Acquisition), Parent shall pay to the Company by wire transfer of immediately available funds, an amount equal to the aggregate amount of any such increased price designated by Parent that may have been agreed with or accepted by Storage USA

          SECTION 6.16 RESTRUCTURING. Immediately prior to the consummation of the Merger, and provided all conditions to Closing have been satisfied or waived, Company will assign the stock interests in subsidiaries, or otherwise restructure or transfer assets as directed by Parent.

          SECTION 6.17 SECURITY CAPITAL WAREHOUSE DISTRIBUTION BUSINESS TRUST. At Parent's written request made within the first 75 days of calendar year 2002, the Company shall, if permitted to do so by the applicable federal income tax laws, elect to revoke the status of Security Capital Warehouse Distribution Business Trust as a real estate investment trust for federal income tax purposes and shall take such other steps as the parties reasonably agree are necessary to terminate the real estate investment trust status of Security Capital Warehouse Distribution Business Trust for federal income tax purposes.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

          SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

          (a) the Company shall have obtained the Company Requisite Vote;

          (b) there shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the Merger;

          (c) (i) any applicable waiting period under the HSR Act shall have expired or been terminated, (ii) any relevant statutory, regulatory or other governmental waiting periods or approvals, whether domestic, foreign or supranational, the failure of which to have expired or been terminated or to be obtained or to be in full force and effect, would, either (A) individually or in the aggregate, have a Material Adverse Effect on the Company or the Surviving Corporation or (B) result in any violation of Law, shall have expired or been terminated or been obtained and be in full force and effect, as the case may be, or (iii) in the event that the Merger constitutes a concentration with a Community dimension within the scope of the ECMR, the European Commission shall not have indicated prior to Closing Date that it intends to initiate proceedings under the ECMR in respect of the Merger nor refer the transactions or any matters arising therefrom to the competent authority of a Member State under
Article 9(1) of the ECMR;

          (d) any registration statement (including any necessary supplement or amendment) with respect to the ProLogis Common Stock owned by the Company and filed pursuant to this agreement (a "PROLOGIS REGISTRATION STATEMENT") shall have been declared effective by the SEC, no stop order shall have been issued with respect to such ProLogis Registration Statement and such ProLogis Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          SECTION 7.2 CONDITIONS TO THE PARENT'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of the Parent to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Parent, to the extent permitted by applicable Law:

          (a) No Material Adverse Effect on the Company shall have occurred;

          (b) the representations and warranties of the Company set forth in this Agreement shall be true and accurate as of the Closing Date as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) and the Company shall not have breached or failed to perform or comply with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it except, in each case where the failure of such representations and warranties to be true and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), or the failure to perform or comply with such obligations, agreements or covenants, do not or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company;

          SECTION 7.3 CONDITIONS TO THE COMPANY'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of the Company to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company, to the extent permitted by applicable Law:

          (a) the representations and warranties of the Parent or Merger Sub set forth in this Agreement, shall be true and accurate as of the Closing Date as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) and the Parent or Merger Sub shall not have breached or failed to perform or comply with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it except, in each case where the failure of such representations and warranties to be true and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), or the failure to perform or comply with such obligations, agreements or covenants, do not or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

          SECTION 8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the
Company:

          (a) by the mutual written consent of Parent and the Company;

          (b) by either of Parent or the Company if (i) a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the Merger substantially on the terms contemplated by this Agreement or (ii) any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Merger on the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

          (c) by either of Parent or the Company if the Merger has not been consummated by August 14, 2002 (the "DROP-DEAD DATE"); PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date.

          (d) by Parent if the Company Board shall have (A) publicly withdrawn or modified in a manner materially adverse to Parent the recommendation of the Company Board of this Agreement or the Merger, (B) failed to confirm its recommendation to the Company's stockholders that they approve and adopt the Merger and this Agreement within five business days after a written request by Parent that it do so if such request is made following the making of an Acquisition Proposal, or (C) approved or recommended an Acquisition Proposal made by any person other than Parent or Merger Sub;

          (e) by the Company, if (i) the Company Board shall have determined that an Acquisition Proposal constitutes a Superior Proposal in accordance with the requirements of Section 6.3(b), (ii) the Company shall have delivered to Parent a written notice of the determination by the Company Board to terminate this Agreement pursuant to this Section 8.1(e) and followed the procedures required by Section 6.3(b), and (iii) immediately prior to such termination the Company shall have made payment of the full amounts required by Sections 8.3(b) and 8.3(c) and immediately after such termination the Company shall have entered into a definitive acquisition, merger or similar agreement to effect such Acquisition Proposal;

          (f) by Parent if the Company shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach would give rise to the failure of a condition set forth in paragraph (b) of Section 7.2 and which breach is either (i) reasonably capable of being cured within 30 business days after its receipt of written notice thereof from the Parent but has not been cured within such time or (ii) incapable of being cured by the Company prior to the Drop-Dead Date;

          (g) by the Company if any of Parent's representations and warranties contained in this Agreement shall not be true and correct, except for such failures to be true and correct that (without giving effect to any limitation as to "materiality" set forth therein), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the ability of Parent to consummate the Merger or perform its obligations hereunder, and which failure is either (i) reasonably capable of being cured within 30 business days after its receipt of written notice thereof from the Company but has not been cured within such time or (ii) incapable of being cured by the Parent prior to the Drop-Dead Date; or

          (h) by the Company or Parent if the Company Requisite Vote shall not have been obtained at the Company Stockholder Meeting.

          SECTION 8.2 EFFECT OF THE TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 5.2(b), this Section 8.2, Section 8.3 and Article IX and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 8.3 FEES AND EXPENSES. (a) Except as provided below or in
Section 6.15, all fees and expenses incurred in connection with the Merger, this Agreement and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b) In the event that (i) this Agreement is (A) terminated by Parent pursuant to Section 8.1(d) or (B) by the Company or Parent pursuant to Section 8.1(h) following any event described in Section 8.1(d), and either (C) an Acquisition Proposal shall have been previously publicly proposed or publicly announced or any person has previously publicly announced an intention (whether or not conditional and whether or not withdrawn) to make an Acquisition Proposal, or (D) within twelve months after such termination, the Company or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, or (ii) this Agreement is terminated by the Company pursuant to Section 8.1(e), then the Company shall pay Parent a fee equal to $120,000,000 (One Hundred Twenty Million Dollars) (the "TERMINATION FEE") by wire transfer of same day funds to an account designated by Parent, in the case of a payment as a result of any event referred to in Section 8.3(b)(i)(A) or (B) and (D), upon the first to occur of the entering into any definitive agreement or the consummation of any Acquisition Proposal and in the case of a payment as a result of any event referred to in Section 8.3(b)(ii) or
Section 8.3(b)(i)(A) or (B) and (C), promptly, but in no event later than the date of such termination. For purposes of Sections 8.3(b)(i)(C) and (D) an "Acquisition Proposal" shall have the meaning assigned to such term in Section 10.11, except that the reference to "20 percent" in such definition shall be deemed to be a reference to "50 percent".

          (c) The Company shall reimburse Parent and Merger Sub for all their expenses incurred in connection with this Agreement and the Merger (i) in the event this Agreement is terminated in the circumstances described in Section 8.3(b)(i)(A) or (B) and (D), upon the occurrence of the events referred in
Section 8.3(b)(i)(D), or (ii) in the event this Agreement is terminated in the circumstances described in Section 8.3(b)(i)(A) or (B) and (C) or in Section 8.3(b)(ii), promptly, but in no event later than the date of such termination; PROVIDED, HOWEVER, that the aggregate amount of such reimbursement together with the Termination Fee shall not exceed $160,000,000 (One Hundred and Sixty Million Dollars) in the aggregate. All payments made pursuant to this Section 8.3(c) shall be made by wire transfer of the same day funds to an account designated by Parent.

          SECTION 8.4 AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

          SECTION 8.5 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

          SECTION 9.2 ENTIRE AGREEMENT; ASSIGNMENT. (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

          (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including by merger or consolidation) or otherwise; PROVIDED, HOWEVER, that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent, Parent's ultimate parent company or any direct or indirect wholly owned subsidiary of Parent or Parent's ultimate parent company, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.3 NOTICES. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; PROVIDED, HOWEVER, that the fax is promptly confirmed by telephone confirmation thereof,
(iii) when delivered, if delivered personally to the intended recipient, and
(iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

            if to Parent or to Merger
            Sub, to:                 General Electric Capital Corporation
                                     260 Long Ridge Road
                                     Stamford, Connecticut  06927
                                     Attention: General Counsel
                                     Facsimile: (203) 961-5523
            with a copy to:          Weil, Gotshal & Manges LLP
                                     767 Fifth  Avenue
                                     New York, New York  10153
                                     Attention: Raymond O. Gietz, Esq.
                                                Ellen J. Odoner, Esq.
                                     Facsimile: (212) 310-8007

            if to the Company, to:   Security Capital Group Incorporated
                                     125 Lincoln Ave.
                                     Santa Fe, New Mexico 87501
                                     Attention: Jeffrey A. Klopf, Esq.
                                     Facsimile: 505-988-8920

            with a copy to:          Wachtell, Lipton, Rosen & Katz
                                     51 West 52nd Street
                                     New York, New York 10019
                                     Attention: Adam O. Emmerich, Esq.
                                     Facsimile: (212) 403-2000

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

          SECTION 9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of Law principles thereof.

          SECTION 9.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          SECTION 9.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 9.7 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) if necessary, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          SECTION 9.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than a federal or state court sitting in the State of Delaware.

          SECTION 9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 9.10 INTERPRETATION. (a) The words "HEREOF," "HEREIN" and "HEREWITH" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

          (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          SECTION 9.11 DEFINITIONS. (a) "ACQUISITION PROPOSAL" means an inquiry, offer or proposal regarding any of the following (other than the Merger) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20 percent (20%) or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (b) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          (c) "CASH CONSIDERATION" shall mean the Class A Cash Consideration together with the Class B Cash Consideration.

          (d) "CLASS A CASH CONSIDERATION" shall mean $1,300 in cash without interest, subject to adjustment as set forth in Section 2.6.

          (e) "CLASS A MERGER CONSIDERATION" shall mean the Class A Cash Consideration, together with, if applicable, the Class A Stock Consideration.

          (f) The "CLASS A PER SHARE FACTOR" shall be equal to fifty times the Class B Per Share Factor.

          (g) "CLASS A SHARES" shall mean shares of Class A Common Stock, par value $0.01 per share of the Company, together with the associated rights.

          (h) "CLASS A STOCK CONSIDERATION" shall mean number of shares ProLogis Common Stock, if any, to which a holder of Class A Shares is entitled as determined pursuant to Section 2.6.

          (i) "CLASS B CASH CONSIDERATION" shall mean $26 in cash without interest, subject to adjustment as set forth in Section 2.6.

          (j) "CLASS B MERGER CONSIDERATION" shall mean the Class B Cash Consideration, together with, if applicable, the Class B Stock Consideration.

          (k) "CLASS B PER SHARE FACTOR" shall be 0.0000000058830 which number is a fraction, expressed as a number, the numerator of which is one and the denominator of which shall be the fully diluted number of Shares outstanding as of the date hereof.

          (L) "CLASS B SHARES" shall mean shares of Class B Common Stock, par value $0.01 per share of the Company, together with the associated rights.

          (m) "CLASS B STOCK CONSIDERATION" shall mean the number of shares ProLogis Common Stock, if any, to which a holder of Class B Shares is entitled as determined pursuant to Section 2.6.

          (n) "COMPANY FUND" means the Funds listed on schedule 6.11.

          (o) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (p) "FUND" means any U.S. or non-U.S. registered or unregistered investment company or series thereof for which the Company or any of its subsidiaries provides advisory or subadvisory services pursuant to an Investment Company Act Advisory Agreement or otherwise.

          (q) "INVESTMENT COMPANY ADVISORY AGREEMENT" means an investment advisory agreement entered into by the Company or any of its subsidiaries for the purpose of providing investment advisory or subadvisory services to a registered investment company or series thereof.

          (r) "KNOW" or "KNOWLEDGE" means, with respect to any party, the actual knowledge of such persons listed on Section 1.11(j) of the Company Disclosure Schedule.

          (s) "MATERIAL ADVERSE EFFECT" means when used in connection with the Company or any of its subsidiaries or Parent or any of its subsidiaries, as the case may be, means any change, effect or circumstance that (i) is materially adverse to the business, assets, financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole, excluding the effects of changes to the extent related to (A) conditions in the United States, European or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) general changes in conditions (including changes in legal, regulatory or business conditions or changes in GAAP) in or otherwise affecting the industries in which the Company or Parent, as the case may be, conducts business (C) this Agreement, the announcement or performance hereof and the Merger, including the impact thereof on relationships with customers, suppliers or employees, or (D) anything provided for or contemplated by the budget previously provided by the Company to Parent or (ii) materially adversely affects the ability of the Company or Parent and Purchaser, as the case may be, to perform its obligations hereunder or consummate the Merger.

          (t) "NON-INVESTMENT COMPANY ADVISORY AGREEMENT" means any investment advisory agreement entered into by Company or any of its subsidiaries for the purpose of providing investment advisory services to a client other than a registered investment company or series thereof.

          (u) "OWNERSHIP LIMIT" shall have the meaning assigned to such term in Article FIFTH of the Articles.

          (v) "PROLOGIS" shall mean ProLogis Trust, a Maryland real estate investment trust.

          (w) "PROLOGIS COMMON STOCK" shall mean common shares of beneficial interest of ProLogis, $0.01 par value per share. All references to ProLogis Common Stock shall be deemed to be references to ProLogis Common Stock as the same may be adjusted for stock splits, dividends, recapitalizations, reorganizations, and the like, and in the case of any such event such references shall be automatically deemed to be references to the ProLogis Common Stock as adjusted, with appropriate adjustments, as necessary, to the provisions hereof.

          (x) The "PROLOGIS STOCK VALUE" shall be equal to the product of (i) average of the daily closing prices (as of 4:00 p.m. eastern time) per share of ProLogis Common Stock, as reported on the NYSE (as published in The Wall Street Journal or, if not published therein or in-correctly published therein, in another authoritative source mutually selected by Parent and the Company) for the ten (10) consecutive full trading days immediately preceding the two (2) consecutive full trading days immediately preceding the Stockholders Meeting Date (as hereinafter defined) (provided that if the ProLogis Common Stock shall go "ex-dividend" during such measurement period, an appropriate adjustment will be made to the ProLogis Stock Value to take account of such dividend payment) and (ii) the number of shares of ProLogis Common Stock owned by the Company and to be a part of the Merger Consideration pursuant to the Stock Election.

          (y) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (z) "PUBLIC INVESTEES" collectively means Storage USA, CarrAmerica Realty Corporation, ProLogis and Regency and "PUBLIC INVESTEE" means each and any one of such companies.

          (aa) "REGENCY" shall mean Regency Realty Corporation, a Florida corporation.

          (bb) "STORAGE USA" shall mean Storage USA, Inc., a Tennessee corporation.

          (cc) "SEC" shall mean the United States Securities and Exchange Commission.

          (dd) "SHARES" shall mean the Class A Shares and the Class B Shares.

          (ee) "STOCK CONSIDERATION" shall mean the Class A Stock Consideration together with the Class B Stock Consideration.

          (ff) "STOCKHOLDERS MEETING DATE" shall mean the date for the Company Stockholder Meeting as set forth in the Proxy Statement as first mailed by the Company to holders of Shares, PROVIDED, HOWEVER, that the Company may delay or postpone (but not change to an earlier date) the date of the Company Stockholder Meeting, or adjourn the Company Stockholder Meeting, to the extent it determines doing so is reasonably necessary to comply with any applicable legal or disclosure obligation, or in the event doing so is reasonably necessary to obtain the Company Requisite Vote, and any such date to which the Company Stockholder Meeting is so delayed, postponed or adjourned shall thereafter be the "STOCKHOLDERS MEETING DATE", provided that the Company shall promptly notify Parent of the date to which the Company Stockholder Meeting has been so delayed, postponed or adjourned, and shall not thereafter hold the Company Stockholder Meeting at a date prior to such date.

          (gg) "STORAGE USA ACQUISITION" means the consummation of the Merger contemplated by the Storage USA Transaction Agreements.

          (hh) "STORAGE USA TRANSACTION AGREEMENTS" means that certain Agreement of Purchase and Sale, dated as of December 3, 2001, by and among Storage USA, Inc., Storage USA Trust, SUSA Partnership, L.P. and the Company, as the same may be amended from time to time in accordance with the terms of this Agreement.

          (ii) "SUBSIDIARY" means, when used with reference to any party, any corporation, limited liability company, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture or other organization is held by such party or by any one or more of its subsidiaries, or by such party and any one or more of its subsidiaries; or (iii) at least 10% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its subsidiaries, or by such party and any one or more of its subsidiaries. Notwithstanding the foregoing, no Public Investee, other than Storage USA, Inc. following consummation of the Merger contemplated by the Storage USA Transaction Agreements, will be deemed to be a subsidiary of the Company. References herein to "the Company and its subsidiaries taken as a whole" or other words of similar import shall be understood to refer to the Company and its subsidiaries on an aggregate basis, but in the case of subsidiaries that are not wholly owned, only to the extent of the Company's interest therein.

                            [signature page follows]

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                    SECURITY CAPITAL GROUP INCORPORATED



                                    By: /S/ C. RONALD BLANKENSHIP
                                       Name:  C. Ronald Blankenship
                                       Title: Vice Chairman, Chief
                                              Operating Officer


                                    EB ACQUISITION CORP.



                                    By: /S/ ALEC BURGER
                                       Name:  Alec Burger
                                       Title: Vice President


                                    GENERAL ELECTRIC CAPITAL CORPORATION



                                    By: /S/ MICHAEL E. PRALLE
                                       Name:  Michael E. Pralle
                                       Title: Vice President

                                                                      APPENDIX B






================================================================================



                                SUPPORT AGREEMENT

                                  by and among

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                              EB ACQUISITION CORP.

                                       and

                             ----------------------


                          Dated as of December 14, 2001




================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I      VOTING OF SHARES................................................1

         Section 1.01.  Agreement to Vote......................................1

         Section 1.02.  Grant of Irrevocable Proxy; Appointment of Proxy.......2

         Section 1.03.  No Solicitation of Transactions........................2

         Section 1.04.  Action in Stockholder Capacity Only....................2

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER...............3

         Section 2.01.  Power; Binding Agreement...............................3

         Section 2.02.  Title to Shares........................................3

         Section 2.03.  Valid Issuance.........................................3

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........3

         Section 3.01.  Due Organization; Authority Relative to this
                        Agreement..............................................3

         Section 3.02.  No Conflict; Required Filings and Consents.............4

ARTICLE IV     ADDITIONAL AGREEMENTS...........................................4

         Section 4.01.  No Disposition or Encumbrance of Shares................4

         Section 4.02.  Disclosure.............................................5

ARTICLE V      TERMINATION.....................................................5

         Section 5.01.  Termination............................................5

ARTICLE VI     MISCELLANEOUS...................................................5

         Section 6.01.  Additional Shares......................................5

         Section 6.02.  Expenses...............................................5

         Section 6.03.  Notices................................................5

         Section 6.04.  Severability...........................................6

         Section 6.05.  Assignment.............................................6

         Section 6.06.  Amendment; Waiver......................................7

         Section 6.07.  Parties in Interest....................................7

         Section 6.08.  Specific Performance...................................7

         Section 6.09.  Governing Law..........................................7

         Section 6.10.  Headings...............................................7

                                TABLE OF CONTENTS
                                   (CONTINUED)


         Section 6.11.  Counterparts...........................................7

         Section 6.12.  Entire Agreement.......................................7

         Section 6.13.  Further Assurances.....................................7

          SUPPORT AGREEMENT, dated as of December 14, 2001 (this "Agreement"), among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Parent"), BLANKET ACQUISITION CORP., a Maryland corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"), and ____________________ (the "Stockholder").

          WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and Security Capital Group Incorporated, a Maryland corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the "Merger");

          WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of and has the power to vote or to direct the vote of ______________ shares of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), and _____________ shares of Class B common stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock and the associated Rights, the "Company Common Stock"), of the Company (such shares of Company Common Stock and any securities into which such shares may be converted or exchanged and any securities issued in replacement of, or as a dividend or distribution on or otherwise in respect of, such shares, being referred to herein as the "Shares");

          WHEREAS, as a condition to entering into the Merger Agreement and incurring the obligations set forth therein, Parent and Merger Sub have required that the Stockholder enter into this Agreement; and

          WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement the Stockholder is willing to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

                                    ARTICLE I

                                VOTING OF SHARES

          SECTION 1.01. Agreement to Vote. From the date hereof until the
                        -----------------
termination of this Agreement in accordance with the terms hereof, the Stockholder hereby agrees to vote the Shares at every annual, special or adjourned meeting of the stockholders of the Company (or pursuant to any consent, certificate or other document relating to the Company that the law of the State of Maryland may permit or require): (a) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and all other transactions contemplated by the Merger Agreement and this Agreement; (b) against any action, agreement, transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including, without limitation, any Acquisition Proposal) that would result in either Parent's or the Company's unilateral right to terminate the Merger Agreement; and (c) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company. The Stockholder acknowledges receipt of a copy of the Merger Agreement and the review thereof.

          SECTION 1.02. Grant of Irrevocable Proxy; Appointment of Proxy. (a)
                        ------------------------------------------------
Subject to Section 5.01, the Stockholder hereby irrevocably grants to, and appoints, Mark Kaplow and Kevin Korsh, or any one of them, in their respective capacities as employees of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Shares held at the time of the relevant stockholder vote in the manner set forth in Section
1.01 hereof. The Stockholder will use his reasonable efforts to cause any record holder of Shares beneficially owned by the Stockholder to grant substantially similar proxies as Parent may reasonably request in connection with the Stockholder's obligations under this Agreement.

          (b) The Stockholder represents that any proxies heretofore given with respect to matters contained herein in respect of the Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

          (c) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, subject to Section 5.01 and the following sentence, may under no circumstances be revoked. Notwithstanding the foregoing, the proxy granted hereunder shall automatically terminate, and the interest with which it is coupled shall for all purposes be deemed to be immediately and forever extinguished, upon the termination of this Agreement, or upon any sale, assignment, transfer, pledge, encumberance or disposition permitted hereunder, as to any Shares so sold, assigned, transferred, pledged, encumbered or disposed of.

          SECTION 1.03. No Solicitation of Transactions. Neither the Stockholder
                        -------------------------------
nor any of its affiliates shall, directly or indirectly, (a) solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any Acquisition Proposal or (b) have any discussions with or provide any confidential information or data to any third party that would encourage, facilitate or further an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal. The Stockholder and each of its affiliates shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent) conducted heretofore with respect to any of the foregoing. The Stockholder shall promptly advise Parent orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal received by the Stockholder or any of its affiliates, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request (and provide Parent with copies of any written Acquisition Proposals or amendments or supplements thereto) and (b) any changes in any such Acquisition Proposal or request.

          SECTION 1.04. Action in Stockholder Capacity Only. The Stockholder
                        -----------------------------------
acknowledges that this Agreement is entered into by it in its capacity as a stockholder of the Company and that nothing in this Agreement shall in any way restrict or limit any director, officer or employee of the Stockholder or its affiliates from taking any action in his capacity as such in order to comply with his or her fiduciary obligations.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

          The Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

          SECTION 2.01. Power; Binding Agreement. The Stockholder if a natural
                        ------------------------
person and has full legal right, power and authority to enter into and perform all of his or her obligations under this Agreement and if a corporation, partnership, trust, limited liability company or other legal entity is duly organized, validly existing and is in good standing under the applicable laws of its jurisdiction of formation and has all requisite corporate, partnership or similar power and authority to perform its obligations under this agreement. The execution and delivery of this Agreement by the Stockholder will not violate any other agreement to which he is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming its due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws, now or hereafter in effect, affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          SECTION 2.02. Title to Shares. The Stockholder is the record and
                        ---------------
beneficial owner of, and has good and marketable title to, the Shares free and clear of any lien, pledge, security interest, encumbrance, charge or other claim of third parties of any kind or nature, proxy, voting restriction, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than pursuant to this Agreement and the Merger Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

          Parent and Merger Sub each represents and warrants to the Stockholder as follows:

          SECTION 3.01. Due Organization; Authority Relative to this
                        --------------------------------------------
Agreement. Parent and Merger Sub are corporations duly organized, validly
---------
existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent and Merger Sub have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub or any affiliate thereof are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming its due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws, now or hereafter in effect, affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          SECTION 3.02. No Conflict; Required Filings and Consents. (a) The
                        ------------------------------------------
execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, prevent or materially delay the performance by Parent and Merger Sub of any of their obligations pursuant to this Agreement.

          (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, the HSR Act, any Antitrust Law and the Environmental Laws, (ii) for the Regulatory Approvals, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Parent and Merger Sub of any of their obligations pursuant to this Agreement.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

          SECTION 4.01. No Disposition or Encumbrance of Shares. The Stockholder
                        ---------------------------------------
agrees that, prior to the termination of this Agreement in accordance with the terms hereof, he shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), pledge, encumber or otherwise dispose of any of the Shares (but excluding any such to or for the benefit of a charitable, philanthropic, eleemosynary, educational, religious or other similar entity, organization, trust, association or similar body; it being specifically understood and agreed that in the event of any such sale, assignment, transfer, pledge or other disposition the subject Shares shall no longer be in any way or manner subject to this Agreement), (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of any Shares, except as would otherwise be permitted by the foregoing clause (a), or (d) take any action that would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing its obligations hereunder.

          SECTION 4.02. Disclosure. The Stockholder agrees to permit Parent and
                        ----------
Merger Sub to publish and disclose in filings under the securities laws in connection with the Merger the Stockholder's identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and other information to the extent required by applicable law.

                                    ARTICLE V

                                   TERMINATION

          SECTION 5.01. Termination. The covenants and agreements contained
                        -----------
herein shall terminate upon the earlier of (a) the date the Merger Agreement is terminated or modified in any manner adverse to the Stockholder (it being understood and agreed that without limitation of the generality of the foregoing, any modification or amendment to the Merger Agreement that in any way modifies or changes the form, amount or timing of consideration to be received by the Stockholder pursuant to the Merger or imposes any obligation or liability on the Stockholder, provided however that modifications to the form, amount or timing of consideration to be received by the Stockholder specifically contemplated by the Merger Agreement shall not be deemed to be adverse to the Stockholder); (b) the date Parent terminates this Agreement; and (c) the day after the Stockholders Meeting (as defined in the Merger Agreement). Nothing in this Section 5.01 shall relieve any party of liability for any breach of this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.01. Additional Shares. In the event the Stockholder becomes
                        -----------------
the beneficial owner of any additional Shares or other securities of the Company and any securities into which such shares or securities may be converted or exchanged and any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or securities, then the terms of this Agreement, including the term "Shares" as defined herein, shall apply to such additional securities.

          SECTION 6.02. Expenses. Except as otherwise provided herein, all costs
                        --------
and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

          SECTION 6.03. Notices. All notices, requests, claims, demands and
                        -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by an overnight or expedited courier service, by telecopy (provided that any notice received by telecopy at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.03):

          (a)    If to Parent or Merger Sub:

                 General Electric Capital Corporation
                 260 Long Ridge Road
                 Stamford, Connecticut 06927
                 Facsimile:  203-961-5523

                 Attention:  General Counsel

                 with a copy to:

                 Weil, Gotshal & Manges LLP
                 767 Fifth Avenue
                 New York, New York 10153
                 Facsimile:  (212)  310-8007
                 Attention:  Raymond O. Gietz, Esq.
                             Ellen J. Odoner, Esq.

          (b)    If to the Stockholder:

                 with a copy to:

                 Wachtell, Lipton, Rosen & Katz
                 51 West 52 Street
                 New York, New York 10019
                 Facsimile:  (212) 403-2000
                 Attention:  Adam O. Emmerich, Esq.

          SECTION 6.04. Severability. If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, the application of such term or provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction, and all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

          SECTION 6.05. Assignment. Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether pursuant to a merger, by operation of law or otherwise), without the prior written consent of the other parties except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to Parent's ultimate parent company or any direct or indirect subsidiary of Parent or Parent's ultimate parent company, provided that no such assignment shall
                                     --------
relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 6.06. Amendment; Waiver. This Agreement may not be amended
                        -----------------
except by an instrument in writing signed by all the parties hereto. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

          SECTION 6.07. Parties in Interest. This Agreement shall be binding
                        -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 6.08. Specific Performance. The parties hereto agree that
                        --------------------
irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof for which money damages would not be an adequate remedy and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties further agrees that in any proceeding seeking specific performance such party will waive (a) the defense of adequacy of a remedy at law and (b) any requirement for the securing or posting of any bond.

          SECTION 6.09. Governing Law. This Agreement shall be governed by, and
                        -------------
construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

          SECTION 6.10. Headings. The descriptive headings contained in this
                        --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 6.11. Counterparts. This Agreement may be executed and
                        ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 6.12. Entire Agreement. This Agreement and the Merger
                        ----------------
Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          SECTION 6.13. Further Assurances. From time to time, at the request of
                        ------------------
Parent, in the case of the Stockholder, or at the request of the Stockholder, in the case of Parent and Merger Sub, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to effect the matters contemplated by this Agreement.


                        [Signatures on following page.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned as of the date first above written.

                                        GENERAL ELECTRIC CAPITAL CORPORATION



                                        By: ____________________________________
                                            Name:
                                            Title:



                                        EB ACQUISITION CORP.



                                        By: ____________________________________
                                            Name:
                                            Title:


                                        STOCKHOLDER:



                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                      APPENDIX C

                             [Goldman Sachs Opinion]


December 14, 2001


Board of Directors
Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501


Ladies and Gentlemen:


You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Class A Common Stock, par value $0.01 per share (the "A Shares"), and the outstanding shares of Class B Common Stock, par value $0.01 per share (the "B Shares"), of Security Capital Group Incorporated (the "Company") of the Class A Merger Consideration and the Class B Merger Consideration (each as defined below), respectively, to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of December 14, 2001 (the "Agreement"), among General Electric Capital Corporation ("GECC"), EB Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of GECC, and the Company.

The Agreement provides for the merger (the "Merger") of Merger Sub with and into the Company. Under the terms of the Agreement, at the effective time of the Merger (x) each A Share will be converted into the right to receive the Class A Merger Consideration, and (y) each B Share will be converted into the right to receive the Class B Merger Consideration. The "Class A Merger Consideration" means either (1) $1,300.00 in cash, or (2) in the event that GECC elects in accordance with the Agreement to make the shares of common stock, par value $0.01 per share, of ProLogis Trust (the "ProLogis Shares") owned by the Company a part of the consideration to be received in the Merger by the holders of the A Shares and the B Shares (a "Stock Election"), (a) a number of ProLogis Shares (or fraction thereof) (the "Class A Stock Consideration") equal to the total number of ProLogis Shares to be made a part of the merger consideration pursuant to the Stock Election (the "ProLogis Election Shares Number") multiplied by the "Class A Per Share Factor" (as defined in the Agreement), provided that the Company may substitute cash in lieu of delivering fractional ProLogis Shares, in accordance with the terms of the Agreement, plus (b) an amount of cash equal to $1,300.00 less an amount equal to the dollar value of the Class A Stock Consideration based on the average of the closing prices per share of the ProLogis Shares on the New York Stock Exchange for the ten consecutive full trading days immediately preceding the two consecutive full trading days immediately preceding the meeting of the Company's stockholders to be held in connection with the Merger (the "ProLogis Average Closing Price"). The "Class B Merger Consideration" means either (1) $26.00 in cash, or (2) in the event of a Stock Election, (a) a number of ProLogis Shares (or fraction thereof) (the "Class B Stock Consideration") equal to the ProLogis Election Shares Number multiplied by the "Class B Per Share Factor" (as defined in the Agreement), provided that the Company may substitute cash in lieu of delivering fractional ProLogis Shares, in accordance with the terms of the Agreement, plus (b) an amount of cash equal to $26.00 less an amount equal to the dollar value of the Class B Stock Consideration based on the ProLogis Average Closing Price.

Board of Directors
Security Capital Group Incorporated
December 14, 2001
Page 2



Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including having acted as an agent of the public offering of $100 million aggregate principal amount of the 7.75% Medium Tenn Notes, Series A in 1998, having acted as the Company's financial advisor in connection with the acquisition of Security Capital U.S. Realty in 2001, having acted as sole book runner and co-lead manager of the secondary public offering of the Company's 29.456 million shares of beneficial interest in Archstone Communities Trust in 2001, having acted as sole book runner and sole lead manager of the secondary public offering of the Company's 16.873 million shares of CarrAmerica Realty Corporation in 2001, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided, and are currently providing, certain investment banking services to GECC and its affiliates (including General Electric Company ("GE") the parent company of GECC) from time to time, including, but not limited to, having acted as financial advisor in connection with GECC's purchase of MET Life Capital Credit Corporation in 1998, Franchise Finance Corporation of America in 2001, and Mellon Financial Corporation in 2001, and having acted as underwriter of a significant number of financing transactions for GECC. In addition, we may provide investment banking services to GE and its affiliates in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services, and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities of the Company or GE for its own account and for the accounts of its customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the four years ended December 31, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding the assessment of the strategic rationale for the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the A Shares and B Shares and the ProLogis Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the real estate industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness

Board of Directors
Security Capital Group Incorporated
December 14, 2001
Page 3



for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimate and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof the Class A Merger Consideration to be received by the holders of A Shares pursuant to the Agreement is fair from a financial point of view to the holders of the A Shares, and the Class B Merger Consideration to be received by the holders of B Shares pursuant to the Agreement is fair from a financial point of view to the holders of the B Shares.


Very truly yours,

                         SPECIAL MEETING OF STOCKHOLDERS
                               [   ], [   ] [ ], 2002
                                     _:__ a.m.
                                  [           ]
                                  [           ]
                                  [           ]
        We request that you pre-register for attendance at the meeting by calling our meeting planning staff

                                   at 1-800- -

                TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

                   -------------------------------------------

                                      PROXY
                      SECURITY CAPITAL GROUP INCORPORATED
      THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON [     ] [ ], 2002

           The undersigned stockholder of Security Capital Group Incorporated (the "Company"), a Maryland Corporation, hereby appoints each of William D. Sanders, C. Ronald Blankenship, Thomas G. Wattles and Jeffrey A. Klopf, as proxies for the undersigned with full power of substitution, to attend the special meeting of stockholders of the Company to be held at [_____, ________] on [ ] [ ], 2002, at [ ] a.m., local time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, in accordance with the instructions indicated on the reverse side of this card, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL LISTED AS PROPOSAL #1 ON THE REVERSE SIDE HEREOF, AND, AT THE DISCRETION OF THE PROXIES NAMED ABOVE, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

           The undersigned acknowledges receipt of the Notice of Special Meeting and the Proxy Statement together with this proxy.

           The proxies cannot vote your shares unless you sign and return this card, or you may authorize your proxies by telephone or Internet.

--------------------                                       --------------------

SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE

--------------------                                       --------------------

                       INSTRUCTIONS FOR VOTING YOUR PROXY

Security Capital Group Incorporated is offering shareholders of record three alternative ways of authorizing their proxies:

o     By Telephone (using a touch-tone telephone)

o     Through the Internet (using a browser)

o     By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING: Available only until 5:00 p.m., Eastern Standard time on
[      ] [ ], 2002. On a touch-tone telephone, call TOLL FREE 1-877-381-4019, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed.

INTERNET VOTING: Available only until 5:00 p.m., Eastern Standard time on
[      ] [ ], 2002. Visit the Internet voting Website at
http://proxy.georgeson.com. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges.

VOTING BY MAIL: Simply sign and date your proxy card and return it in the postage-paid envelope.

If you are voting by telephone or the Internet, please do not mail your proxy card.

                     COMPANY NUMBER          CONTROL NUMBER

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
------------------------------------------------
[x] Please mark votes as in this example.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. To approve and adopt the Agreement and Plan of Merger, dated as of December 14, 2001, by and among Security Capital, General Electric Capital Corporation ("GE Capital"), and EB Acquisition Corp., an indirect, wholly owned subsidiary of General Electric Capital Corporation ("Merger Sub"), and approve the merger of Merger Sub with and into Security Capital, with Security Capital surviving the merger as an indirect wholly owned subsidiary of GE Capital. In the merger, each share of Security Capital class B stock will be converted into the right to receive $26.00 in cash per share, subject to the substitution therefor at the election of GE Capital as described in the accompanying proxy statement and in the merger agreement of a combination of cash and common shares of beneficial interest of ProLogis Trust owned by Security Capital with an agreed aggregate value of $26.00 per share. Each share of Security Capital class A stock will be converted into the right to receive 50 times the per share class B consideration; and

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                      [ ]

2. To transact any other business as may properly come before the special meeting and any adjournment or postponement of that meeting or matters incidental thereto in the discretion of the proxy holders.

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                      [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [_]
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [_]

Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting. Please sign exactly as name(s) appear(s) to the left. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title and capacity in which you are signing.

Signature:                                Date:

-------------------------------------     ---------------------------

Signature:                                Date:

-------------------------------------     ---------------------------